UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

VIRAGE LOGIC CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 3, 2010

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Virage Logic Corporation to be held on September 2, 2010, at 10:00 a.m., local time, at our principal executive offices located at 47100 Bayside Parkway, Fremont, California 94538.

At the meeting, you will be asked to consider and vote on a proposal to adopt the merger agreement, dated as of June 9, 2010, under which Virage would be acquired by Synopsys, Inc., a Delaware corporation. If our stockholders adopt the merger agreement and the merger is completed, you will be entitled to receive $12.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own immediately prior to completion of the merger.

We are also asking you to approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Our board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger is fair and advisable to, and in the best interests of, Virage and its stockholders. Accordingly, our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares you own. We cannot complete the merger unless the holders of a majority of the outstanding shares of our common stock vote in favor of the adoption of the merger agreement. If you abstain or do not vote on the adoption of the merger agreement, this has the same effect as a vote by you against the adoption of the merger agreement.

The enclosed proxy statement provides you with information about the special meeting, the merger agreement, the merger and other related matters. A copy of the merger agreement is included as Annex A to the proxy statement. We encourage you to read the proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about Virage from documents we file with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended September 30, 2009, our Amendment to Annual Report on Form 10-K/A for the year ended September 30, 2009, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and December 31, 2009, each of which is incorporated into the proxy statement by reference.

Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope, or submit your proxy through the Internet or by telephone. If you have Internet access, we encourage you to record your vote through the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

On behalf of our board of directors, I thank you for your support and urge you to vote in favor of the adoption of the merger agreement.

Sincerely,

Alex Shubat, Ph.D.

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 3, 2010, and is first being mailed to stockholders on or about August 5, 2010.

Notice of Special Meeting of Stockholders

August 3, 2010

To the Stockholders:

A special meeting of stockholders of Virage Logic Corporation, a Delaware corporation (“Virage”), will be held on September 2, 2010, at 10:00 a.m., local time, at our principal executive offices located at 47100 Bayside Parkway, Fremont, California 94538, for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 9, 2010 (the “merger agreement”), by and among Virage, Synopsys, Inc., a Delaware corporation (“Synopsys”), and Vortex Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Synopsys; and

2.	To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Stockholders of record as of the close of business on July 29, 2010 are entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. All stockholders are cordially invited to attend the special meeting in person.

Our board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger is fair and advisable to, and in the best interests of, Virage and its stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

Your vote is very important, regardless of the number of shares you own. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. If you abstain or do not vote on the adoption of the merger agreement, this will have the same effect as a vote by you against the adoption of the merger agreement. Approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting.

Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope, or submit your proxy through the Internet or by telephone. If you have Internet access, we encourage you to submit your proxy through the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement. If your shares are held in “street name,” which means through a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the voting instruction form furnished by your broker, bank or other nominee. If you do not instruct your broker, bank or other nominee how to vote, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the meeting for the purposes of determining the presence of a quorum but will not be able to vote on matters for which specific authorization is required. If you do not instruct your broker, bank or other nominee how to vote, it will have the same effect as a vote against the adoption of the merger agreement, but it will not have an effect on the proposal to adjourn the special meeting.

If you attend the special meeting, you may revoke your proxy and vote in person, even if you have previously returned your proxy card or submitted your proxy through the Internet or by telephone. If you hold your shares in “street name,” you must obtain a legal proxy from your broker, bank or other nominee in order to vote in person at the special meeting. Please contact your broker, bank or other nominee for instructions on how to obtain such a legal proxy. If your shares are held by a broker, bank or other nominee, and you plan to attend the special meeting, please also bring to the special meeting this legal proxy and your statement evidencing your beneficial ownership of our common stock. Please carefully review the instructions in the enclosed proxy statement and the enclosed proxy card or the information forwarded by your broker, bank or other nominee regarding each of these options.

Stockholders who do not vote in favor of the adoption of the merger agreement may have the right to demand appraisal of the fair market value of their shares of our common stock, as determined by the Delaware Court of Chancery, if the merger is completed, but only if they perfect their appraisal rights and the other requirements of the Delaware General Corporation Law are satisfied. A copy of the Delaware statutory provisions relating to appraisal rights is attached as Annex D to the enclosed proxy statement, and a summary of these provisions can be found under “Appraisal Rights” in the enclosed proxy statement.

The merger is described in the accompanying proxy statement, which we urge you to read carefully and in its entirety. A copy of the merger agreement is attached as Annex A to the proxy statement.

You should not send any certificates representing shares of our common stock with your proxy card. Upon completion of the merger, we will send instructions to you regarding the procedure for exchanging your stock certificates for the cash merger consideration.

By Order of the Board of Directors,

Brian Sereda

Vice President of Finance and

Chief Financial Officer

Fremont, California

August 3, 2010

QUESTIONS AND ANSWERS

ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions about the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you as a stockholder of Virage. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, including in its annexes, all of which you should read carefully. See also “Where You Can Find More Information” beginning on page 71.

Throughout this proxy statement, all references to the “company,” “Virage,” “we,” “us,” and “our” refer to Virage Logic Corporation and its subsidiaries, unless otherwise indicated or the context otherwise requires. In addition, references to “Synopsys” refer to Synopsys, Inc. and references to “Sub” refer to Vortex Acquisition Corp., a wholly owned subsidiary of Synopsys.

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement to you in connection with the solicitation of proxies to be voted at a special meeting of stockholders or any adjournments or postponements thereof.

Q:	What am I being asked to vote on?

A.	You are being asked to vote on a proposal to adopt the merger agreement whereby Virage would be acquired by Synopsys. The proposed acquisition would be accomplished by a merger of Sub, a wholly owned subsidiary of Synopsys, with and into Virage. Virage would be the surviving corporation in the merger. As a result of the merger, Virage would become a wholly owned subsidiary of Synopsys. The approval of the majority of our outstanding shares is required under the Delaware General Corporation Law in order for the merger to proceed. In addition, you are being asked to grant Virage management the authority to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	When and where will the special meeting be held?

A:	The special meeting will be held on September 2, 2010, at 10:00 a.m., local time, at our principal executive offices located at 47100 Bayside Parkway, Fremont, California 94538.

Q:	What will I receive in the merger?

A:	Upon completion of the merger, you will be entitled to receive $12.00 in cash, without interest and less any applicable withholding taxes, in exchange for each share of common stock of Virage that you own immediately prior to the completion of the merger, unless you have properly and validly perfected your appraisal rights with respect to the merger. For example, if you own 100 shares of common stock of Virage at the effective time of the merger, you will be entitled to receive $1,200 in cash, without interest and less any applicable withholding taxes, in exchange for your 100 shares of common stock.

Q:	Am I entitled to appraisal rights?

A:	Yes, but only if you do not vote for the adoption of the merger agreement and do file a demand for appraisal with respect to shares held continuously through the effective time of the merger and meet the other requirements of the Delaware General Corporation Law. Under the Delaware General Corporation Law, you have the right to seek appraisal of the fair market value of your shares of our common stock, as determined by the Delaware Court of Chancery, if the merger is completed, but only if (a) you do not vote in favor of adoption of the merger agreement, (b) you deliver a written demand before the vote (as described elsewhere in this proxy statement) and (c) you continuously hold through the effective time of the merger the shares for which you demand appraisal. See “Appraisal Rights” beginning on page 66 for a more detailed discussion of appraisal rights and the text of Section 262 of the Delaware General Corporation Law attached as Annex D to this proxy statement.

Q:	I am an employee of Virage. What will happen to my outstanding equity awards as a result of the merger?

A:	If you remain a continuing employee of Virage immediately after the merger is completed, all of your unvested, unexpired and unexercised outstanding equity awards (including the unvested portion of awards that are partially vested) will be assumed by Synopsys and will continue to have, and be subject to, the same terms and conditions in effect for such equity awards immediately before the effective time of the merger, except that (a) they will be converted into awards for the number of shares of Synopsys common stock equal to the product of (1) the number of shares of our common stock underlying such equity awards immediately before the effective time of the merger, multiplied by (2) the ratio of the $12.00 per share merger consideration to the average closing price of a share of Synopsys common stock for the ten consecutive trading days ending the third day before the closing date of the merger, which we refer to in this proxy statement as the “option exchange ratio,” and (b) the exercise price of such assumed equity awards will be the quotient obtained by dividing (1) the exercise price per share in effect for such equity awards immediately before the effective time of the merger, by (2) the option exchange ratio.

If you remain a continuing employee of Virage immediately after the merger is completed and you hold vested, unexpired and unexercised outstanding equity awards, such equity awards will be cancelled at the effective time of the merger and converted into and represent only the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (a) the number of shares of our common stock underlying such equity awards, multiplied by (b)(1) for restricted stock unit awards, the merger consideration, or (2) for options or stock-settled appreciation rights, the merger consideration less the exercise price per share of such equity awards in effect immediately before the effective time of the merger.

If you are not employed by Virage immediately after the merger is completed, all of your unexpired and unexercised outstanding equity awards, to the extent vested at the time the merger is completed, will be cancelled and converted into and represent only the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (a) the number of shares of our common stock underlying such vested equity awards, multiplied by (b)(1) for vested restricted stock unit awards, the merger consideration, or (2) for vested options or stock-settled appreciation rights, the merger consideration less the exercise price per share of such vested equity awards in effect immediately before the effective time of the merger. Any expired or terminated awards, including the unvested portion of awards of persons who are not employed by us at the time the merger is completed, will be cancelled without consideration.

Q:	What will happen to Virage as a result of the merger?

A:	Upon completion of the merger, Virage will become a wholly owned subsidiary of Synopsys. As a result, shares of common stock of Virage will no longer be listed on any stock exchange, including the Nasdaq Global Market, or quotation system, and will be deregistered under the Securities Exchange Act of 1934, as amended.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and consider how the merger will affect you. If you are a stockholder of record, you can ensure your shares are voted at the special meeting by completing, dating, signing and returning the enclosed proxy card in the enclosed prepaid envelope or by voting through the Internet or by telephone. If you hold your shares in “street name,” you can ensure that your shares are voted at the special meeting by instructing your broker, bank or other nominee how to vote, as discussed below. Do NOT return your stock certificate(s) with your proxy card.

Q:	Who is entitled to vote at the special meeting?

A:	Stockholders of record as of the close of business on July 29, 2010 are entitled to receive notice of and vote at the special meeting, or at any adjournments or postponements thereof.

Q:	What vote is required to adopt the merger agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date is required to adopt the merger agreement. Accordingly, if you abstain or do not vote on the proposal to adopt the merger agreement, it will have the same effect as a vote by you against the proposal.

As of July 29, 2010, the record date for determining who is entitled to vote at the special meeting, there were 26,020,760 shares of our common stock outstanding. Under voting agreements dated June 9, 2010, our directors, who were owners of approximately 7.6% of our outstanding shares of common stock as of the record date, have agreed to vote the shares of our common stock that they own in favor of adoption of the merger agreement.

Q:	What vote is required to approve the proposal to adjourn the special meeting?

A:	The affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting is required to approve the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	How does Virage’s board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. You should read “The Merger — Recommendation of Virage’s Board of Directors and Its Reasons for the Merger” beginning on page 26 for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger agreement.

Q:	Do any of Virage’s directors or officers have interests in the merger that may differ from those of Virage stockholders?

A:	Yes, you should read “The Merger — Interests of Virage’s Directors and Executive Officers in the Merger” beginning on page 36 of this proxy statement.

Q:	How are votes counted?

A:	You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on each of the proposals to adopt the merger agreement and to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. Because adoption of the merger agreement requires the affirmative vote of a majority of our outstanding common stock, your abstention or failure to vote will have the same effect as if you vote “AGAINST” the adoption of the merger agreement. Because adjournment of the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of our common stock represented and voting at the special meeting, your abstention or failure to vote will not have an effect on the proposal to adjourn the special meeting. Abstentions will be counted for the purpose of determining whether a quorum is present. If you sign and return your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement. If you hold your shares in “street name,” please follow the instructions from your broker, bank or other nominee on how to vote your shares.

Q:	How do I vote?

A:	If you are the record owner of your shares, you may vote by:

•	Internet using the Internet voting instructions printed on your proxy card;

•	telephone using the telephone number printed on your proxy card;

•	signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•	if you hold your shares in “street name,” following the procedures provided by your broker, bank or other nominee; or

•	attending the special meeting and voting in person, as more fully described below.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the adoption of the merger agreement.

Q:	If I hold my shares in “street name,” will my broker, bank or other nominee vote my shares for me?

A:	Yes, but only if you instruct your broker, bank or other nominee how to vote your shares. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. If you do not provide instruction on how to vote your shares, your shares will not be voted and the effect will be the same as a vote by you against the adoption of the merger agreement, but will not have an effect on the proposal to adjourn the special meeting. We urge you to contact your broker, bank or other nominee promptly to ensure that your vote is counted.

Q:	May I attend the special meeting and vote in person?

A:	Yes. All stockholders as of the record date may attend the special meeting and vote in person. If your shares of our common stock are held in “street name,” you must obtain a legal proxy from your broker, bank or other nominee and bring your statement evidencing your beneficial ownership of our common stock in order to attend the special meeting and vote in person.

Whether or not you plan to attend the special meeting, unless you hold your shares in “street name,” please submit your proxy through the Internet or by telephone or complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope.

Q:	How can I change or revoke my vote?

A:	If you submit your proxy through the Internet or by telephone or mail, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•	granting a proxy through the Internet or by telephone after the date of your original proxy and before the deadlines for voting included on your proxy card;

•	submitting a later-dated proxy by mail before your earlier-dated proxy is voted at the special meeting;

•

giving written notice of the revocation of your proxy to our Corporate Secretary at 47100 Bayside Parkway, Fremont, California 94538, that is actually received by our Corporate Secretary prior to the special meeting; or

•	voting in person at the special meeting.

Your attendance at the special meeting alone does not automatically revoke your proxy. If you have instructed your broker, bank or other nominee to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, bank or other nominee to change your vote.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:	You may receive more than one proxy or set of voting instructions relating to the special meeting if your shares are held in more than one account. Each proxy should be completed, dated, signed and returned separately as described elsewhere in this proxy statement to ensure that all of your shares are voted. If your shares are held in “street name,” then you will need to follow the instructions for each set of voting instructions provided by your broker, bank or other nominee.

Q:	When will the merger be completed if the merger agreement is adopted?

A:	We are working to complete the merger as quickly as possible and currently anticipate the merger to be completed in the third calendar quarter of 2010. However, the exact timing of the completion of the merger cannot be predicted. In addition to obtaining stockholder approval, all other closing conditions related to the merger must be satisfied or waived. We cannot assure you that all of the conditions to the merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q:	When will I receive the merger consideration for my shares of common stock of Virage?

A:	After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange each share of common stock of Virage that you own for the merger consideration of $12.00 in cash, without interest and less any applicable withholding taxes. After you properly complete and return the required documentation described in the written instructions, you will receive payment of the merger consideration for your shares.

Q:	Should I send in my stock certificates now?

A:	No. Please do not send your stock certificates in now. After the merger is completed, you will receive a letter of transmittal with written instructions for exchanging your shares of our common stock for the merger consideration. If your shares are held in “street name” by your broker, bank or other nominee, then you will receive instructions from your broker, bank or other nominee as to how to surrender your “street name” shares in exchange for the merger consideration.

Q:	What happens if I sell my shares of common stock of Virage before the special meeting or before completion of the merger?

A:	The record date for stockholders entitled to vote at the special meeting, July 29, 2010, is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of our common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise any appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting them, see “Appraisal Rights” beginning on page 66.

Q:	Will a proxy solicitor be used?

A:	Yes. We have engaged D.F. King & Co., Inc., which we refer to in this proxy statement as “D.F. King,” to assist in the solicitation of proxies for the special meeting. We have agreed to pay D.F. King a base fee of $12,500, plus additional charges related to telephone calls and out-of-pocket expenses incurred in connection with the proxy solicitation. In addition, our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also ask brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers, banks and other nominees hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Q:	What are the material U.S. federal income tax consequences of the merger?

A:	The receipt of cash by you in exchange for your shares of common stock of Virage in connection with the merger generally will be a taxable transaction for U.S. federal income tax purposes. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 40 for a more detailed description of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to understand fully the tax consequences of the merger to you.

Q:	Where can I find more information about Virage?

A:

Virage files periodic reports and other information with the Securities and Exchange Commission, which we refer to in this proxy statement as the “SEC.” You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about these facilities. This information is also available on the internet site maintained by the SEC at www.sec.gov. In addition our Annual Report on Form 10-K for the year ended September 30, 2009, our Amendment to Annual Report on Form 10-K/A for the year ended September 30, 2009, and our Quarterly Reports on Form 10-Q for the

quarterly periods ended March 31, 2010 and December 31, 2009 are incorporated by reference into this proxy statement. For a more detailed description of the information available, see “Where You Can Find More Information” beginning on page 71.

Q:	Who can help answer my other questions?

A:	If you have questions about the merger, including the procedures for voting your shares, or if you would like additional copies, without charge, of this proxy statement, you should contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Telephone: (800) 714-3313

or

Virage Logic Corporation

Investor Relations

47100 Bayside Parkway

Fremont, CA 94538

Telephone: (510) 360-8000

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

This summary term sheet summarizes selected information in this proxy statement. However, it may not contain all of the information that is important to your consideration of the proposed merger. We encourage you to read this entire proxy statement, including the merger agreement attached to this proxy statement as Annex A, as well as the other annexes to this proxy statement, for a more complete understanding of the matters being considered at the special meeting. Each of the items in this summary includes a page reference directing you to a more complete description of that item.

The Parties to the Merger

Virage Logic Corporation, a Delaware corporation, provides semiconductor IP platforms incorporating memory, logic, and I/Os (input/output interface components) as well as related services. Our corporate headquarters are located at 47100 Bayside Parkway, Fremont, California 94538, and our telephone number is (510) 360-8000. See also “Where You Can Find More Information” beginning on page 71.

Synopsys, Inc., a Delaware corporation, is a world leader in electronic design automation (EDA) software and related services for semiconductor design companies. Synopsys delivers technology-leading semiconductor design and verification software platforms and integrated circuit (IC) manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips (SoCs). Synopsys’ corporate headquarters are located at 700 East Middlefield Road, Mountain View, California 94043, and its telephone number is (650) 584-5000.

Vortex Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Synopsys, was formed solely for the purpose of effecting the merger. Vortex Acquisition Corp. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

See “Parties to the Merger” beginning on page 14.

The Merger

On June 9, 2010, we entered into an Agreement and Plan of Merger, which we refer to in this proxy statement as the “merger agreement,” with Synopsys and Sub. Pursuant to the merger agreement, Sub will merge with and into Virage, and Virage will continue as the surviving corporation, which we refer to in this proxy statement as the “surviving corporation.” Following the merger, Synopsys will directly own all of the outstanding capital stock of Virage and you will cease to have any rights as a Virage stockholder. Virage will cease to be an independent, publicly traded company and will be a wholly owned subsidiary of Synopsys. A copy of the merger agreement is attached as Annex A to this proxy statement. See “The Merger” beginning on page 19.

Merger Consideration

If the merger is completed, you will be entitled to receive $12.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own (unless you exercise and perfect your appraisal rights under the Delaware General Corporation Law with respect to the merger). See “The Merger — Effects of the Merger” beginning on page 19 and “Appraisal Rights” beginning on page 66.

Treatment of Options, Restricted Stock Units and Stock-Settled Appreciation Rights

The awards granted under our stock option and equity award plans, which are comprised of options to acquire our common stock, restricted stock unit awards and stock-settled appreciation rights, are collectively referred to as “equity awards” in this proxy statement.

Unvested Equity Awards Held by Continuing Employees. When the merger is completed, all unvested, unexpired and unexercised equity awards (including the unvested portion of awards that are partially vested) that are outstanding immediately before the effective time of the merger and held by our employees who remain employees as of immediately after the effective time of the merger, whom we refer to as “continuing employees,” will be assumed by Synopsys and will continue to have, and be subject to, the same terms and conditions in effect for such equity awards immediately before the effective time of the merger, except that (a) they will be converted into awards for the number of shares of Synopsys common stock equal to the product of (1) the number of shares of our common stock underlying such equity awards immediately before the effective time of the merger, multiplied by (2) the option exchange ratio and (b) the exercise price of such assumed equity awards shall equal the quotient obtained by dividing (1) the exercise price per share in effect for such equity awards immediately before the effective time of the merger, by (2)  the option exchange ratio.

Vested Equity Awards Held by Continuing Employees. When the merger is completed, all vested, unexpired and unexercised equity awards held by continuing employees that are outstanding immediately before the effective time of the merger will be cancelled and converted into and represent only the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (a) the number of shares of our common stock underlying such equity awards, multiplied by (b)(1) for restricted stock unit awards, the $12.00 per share merger consideration, or (2) for options or stock-settled appreciation rights, the $12.00 per share merger consideration less the exercise price per share of such equity awards in effect immediately before the effective time of the merger.

Equity Awards Held by Non-Continuing Employees. All unexpired and unexercised outstanding equity awards held by persons who are not employed by us immediately after the merger is completed, to the extent vested at the time the merger is completed, will be cancelled and converted into and represent only the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (a) the number of shares of our common stock underlying such vested equity awards, multiplied by (b)(1) for vested restricted stock unit awards, the merger consideration, or (2) for vested options or stock-settled appreciation rights, the merger consideration less the exercise price per share of such vested equity awards in effect immediately before the effective time of the merger. Any expired or terminated awards, including the unvested portion of awards of persons who are not employed by us at the time the merger is completed, will be cancelled without consideration.

See “The Merger — Effects of the Merger” beginning on page 19.

Certain directors, officers and employees of Virage have severance agreements under which the vesting of their equity awards may accelerate in whole or in part in certain circumstances. See “The Merger — Interests of Virage’s Directors and Executive Officers in the Merger” beginning on page 36.

The Special Meeting

Purpose. At the special meeting, you will be asked to consider and vote on a proposal to adopt the merger agreement and a proposal to adjourn the special meeting to a later date or time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Date, Time and Place. The special meeting will be held on September 2, 2010, at 10:00 a.m., local time, at our principal executive offices located at 47100 Bayside Parkway, Fremont, California 94538.

Record Date and Voting. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on July 29, 2010, the record date for the special meeting. Each outstanding share of our common stock on the record date entitles the holder to one vote on each matter submitted to stockholders for approval at the special meeting and any adjournment or postponement thereof. As of the record date, there were 26,020,760 shares of our common stock entitled to vote at the special meeting. See “The Special Meeting — Record Date; Stock Entitled to Vote; Quorum” beginning on page 15.

Stockholder Vote Required to Adopt the Merger Agreement. You are being asked to consider and vote upon a proposal to adopt the merger agreement. For us to complete the merger, stockholders holding a majority of the shares of our common stock outstanding at the close of business on the record date must vote “FOR” the adoption of the merger agreement. Accordingly, if you abstain or do not vote on the proposal, it will have the same effect as a vote against the proposal. If you hold shares in “street name” and do not provide instruction to your broker, bank or other nominee on how to vote your shares, your shares will not be voted and the effect will be the same as a vote against the proposal. See “The Special Meeting — Voting; Proxies and Revocation” beginning on page 16 and “The Special Meeting — Vote Required for Approval” beginning on page 15.

Stockholder Vote Required to Approve the Adjournment Proposal. The special meeting may be adjourned for the purpose of soliciting additional proxies if we have not received sufficient votes to adopt the merger agreement at the special meeting. Approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares represented and voting at the special meeting. If you abstain or do not vote your shares, it will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. If you hold shares in “street name” and do not instruct your broker, bank or other nominee how to vote your shares, your shares will not be voted, but this will not have an effect on the proposal to adjourn the special meeting. See “The Special Meeting — Vote Required for Approval” beginning on page 15 and “The Special Meeting — Adjournments and Postponements” beginning on page 17.

Voting Information. Before voting your shares of our common stock, we encourage you to read this proxy statement in its entirety, including its annexes, and carefully consider how the merger will affect you. To ensure that your shares can be voted at the special meeting, please complete, sign, date and mail the enclosed proxy card (which requires no postage if mailed in the United States), or submit your vote through the Internet or by telephone as soon as possible. If you hold shares in “street name,” you should follow the instructions provided by your broker, bank or other nominee regarding the voting of your shares.

Shares Held by Directors and Executive Officers. As of July 29, 2010, the record date, our directors and executive officers held and are entitled to vote at the special meeting 1,998,610 shares of our common stock, representing approximately 7.7%, in the aggregate, of the outstanding shares of our common stock on that date.

Voting Agreements. Each of our directors, who collectively owned approximately 7.6% of our outstanding shares of common stock as of the record date, has entered into a voting agreement with Synopsys pursuant to which he has agreed to vote all of his shares of our common stock “FOR” the adoption of the merger agreement. See “The Voting Agreements” beginning on page 61.

Recommendation of Our Board of Directors

After careful consideration, our board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger is fair and advisable to, and in the best interests of, our company and our stockholders.

Accordingly, our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement.

See “The Merger — Recommendation of Virage’s Board of Directors and Its Reasons for the Merger” beginning on page 26.

Opinion of Virage’s Financial Advisor

At the meeting of our board on June 9, 2010, J.P. Morgan Securities Inc., to which we refer in this proxy statement as “JPMorgan,” rendered its oral opinion, subsequently confirmed in writing, to our board that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in its written opinion, the merger consideration to be paid to the holders of our common stock (other than our common stock held by NXP B.V. to be repurchased by us in connection with the proposed merger to the extent that we repurchase such shares) in the proposed merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of JPMorgan dated June 9, 2010, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken by JPMorgan in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. You are urged to read the opinion in its entirety. JPMorgan’s written opinion is addressed to our board, is directed only to the merger consideration to be paid in the merger and does not constitute a recommendation to any of our stockholders as to how such stockholders should vote with respect to the proposed merger or any other matters. The summary of the opinion of JPMorgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. See “The Merger —Opinion of Virage’s Financial Advisor” beginning on page  30.

Material U.S. Federal Income Tax Consequences

The merger will be a taxable transaction to you for U.S. federal income tax purposes if you are a U.S. holder (as described in “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 40). In general, a U.S. holder who receives cash in the merger in exchange for shares of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received and the U.S. holder’s basis in the shares of our common stock surrendered. If the shares are held as capital assets, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such stock is more than one year. The maximum U.S. federal income tax rate on net long-term capital gain recognized by individuals is 15% under current law. The payment of cash to a U.S. holder in the merger will be subject to information reporting and may be subject to backup withholding, currently at a 28% rate, if the U.S. holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. The tax consequences of the merger to you are complex and will depend upon your particular circumstances. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you under federal, state, local, foreign and other tax laws. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 40.

Procedures for Receiving the Merger Consideration

If the merger is completed, each of our stockholders will receive materials from the paying agent, U.S. Bank N.A. As soon as reasonably practicable after the completion of the merger, the paying agent will provide instructions to each holder of record of shares of our common stock that will explain how to surrender stock certificates. Each of our stockholders will receive cash for his, her or its shares from the paying agent after complying with these instructions. If the stockholder’s shares of common stock are held in “street name” by his, her or its broker, bank, or other nominee, the stockholder will receive instructions from his, her or its broker, bank, or other nominee as to how to effect the surrender of the “street name” shares and receive the merger consideration for those shares. Holders of our common stock should not return their stock certificates with the enclosed proxy, and should not send in their stock certificates without a properly completed letter of transmittal. See “The Merger — Procedures for Receiving the Merger Consideration” beginning on page 20.

Appraisal Rights

Under Section 262 of the Delaware General Corporation Law, to which we refer in this proxy statement as “Section 262,” our stockholders with outstanding shares of our common stock as of the record date who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair market value of their shares as determined by the Delaware Court of Chancery in lieu of the merger consideration, but only if they comply with the procedures and requirements set forth in Section 262, including the requirement that shares with respect to which appraisal demands are filed are continuously held by such stockholders through the effective time of the merger. The appraisal amount could be more than, the same as or less than the $12.00 per share merger consideration that a stockholder would be entitled to receive under the terms of the merger agreement. Holders of our common stock intending to exercise their appraisal rights, among other things, must not vote or otherwise submit a proxy in favor of adoption of the merger agreement, and must submit a written demand for appraisal to us prior to the taking of the vote on the adoption of the merger agreement at the special meeting. Your failure to comply with the procedures specified under Section 262 will result in the loss of your appraisal rights. See “Appraisal Rights,” beginning on page 66 for a more detailed discussion of your appraisal rights and the text of Section 262 attached as Annex D to this proxy statement.

Our Conduct of Business Pending the Merger

We have agreed that, from June 9, 2010 until the earlier of the termination of the merger agreement and the effective time of the merger, subject to certain exceptions, we will (a) conduct our business in the ordinary course in substantially the same manner as we conducted our business up to June 9, 2010 and in compliance with legal requirements; (b) pay our debts and taxes, perform our other obligations and use our commercially reasonable efforts to preserve our business organizations, keep available the services of our present officers and key employees, and preserve our material relationships with persons with whom we have business dealings; (c) ensure that any contracts entered into after June 9, 2010 will not require any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of, the merger; and (d) provide Synopsys an opportunity to participate in and consult with respect to, but not conduct, the defense or settlement of any litigation to which we are party. In addition, we have agreed that, from June 9, 2010 until the earlier of the termination of the merger agreement and the effective time of the merger, subject to certain exceptions, we will not do, cause or permit certain actions without Synopsys’ prior written consent. See “The Merger Agreement — Our Conduct of Business Pending the Merger” beginning on page  47.

Conditions to the Merger

The obligations of the parties to complete the merger is subject to the satisfaction or waiver of a number of conditions. See “The Merger Agreement — Conditions to Completing the Merger” beginning on page 55. These conditions include the following:

•	the merger will have been adopted by a majority vote of our stockholders;

•

there will not be a legal or regulatory restraint or prohibition or other governmental action that would prevent the closing of the merger, and no statute, rule, regulation or order will have been enacted, entered enforced or deemed applicable to the merger, which prohibits, makes illegal, or enjoins the closing of the merger;

•

the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder, to which we refer in this proxy statement as the “HSR Act,” will have expired or early termination of such waiting period will have been granted;

•

the representations and warranties of each of Synopsys, Sub and us will be true and correct on and as of June 9, 2010 and the closing date of the merger, subject in many cases to material adverse effect qualifications;

•

Synopsys, Sub and we will have performed and complied in all material respects with all covenants and obligations required to be performed and complied with by them or us under the merger agreement at or before the closing of the merger;

•

no suit, action or proceeding initiated by a governmental entity will be pending before any governmental entity or arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) prevent the consummation of the transactions contemplated by the merger agreement, (b) cause such transactions to be rescinded, (c) prohibit, limit or adversely affect the ownership, control or operation by Synopsys, Virage or any of their respective affiliates or the business or assets of Virage or Synopsys, or require any such person to effect a divestiture, or (d) have a material adverse effect on Virage or Synopsys, and no such injunctions, judgments, orders, decrees, rulings or charges shall be in effect, nor shall any applicable law have been enacted having any such effect; and

•	since June 9, 2010 there will not have occurred material adverse effect on us.

Obligation Not to Solicit Acquisition Proposals and Recommendation of Our Board

From and after June 9, 2010, subject to certain exceptions, we have agreed not to:

•	solicit, initiate, seek, knowingly encourage, knowingly facilitate or knowingly induce the submission of any “acquisition proposal”;

•	enter into, participate in, maintain, or continue any communications or negotiations regarding, or make available to any person any non-public information in connection with, any acquisition proposal;

•	agree to, accept, approve, endorse or recommend any acquisition proposal;

•	enter into any letter of intent, understanding or similar document or any other contract related to any acquisition proposal; or

•	submit any acquisition proposal to the vote of any of our stockholders or those of any of our subsidiaries.

Notwithstanding the aforementioned restrictions, under certain circumstances, our board of directors may respond to a bona fide unsolicited acquisition proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a superior offer (as defined in “The Merger Agreement — No Solicitation, Acquisition Proposals”) so long as we comply with certain terms of the merger agreement. In addition, subject to the satisfaction of certain conditions, our board of directors may withdraw, modify, change or condition its recommendation to adopt the merger agreement if our board of directors determines in good faith, after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of its fiduciary duties to our stockholders. See “The Merger Agreement — No Solicitation, Acquisition Proposals” beginning on page 50.

Termination of the Merger Agreement

Under certain circumstances, the merger agreement may be terminated and the merger abandoned prior to the effective time of the merger, whether before or after our stockholders adopt the merger agreement. See “The Merger Agreement — Termination” beginning on page 57. The merger agreement generally may be terminated as follows:

•	by mutual written consent of Synopsys and Virage;

•	by either Synopsys or Virage:

•	if the merger is not completed by December 9, 2010, to which we refer in this proxy statement as the “initial end date,” or, if all the conditions set forth in the merger agreement have been satisfied or waived by the initial end date other than the conditions relating to (a) the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order, decree or other legal or regulatory restraint or prohibition or other governmental action preventing the closing of the merger and of any statute, rule, regulation or order prohibiting, making illegal or enjoining the consummation of the merger, (b) the expiration or early termination of the waiting period under the HSR Act, or (c) the absence of the pendency of certain suits, actions or proceedings by any government entity, then by March 9, 2011, to which we refer as the “extended end date,” except that neither Synopsys nor Virage may terminate the merger agreement on this basis if its breach of the merger agreement principally caused the failure of the merger to be completed by the initial end date or the extended end date;

•

if a government entity has issued any order, decree, or ruling or taken any other action that permanently restrains, enjoins or otherwise prohibits the merger, and such order, decree, ruling or other action is final and nonappealable; or

•

if the merger agreement is submitted to our stockholders for adoption at a meeting held for the purpose of voting on such adoption and they do not adopt the merger agreement at the meeting, except that we may not terminate the merger agreement on this basis if any action or failure to act by us constituting a material breach of the merger agreement caused the failure to obtain such stockholder adoption;

•	by Synopsys

•

if before our stockholders adopt the merger agreement any of the following occur, to which we individually refer in this proxy statement as a “triggering event”: (a) our board of directors changes in a manner adverse to Synopsys its recommendation that our stockholders adopt the merger agreement, (b) we fail to convene a stockholders meeting for the purpose of voting on the adoption of the merger agreement before the initial end date; (c) we fail to include in this proxy statement our board of directors’ recommendation that our stockholders adopt the merger agreement; (d) we materially breach our non-solicitation obligations under the merger agreement; (e) our board of directors approves or publicly recommends any acquisition proposal other than the merger; (f) we enter into any letter of intent or contract accepting any acquisition proposal other than the merger; (g) in connection with each third party acquisition proposal or change in price of a third party acquisition proposal, our board of directors fails to reaffirm the company board recommendation within ten business days following a written request from Synopsys; or (h) a tender offer or exchange offer relating to our common stock is commenced by a person not affiliated with Synopsys and we (1) fail to send to our security holders a statement disclosing that we recommend rejection of such tender or exchange offer within ten days of the publication of such tender or exchange offer, which we refer to as the “rejection recommendation,” and reaffirm the company board recommendation, or (2) fail to reaffirm the rejection recommendation in any press release we publish that addresses an acquisition proposal, relating to such tender offer or exchange offer;

•

if we breach any representation or warranty or covenant such that the related conditions to closing would not be satisfied, and such breach is not cured (if curable) after 20 business days’ written notice by Synopsys (but not later than the initial end date or the extended end date); or

•

if there is a material adverse effect on us and such material adverse effect is not cured (if curable) after 20 business days’ written notice by Synopsys (but not later than the initial end date or extended end date);

•	by us

•	if before our stockholders adopt the merger agreement we receive a superior offer and our board of directors changes in a manner adverse to Synopsys its recommendation that the stockholders of the Company adopt the merger agreement, provided that such termination will not be effective until we pay to Synopsys the $11 million termination fee described under “The Merger Agreement — Expenses; Termination Fee” beginning on page 59, and provided, further, that immediately following such termination, we accept and enter into the definitive third-party agreement reflecting such superior offer; or

•

if Synopsys breaches any representation, warranty, or covenant such that the related conditions to the closing of the merger would not be satisfied and such breach is not cured (if curable) after 20 business days’ written notice by us to Synopsys (but not later than the initial end date or the extended end date).

Effect of Termination; Termination Fee and Expenses

In general, if the merger agreement is terminated, neither we nor Synopsys will have any liability to each other under the merger agreement other than for a willful breach of the merger agreement prior to its termination. However, the merger agreement requires that we pay Synopsys a termination fee of $11 million if:

•	prior to our stockholders’ adoption of the merger agreement, Synopsys terminates the merger agreement following a triggering event as described above;

•

we or Synopsys terminates the merger agreement if either (a) the merger is not completed by the initial end date or extended end date, or (b) our stockholders do not adopt the merger agreement at a meeting held for the purpose of voting on such adoption, and either:

•	a triggering event has occurred, or

•

(1) an acquisition proposal was publicly disclosed and not withdrawn, or existed and was not withdrawn, (a) in the case of termination due to failure to complete the merger by the initial end date or the extended end date, before such termination, or (b) in the case of termination due to the failure of our stockholders to adopt the merger agreement at a meeting held for the purpose of voting on such adoption, before such meeting, and (2) within 12 months following the termination of the merger agreement we consummate or enter into a contract providing for an acquisition;

•

we terminate the merger agreement if we receive a superior offer and our board changes in a manner adverse to Synopsys its recommendation that our stockholders adopt the merger agreement, and, immediately following such termination, we accept and enter into a definitive third party agreement reflecting such a superior offer; or

•

Synopsys terminates the merger agreement if we willfully breach any representation or warranty or covenant such that the related conditions to closing would not be satisfied, such breach is not cured (if curable) after 20 business days’ written notice by Synopsys (but not later than the initial end date or the extended end date) and (a) before such termination, an acquisition proposal with respect to us shall have been made, and (b) within 12 months following the termination of the merger agreement we consummate or enter into a contract providing for an acquisition.

Financing of the Merger

There is no financing condition to the merger. Synopsys is expected to pay the merger consideration from its cash on hand or borrowings under its existing credit facilities. See “The Merger — Financing” beginning on page 36.

Interests of Virage’s Directors and Executive Officers

In considering the recommendation of our board with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. See “The Merger — Interests of Virage’s Directors and Executive Officers in the Merger” beginning on page 36. These interests include:

•	The vesting of equity awards held by our executive officers may be accelerated in whole or in part following completion of the merger.

•	Some of our executive officers will be entitled to receive severance benefits in certain circumstances if their employment is not continued after the merger.

•

For a period of six years after the effective time of the merger, our executive officers and directors will benefit from the indemnification and insurance provisions contained in the merger agreement with respect to their acts or omissions as executive officers and directors.

•	Certain of our executive officers may remain employed by Virage or be employed by Synopsys following the merger.

Regulatory Approvals

Under the HSR Act, the merger may not be completed until notification and report forms have been filed with the Antitrust Division of the U.S. Department of Justice, to which we refer in this proxy statement as the “Antitrust Division,” and the U.S. Federal Trade Commission, to which we refer in this proxy statement as the “FTC,” and the applicable waiting period has expired or otherwise been terminated. The applicable waiting period expired at 11:59 p.m. Eastern daylight time on July 19, 2010. See “The Merger — Regulatory Approvals” beginning on page 40.

Exercise of NXP Repurchase Right

Pursuant and subject to an Asset Purchase Agreement dated October 9, 2009 by and between NXP B.V. and us, we issued shares of our common stock to NXP and have the right to repurchase 833,333 of those shares for approximately $6.22 per share on or before November 16, 2010, and approximately $7.04 per share after November 16, 2010 and on or before November 16, 2011. We have agreed with Synopsys that at least 15 business days before the special meeting, we will provide NXP with written notice stating that we are exercising that right to repurchase. The notice is required to specify a date of repurchase that is the eleventh business day following the date the notice is sent. We have agreed to consummate the repurchase on that date and use our commercially reasonable efforts to cause NXP to satisfy all of its obligations in connection with the repurchase.

Granting of Equity Awards

The merger agreement requires that, upon Synopsys’ written request, we grant equity awards upon such vesting and other terms as Synopsys specifies in its sole discretion, for an aggregate amount of not more than 750,000 shares of our common stock and subject to the terms of the equity award plan under which such awards are granted. Synopsys may request that we grant such equity awards to our directors and executive officers. As of the date of this proxy statement, Synopsys has not requested that we grant any such equity awards to anyone.

Market Price of Virage’s Common Stock

Our common stock is listed on the Nasdaq Global Market under the symbol “VIRL.” The closing price of our common stock on the Nasdaq Global Market on June 9, 2010, the last trading day prior to announcement of the proposed merger, and on August 2, 2010, the last trading day before the date of this proxy statement, was $9.37 and $11.94, respectively.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from the Nasdaq Global Market and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the “Exchange Act.” Thereafter, the provisions of the Exchange Act will no longer apply to us, including the requirements to file periodic reports with the SEC and to furnish a proxy or information statement to our stockholders in connection with meetings of our stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The statements contained in this proxy statement regarding the completion of the merger and other future events are forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the views of our senior management at the time the statements were made with respect to our financial performance and future events with respect to our business and our industry in general. Generally, statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements. In addition, the projections presented in “The Merger — Financial Projections,” beginning on page 35, and the assumptions underlying such projections, are forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including in circumstances that could require us to pay to Synopsys a termination fee of $11 million;

•	the outcome of any legal proceedings that have been or may be instituted against us and others relating to the merger agreement;

•	the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger;

•	the failure of the merger to close for any other reason, and the potential negative effects on our business if it fails to close;

•	risks that the proposed merger disrupts our current plans and operations, and the potential difficulties in employee retention as a result of the merger;

•	changes in demand for our products, or other business risks that may cause our results to differ from those set forth in the projections;

•	the effect of the announcement of the merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees; and

•	the amount of the costs, fees, expenses and charges we incur related to the merger.

The foregoing list of factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this proxy statement, as well as other factors identified under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended September 30, 2009, which is incorporated herein by reference. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what is anticipated in our forward-looking statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth selected historical financial data for Virage. The financial data as of and for the years ended September 30, 2009, 2008, 2007, 2006 and 2005 are derived from our audited consolidated financial statements included in our Annual Reports on Form 10-K for the years ended September 30, 2009, September 30, 2008, September 30, 2007 and September 30, 2006. The financial data as of and for the six months ended March 31, 2010 and March 31, 2009 is derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the periods ended March 31, 2010 and March 31, 2009. You should read the following information together with our audited consolidated financial statements, the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended September 30, 2009 which is incorporated herein by reference. See “Where You Can Find More Information” on page 71. Our historical results do not necessarily indicate results to be expected for any future period. Certain reclassifications have been made to conform to the current period presentation in our consolidated financial statements and the notes related thereto. Such reclassifications had no effect on previously reported net income (loss).

	Six Months Ended March 31,		Year Ended September 30,
	2010	2009	2009	2008	2007	2006	2005
	(In thousands, except per share data)
Statements of Operations Data:
Revenues	$46,903	$22,374	$47,443	$59,330	$46,527	$59,303	$53,389
Cost and Expenses:
Cost of revenues	8,472	4,970	9,833	11,106	12,938	14,803	13,035
Research and development	25,891	15,719	29,967	27,725	20,346	21,407	19,841
Sales and marketing	8,721	5,421	12,815	14,749	15,464	16,858	15,608
General and Administrative	8,926	4,766	10,836	8,382	8,891	10,319	9,083
Goodwill impairment	—	11,839	11,839	—	—	—	—
Restructuring charges	—	1,473	1,499	316	580	—	—

Total cost and expenses	52,010	44,188	76,789	62,278	58,219	63,387	57,567

Operating loss	(5,107)	(21,814)	(29,346)	(2,948)	(11,692)	(4,084)	(4,178)
Interest income	94	647	956	2,913	4,002	3,055	1,740
Other income (expenses), net	751	115	(282)	482	(157)	270	(37)

Income (loss) before income taxes	(4,262)	(21,052)	(28,672)	447	(7,847)	(759)	(2,475)
Income tax provision (benefit)	(954)	7,906	5,499	(107)	(3,242)	120	(2,160)

Net income (loss)	$(3,308)	$(28,958)	$(34,171)	$554	$(4,605)	$(879)	$(315)

Net loss attributable to non-controlling interests	29	—	47	—	—	—	—

Net income (loss) attributable to Virage stockholders	$(3,279)	$(28,958)	$(34,124)	$554	$(4,605)	$(879)	$(315)

Basic and diluted income (loss) per share attributable to Virage stockholders	$(0.13)	$(1.26)	$(1.48)	$0.02	$(0.20)	$(0.04)	$(0.01)

Weighted average shares used in computing per share amounts:
Basic	25,061	22,915	22,979	23,423	23,111	22,812	22,187

Diluted	25,061	22,195	22,979	23,673	23,111	22,812	22,187

	March 31,		September 30,
	2010	2009	2009	2008	2007	2006	2005
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$22,540	$26,664	$22,473	$13,214	$14,820	$20,815	$26,841
Marketable securities	3,397	33,728	7,383	52,591	60,368	56,786	40,997
Working capital	19,528	58,295	21,049	53,574	62,315	74,974	67,084
Total assets	124,511	97,150	118,105	129,204	128,871	126,275	114,494
Accumulated deficit	(63,588)	(55,143)	(60,309)	(26,185)	(26,739)	(22,134)	(21,255)
Total stockholders’ equity	85,196	81,433	78,210	110,702	110,219	108,818	99,368

PARTIES TO THE MERGER

Virage Logic Corporation

Virage Logic Corporation, a Delaware corporation, provides semiconductor IP platforms incorporating memory, logic, and I/Os (input/output interface components) as well as related services. These various forms of IP are utilized by Virage’s customers to design and manufacture system-on-a-chip (SoC) integrated circuits that power consumer, communications and networking, handheld and portable, computer and graphics, and automotive applications. Virage also provides design services related to its IP to the semiconductor industry. Virage develops embedded memory, logic, NVM, DDR PHY, and DLL, and PCIe, HDMI/DVI/DisplayPort and MIPI products to comply with the silicon manufacturing processes used for its customers’ products.

For more information about Virage, please visit our website at www.viragelogic.com. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference. See also “Where You Can Find More Information” beginning on page 71.

Our common stock is publicly traded on the Nasdaq Global Market under the symbol “VIRL.” Our corporate headquarters are located at 47100 Bayside Parkway, Fremont, California 94538 and our telephone number is (510) 360-8000.

Synopsys, Inc.

Synopsys, Inc., a Delaware corporation, is a world leader in electronic design automation (EDA) software and related services for semiconductor design companies. Synopsys delivers technology-leading semiconductor design and verification software platforms and integrated circuit (IC) manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips (SoCs). In addition, Synopsys provides intellectual property (IP), system-level design hardware and software products, and design services to simplify the design process and accelerate time-to-market for its customers. Finally, Synopsys provides software and services that help its customers prepare and optimize their designs for manufacturing.

Synopsys’ common stock is publicly traded on the Nasdaq Global Select Market under the symbol “SNPS.” Synopsys’ corporate headquarters are located at 700 East Middlefield Road, Mountain View, California 94043, and its telephone number is (650) 584-5000.

Vortex Acquisition Corp.

Vortex Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Synopsys, was formed solely for the purpose of effecting the merger. Vortex Acquisition Corp. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Vortex Acquisition Corp.’s principal executive offices are located at 700 East Middlefield Road, Mountain View, California 94043, and its telephone number is (650) 584-5000.

THE SPECIAL MEETING

We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the special meeting, or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

The special meeting will be held on September 2, 2010, at 10:00 a.m., local time, at our principal executive offices located at 47100 Bayside Parkway, Fremont, CA 94538.

Purpose of the Special Meeting

At the special meeting, you will be asked to consider and vote on:

1.	a proposal to adopt the merger agreement; and

2.	a proposal to adjourn the special meeting to a later date or time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

If our stockholders do not adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A.

Record Date; Stock Entitled to Vote; Quorum

Stockholders of record of our common stock as of the close of business on July 29, 2010, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 26,020,760 shares of our common stock were issued and outstanding and held by approximately 50 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on each proposal presented.

A quorum will be present at the special meeting if a majority of the outstanding shares of our common stock entitled to vote are represented in person or by proxy at the special meeting. In the event that a quorum is not present at the special meeting, or if there are not sufficient votes at the time of the special meeting to adopt the merger agreement, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. For purposes of determining the presence of a quorum, abstentions and broker non-votes (where a broker, bank or other nominee does not exercise discretionary authority to vote on a matter) will be counted as shares present. However, abstentions, withheld votes and broker non-votes do not count in the voting results.

Recommendation of Our Board of Directors

Our board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger is fair and advisable to, and in the best interests of, our company and our stockholders.

Our board of directors unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. See “The Merger — Recommendation of Virage’s Board of Directors and Its Reasons for the Merger” beginning on page 26.

Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding shares of common stock as of the close of business on the record date is required to adopt the merger agreement. Approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting.

If you abstain or do not vote your shares, it has the same effect as a vote against the adoption of the merger agreement, but it will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

If your shares are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. If you do not instruct your broker, bank or other nominee how to vote your shares, your shares will not be voted and the effect will be the same as a vote against the adoption of the merger agreement, but this will not have an effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Shares Held by Directors and Executive Officers; Voting Agreements

As of the close of business on the record date, our directors and executive officers held and are entitled to vote at the special meeting 1,998,610 shares of our common stock, representing approximately 7.7%, in the aggregate, of the outstanding shares of our common stock on that date. In addition, each of our directors, who collectively owned 7.6% of our outstanding shares as of the record date, has entered into a voting agreement with Synopsys pursuant to which he has agreed vote all of his shares of our common stock “FOR” the adoption of the merger agreement. See “The Voting Agreements” beginning on page 61. The form of voting agreement entered into by our directors is included as Annex B to this proxy statement.

Voting; Proxies and Revocation

You may vote in person or by proxy at the special meeting. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that, if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting (a) a legal proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting and (b) your statement evidencing your beneficial ownership of our common stock.

If you do not wish to attend the special meeting, unless you hold your shares in “street name,” you may submit your proxy by completing, dating, signing and returning the enclosed proxy card by mail, or you may submit your proxy by telephone by calling 1-800-690-6903 or through the Internet at www.proxyvote.com. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy by the Internet or telephone. If you submit a proxy through the Internet, by telephone or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If your shares are held in “street name,” which means through a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the voting instruction form furnished by your broker, bank or other nominee.

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If you submit your proxy by mail, through the Internet or by telephone, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•	by submitting a subsequent later-dated proxy by mail before it is voted at the special meeting;

•	by granting a proxy through the Internet or by telephone after the date of your original proxy and before the deadlines for voting included on your proxy card;

•

by giving written notice of the revocation of your proxy to our Corporate Secretary at 47100 Bayside Parkway, Fremont, California 94538, that is actually received by our Corporate Secretary prior to the special meeting; or

•	by voting in person at the special meeting.

Your attendance at the special meeting does not alone automatically revoke your proxy. If you have instructed your broker, bank or other nominee how to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, bank or other nominee to change your vote.

Adjournments and Postponements

The special meeting may be adjourned for the purpose of soliciting additional proxies if we have not received sufficient votes to adopt the merger agreement at the time of the special meeting. Any adjournments may be made without notice (if such adjournment is not for more than 30 days), other than an announcement at the special meeting, by approval of an affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting. A quorum is not required to approve the proposal to adjourn the special meeting. Any signed proxies received by us without voting instructions on the matter will be voted “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. After any adjournment of the special meeting for the purpose of soliciting additional proxies, our stockholders who have already submitted their proxies will be allowed to revoke them at any time prior to their use at the special meeting as adjourned.

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders. If postponed, we will provide notice of the new meeting date as required by law. Our board of directors may postpone the special meeting for the purpose of soliciting additional proxies if we have not received sufficient proxies to constitute a quorum or sufficient votes for the adoption of the merger agreement. Similar to adjournments, after any postponement of the special meeting for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be allowed to revoke them at any time prior to their use at the special meeting as postponed.

Rights of Stockholders Who Object to the Merger

Stockholders are entitled to seek appraisal of their shares under the Delaware General Corporation Law in connection with the merger, provided that the requirements of Section 262 are met. Under Section 262, our stockholders with outstanding shares of our common stock as of the record date who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair market value of their shares as determined by the Delaware Court of Chancery in lieu of the merger consideration, but only if they comply with the procedures and requirements set forth in Section 262, including the requirement that shares with respect to which appraisal demands are filed are continuously held by such stockholders through the effective time of the merger. The appraisal amount could be more than, the same as or less than the $12.00 per share merger consideration for our common stock a stockholder would be entitled to receive under the terms of the merger agreement. Holders of our common stock intending to exercise their appraisal rights must, among other things, not vote or otherwise submit a proxy in favor of adoption of the merger agreement and must submit a written demand for appraisal to us prior to the taking of the vote on the adoption of the merger agreement at the special meeting. Your failure to comply with the procedures specified under Section 262 will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 66 for a more detailed discussion of your appraisal rights and the text of Section 262 attached as Annex D to this proxy statement.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Virage. In addition, we have retained D.F. King to assist in the solicitation. We have agreed to pay D.F. King a base fee of $12,500, plus additional charges related to telephone calls and out-of-pocket expenses incurred in connection with the proxy solicitation. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional or special remuneration for their efforts. We will also ask brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers, banks and other nominees hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

You should not send your stock certificates with your proxy card. A letter of transmittal with instructions for the surrender of your stock certificates, if any, will be mailed to our stockholders as soon as practicable after completion of the merger.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please mail your request to Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, Attn: Investor Relations, call our Investor Relations department at (510) 360-8000, or call our proxy solicitor, D.F. King, toll free at (800) 714-3313 (brokers, banks and other nominees call (212) 269-5550).

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any Virage stockholder at the special meeting. For ten days prior to the special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours at our corporate offices located at 47100 Bayside Parkway, Fremont, California 94538.

THE MERGER

Following is a description of material aspects of the merger, including the merger agreement. Although we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. We encourage you to read this entire proxy statement, including the merger agreement attached to this proxy statement as Annex A, as well as the other annexes to this proxy statement, for a more complete description of the merger.

Effects of the Merger

If our stockholders adopt the merger agreement and the other conditions to the closing of the merger are either satisfied or waived, Vortex Acquisition Corp., a newly formed, wholly owned subsidiary of Synopsys, to which we refer in this proxy statement as “Sub,” will be merged with and into Virage, and Virage will become a wholly owned subsidiary of Synopsys. Sometimes in this proxy statement we refer to Virage after the merger as the “surviving corporation.” The merger will become effective at the time certain filings are made with the Secretary of State of the State of Delaware, or the time specified in such filings, to which time we refer in this proxy statement as the “effective time.”

When the merger is completed, each share of our common stock issued and outstanding immediately before the effective time (other than shares held by Synopsys or Sub and shares held by our stockholders who have demanded and perfected, and have not withdrawn, their appraisal rights in accordance with Section 262) will automatically be canceled, will cease to exist and will be converted into the right to receive $12.00 in cash, without interest and less any applicable withholding taxes, which we refer to in this proxy statement as the “merger consideration.”

The awards granted under our stock option and equity award plans, which are comprised of options to acquire our common stock, restricted stock unit awards and stock-settled appreciation rights, are collectively referred to as “equity awards” within this section.

When the merger is completed, all unvested, unexpired and unexercised equity awards (including the unvested portion of awards that are partially vested) that are outstanding immediately before the effective time and held by our employees who remain employees as of immediately after the effective time, whom we refer to as “continuing employees,” will be assumed by Synopsys and will continue to have, and be subject to, the same terms and conditions in effect for such equity awards immediately before the effective time, except that (a) they will be converted into awards for the number of shares of Synopsys common stock equal to the product of (1) the number of shares of our common stock underlying such equity awards immediately before the effective time, multiplied by (2) the option exchange ratio, and (b) the exercise price of such assumed equity awards shall equal the quotient obtained by dividing (1) the exercise price per share in effect for such equity awards immediately before the effective time of the merger, by (2) the option exchange ratio.

When the merger is completed, all vested, unexpired and unexercised equity awards held by continuing employees that are outstanding immediately before the effective time will be cancelled and converted into and represent only the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (a) the number of shares of our common stock underlying such equity awards, multiplied by (b)(1) for restricted stock unit awards, the $12.00 per share merger consideration, or (2) for options or stock-settled appreciation rights, the $12.00 per share merger consideration less the exercise price per share of such equity awards in effect immediately before the effective time.

All unexpired and unexercised outstanding equity awards held by persons who are not employed by us immediately after the merger is completed, to the extent vested at the time the merger is completed, will be cancelled and converted into and represent only the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (a) the number of shares of our common stock underlying such vested equity awards, multiplied by (b)(1) for vested restricted stock unit awards, the merger consideration, or (2) for vested options or stock-settled appreciation rights, the merger consideration less the exercise price per share of such vested equity awards in effect immediately before the effective time of the merger. Any expired or terminated awards, including the unvested portion of awards of persons who are not employed by us at the time the merger is completed, will be cancelled without consideration.

At the effective time, our then-current stockholders will cease to have ownership interests in us or rights as our stockholders. Therefore, they will not participate in our future earnings or growth and will not benefit from any appreciation in the value of our business.

Procedures for Receiving the Merger Consideration

After the completion of the merger, U.S. Bank N.A., the paying agent, will provide a letter of transmittal and instructions to each holder of record of shares of our common stock that will explain how to surrender stock certificates. Stockholders will receive from the paying agent cash for the shares represented by these certificates after complying with these instructions. If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of the “street name” shares and receive cash for them. See “The Merger Agreement — Payment for Shares and Exchange Procedures” beginning on page 44.

You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

Effects on Virage If the Merger Is Not Completed

In the event that our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, you will not receive any payment for your shares or equity awards in connection with the merger. Instead, we will remain an independent public company. We expect that management would operate the business in a manner similar to that in which it is being operated today, and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, industry, economic and market conditions. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares or equity awards. From time to time, our board of directors will evaluate and review our business operations, assets, dividend policy and capitalization, among other things, and make such changes as they deem appropriate. Our board of directors will also continue to seek to identify strategic alternatives to maximize stockholder value.

In addition, if the merger agreement is terminated under certain circumstances, we will be obligated to pay to Synopsys a termination fee of $11 million.

Background of the Merger

As part of the ongoing evaluation of our business, our board and our senior management regularly review and assess long-term strategic goals and associated risks, including potential opportunities for business combinations, acquisitions, dispositions, strategic partnerships, internal restructurings and other strategic alternatives with the objective of enhancing stockholder value. Throughout fiscal 2009 and 2010, we pursued several strategic initiatives that we concluded would bring additional value to our stockholders. First, we have accelerated the expansion of our product line and revenue through several transactions. In January 2009, we announced a licensing agreement with AMD that granted us the rights to license, modify and sell standards-based advanced interface IP that AMD designed for use in its graphics processor product line. In September 2009, we acquired publicly held ARC International plc, a leading provider of consumer IP to OEM and semiconductor companies globally. In November 2009 we acquired from NXP B.V., a leading semiconductor company founded by Royal Philips Electronics Inc., certain rights to IP assets associated with selected NXP advanced CMOS libraries, IP blocks and SoC infrastructure, and agreed to provide services to NXP. Second, we initiated a plan of restructuring in 2009 in an effort to reduce operating expenses and to improve operating margins and cash flows. More recently, we announced in May 2010 that we would pursue a separate restructuring involving the operations we acquired from NXP.

Also during fiscal 2009 and 2010, our board regularly discussed strategic alternatives, including a potential sale of our company or another form of strategic partnership, with the objective of realizing and increasing the stockholder value enhancements brought about through the actions described above. During these discussions, our board and management identified several companies in the electronic design automation, or EDA, space and the IP licensing space that were likely to benefit from some combination or partnership with us. We have marketing and other partnerships with dozens of companies in the EDA industry, so our board and management had a high degree of familiarity with the industry and its participants. Synopsys was one of the companies identified in this process. Late in 2008, J. Daniel McCranie, our Executive Chairman, met Dr. Aart de Geus, the Chairman and Chief Executive Officer of Synopsys, at various industry functions. At these functions Mr. McCranie and Dr. de Geus discussed generally the relationship between the two companies and changes in the semiconductor industry.

While representatives of the two companies spoke periodically about their relationship and the possibility of some combination or partnership, there were no formal discussions between executives until September 2009. On September 1, 2009, Dr. Alexander Shubat, our President and Chief Executive Officer, and Dr. Chi-Foon Chan, Synopsys’ President and Chief Operating Officer, met for dinner and discussed the state of the industry, the strategic directions of their respective companies and potential opportunities for joint efforts by the companies.

After our acquisition of ARC later in September 2009, Drs. Shubat and Chan met for dinner on October 12, 2009. Dr. Shubat discussed with Dr. Chan, among other topics, the rationale of the ARC acquisition, synergies expected from it, and its impact on our business and strategic direction. They also discussed the state of the semiconductor industry and the possibility of joint efforts by, or a combination of, the two companies.

On October 28, 2009, Mr. McCranie and Dr. de Geus met for dinner, at which the possibility of a business combination between Synopsys and us was discussed. The two executives discussed the strategic merits of such a transaction generally.

After the announcement of our transaction with NXP in November 2009, Drs. Shubat and Chan had a dinner meeting on December 16, 2009. Dr. Shubat updated Dr. Chan on our rationale for the transaction and its strategic benefits.

On December 23, 2009, Mr. McCranie and Dr. de Geus had a lunch meeting at which they decided to continue informal management discussions about the possibility of combining the two companies. These discussions occurred periodically throughout January 2010.

From September 2009 through January 2010, Mr. McCranie and Dr. Shubat kept our board apprised of their conversations with Synopsys representatives, both at quarterly board meetings and informally.

On February 1, 2010, Mr. McCranie met with the chief executive officer of another company previously identified by our board and management as likely to benefit from a combination with us, to which we refer as “Company A,” at the offices of Company A. At the meeting, Mr. McCranie raised the possibility of a business combination between Company A and us. The chief executive officer of Company A agreed that a business combination could benefit both companies. Accordingly, the chief executive officer of Company A assigned one of his executives to begin preliminary diligence.

On February 4, 2010, Drs. Shubat and Chan met over dinner to discuss the possibility of a combination of Synopsys and us. They discussed the companies’ respective organizations, including the IP division of Synopsys, the companies’ business locations and operating models, and potential timelines for a transaction between the companies. Dr. Shubat also updated Dr. Chan on the status of the ARC and NXP acquisitions.

In early February 2010, Mr. McCranie had several telephone calls with executives of Company A in which he urged Company A to continue to pursue a due diligence investigation of us.

On February 17, 2010, Mr. McCranie and Dr. de Geus had a telephone conversation in which Dr. de Geus confirmed the continuing interest of Synopsys in exploring a combination with us and that a non-binding proposal for Synopsys to acquire us would be forthcoming.

On February 19, 2010, Mr. Randy Tinsley, Vice President, Strategy and Corporate Development, of Synopsys sent to Mr. McCranie an email attaching a non-binding proposal for Synopsys to acquire us at $8.50 per share. Synopsys’ proposal was conditioned on, among other things, our agreeing to a 30-day period of exclusivity to negotiate definitive documents and for Synopsys to perform due diligence on us. On the same day, Synopsys and we entered into a confidentiality agreement covering our discussions and any materials exchanged between Synopsys and us.

On February 22, 2010, our board met telephonically to consider the non-binding proposal from Synopsys, with representatives of Jones Day, our legal counsel, in attendance. Mr. McCranie and Dr. Shubat reviewed for our board their various contacts with Synopsys and Company A over the preceding months. Our board and management discussed our projected results for fiscal 2011 and our ongoing efforts to increase shareholder value. Our board concluded that Synopsys’ non-binding proposal at $8.50 per share did not represent fair value for us based on our board’s view of our current business prospects, including the likely effects of our strategic initiatives on shareholder value. Our board did, however, authorize Mr. McCranie and Dr. Shubat to continue discussions with both Synopsys and Company A.

On February 25, 2010, Mr. McCranie and Dr. Shubat attended a meeting with Dr. Chan and Mr. Tinsley at Synopsys’ offices. At the meeting, Mr. McCranie and Dr. Shubat informed the Synopsys executives that, while we were potentially interested in a business combination, we were unwilling to pursue discussions at the price level indicated by Synopsys. Mr. McCranie then presented a management overview of us, and Dr. Chan gave a similar presentation on Synopsys.

On February 26, 2010, Joachim Kunkel, Senior Vice President and General Manager, Solutions Group, of Synopsys and Sanjay Kacholiya, Director, Strategy and Corporate Development, of Synopsys had a meeting with Mr. McCranie to review our operating plans for fiscal year 2010 and 2011 and to discuss the progress of the integration plan with respect to the NXP transaction.

On March 1, 2010, Mr. McCranie and Dr. Shubat had a meeting with executives of Company A at Company A’s offices. Mr. McCranie gave a management overview of us to the Company A executives and suggested potential synergies that might be achieved through a combination of the two companies.

On March 9, 2010, we entered into a confidentiality agreement with Company A covering our discussions and any materials exchanged between us and Company A. On March 11, 2010, Mr. McCranie and Dr. Shubat, along with Branimir Buric, our Executive Vice President, Marketing & Sales at that time, Yankin Tanurhan, our Vice President and General Manager, Processor, SoC Infrastructure and NVM Solutions, and Tom Griffin, our Vice President, Business Development, attended a meeting at Company A’s offices with Company A executives. Dr. Shubat gave a management presentation, and the group held a question and answer session about our operations and the potential for a combination.

Beginning on March 9, 2010, Mr. McCranie and Dr. Shubat had telephone conferences with representatives of JPMorgan in which they discussed the potential engagement of JPMorgan to assist us in exploring and pursuing strategic alternatives. JPMorgan was selected due to that firm’s specific industry expertise and experience and familiarity with senior executives at Synopsys and Company A, as well as many of the other EDA and IP licensing companies in the semiconductor industry. They also discussed other potential acquirers of us and the potential to complete a transaction at a favorable price with each. Similar conversations continued throughout March and early April 2010.

On March 11 and March 12, 2010, our board met with a representative of Jones Day present. Mr. McCranie and Dr. Shubat reported to the board on the status of discussions with Synopsys and Company A. Mr. McCranie also reviewed with our board three other companies to which he or representatives of our company had contacted since 2007 to see whether they had any interest in acquiring us, none of which had expressed interest in the possibility. Our board discussed our future strategic direction and the relative value to stockholders of a sale transaction as compared to the expected future value of our company to our stockholders if we remained independent and continued to execute on our strategic plan, as well as the challenges of executing on our strategic plan. Our board discussed the risks and benefits to our stockholders of attempting to sell the company versus deciding to remain independent, including (a) the likelihood that we would achieve our financial and operational goals, (b) the impact achieving such goals could be expected to have on the market value of our stock, and (c) the risks that we would not achieve our goals, or that the stock price would not rise even if we did achieve our goals. Our board also discussed the fact that our stock was thinly traded and that potential sales by institutional investors or other large shareholders could in the future depress the stock price. Our board took no formal action but recommended that management continue discussions with potential strategic partners and authorized it to engage JPMorgan as our financial advisor.

On March 16, 2010, Mr. McCranie had a telephone call with Mr. Tinsley, in which Mr. Tinsley indicated that Synopsys would be willing to increase its non-binding proposal to $10.00 per share.

On March 19, 2010, we formally engaged JPMorgan to act as our exclusive financial advisor in connection with the process of pursuing strategic alternatives.

On March 22, 2010, representatives of JPMorgan contacted an executive of a third company, to which we refer as “Company B,” that had been identified as a promising potential acquirer. The JPMorgan representatives sought to gauge Company B’s interest in pursuing discussions with us.

On March 23, 2010, Mr. McCranie spoke by telephone to an executive of Company A and urged him to submit an indication of interest to purchase us.

On March 24, 2010, representatives of JPMorgan followed up their contacts with the executive of Company B. JPMorgan informed us that the executive stated that Company B had looked at us in the past and that its interest in pursuing discussions of a combination with us was lukewarm.

Also on March 24, 2010, our board met to consider the status of the various strategic discussions in process. Representatives of JPMorgan and Jones Day attended. Mr. McCranie and JPMorgan updated our board on the status of discussions with Synopsys and Companies A and B. JPMorgan made a presentation to our board regarding our company, its industry and various methods of valuing our company. The presentation included an analysis of the universe of potential acquirers, considering both their strategic fit with us and their respective capacities to undertake an acquisition of the indicated size. Jones Day advised our board on its fiduciary duties in the context of a potential sale transaction, including its duty to maximize shareholder value. Our board considered the status of the various discussions and discussed alternate strategic directions, including remaining independent, raising cash in an equity or convertible debt offering and continuing an acquisition program. Mr. McCranie notified our board that Synopsys had stated that, if we wanted to proceed with negotiations for a potential acquisition, Synopsys would require us to sign an exclusivity agreement under which we would agree to cease discussions with all other potential acquirers and negotiate exclusively with Synopsys for 30 days. At the conclusion of the meeting, our board authorized management to enter into a 30-day exclusivity agreement with Synopsys.

From March 26, 2010 through March 29, 2010, Mr. McCranie and representatives of JPMorgan had several telephone calls with executives of Company A to encourage them to make an offer for our company. In a telephone call on March 28, 2010 between an executive of Company A and a representative of JPMorgan, the executive informed the JPMorgan representative that Company A was not prepared to make an offer for our company, but indicated the range of equity values that Company A would consider if it were to do so. The JPMorgan representative informed Mr. McCranie of Company A’s indicated range and noted that it was below the transaction value indicated by Synopsys.

During the same period Mr. McCranie had several calls with Synopsys executives in which he sought to persuade them to increase the price of Synopsys’ non-binding proposal.

In a telephone call on March 29, 2010, Mr. Tinsley indicated to Mr. McCranie that Synopsys would be willing to make a non-binding proposal at $10.60 per share conditioned upon our entry into the previously proposed 30-day exclusivity agreement. Mr. McCranie indicated that he would discuss with our board whether to authorize further discussions at that price. Mr. McCranie also had a call with Dr. Chan in which they discussed other aspects of Synopsys’ non-binding proposal.

As of March 29, 2010, we had not received any indication of interest from Company A, Company B or any other company, and on that day we entered into the exclusivity agreement with Synopsys that had been previously authorized by our board.

On March 29, 2010, Synopsys sent to Jones Day a request for certain documents and other information that Synopsys wished to review in connection with a due diligence review of us. On March 30, 2010, Fenwick & West LLP, Synopsys’ legal counsel, distributed a draft merger agreement to Jones Day. In the draft merger agreement, Synopsys requested, among other terms, a termination fee of approximately 4.1% of our equity value based on the price offered by Synopsys, as well as our reimbursement of Synopsys’ expenses if the proposed merger agreement were not adopted by our stockholders at a stockholders’ meeting in the absence of a third party offer after we had complied with our covenants under the merger agreement relating to alternative transactions, which we refer to as a “naked no-vote.” Fenwick also distributed a draft voting agreement, which provided for the signatories to vote in favor of, and otherwise support, a transaction with Synopsys. Synopsys proposed that all of our directors and executive officers enter into this agreement concurrently with our signing of the proposed merger agreement.

On April 2, 2010, our board again met to discuss the status of discussions with Synopsys. Mr. McCranie recounted his interactions with Synopsys in the preceding several days. Jones Day, JPMorgan and Mr. McCranie reported on the status of negotiations and the principal terms of the draft merger agreement that had been delivered by Synopsys’ counsel. Mr. McCranie also informed our board that initial estimates for our revenue and non-GAAP earnings for our fiscal second quarter were higher than our earlier estimates. He noted that these estimates were still too preliminary to make any decision regarding a potential pre-announcement, but that management expected to have a firmer estimate of both revenue and earnings within the next several days.

On April 5, 2010, Dr. Shubat had a dinner meeting with Dr. Chan and Mr. Kunkel at which Dr. Shubat was introduced to Mr. Kunkel. They discussed the respective organizations, business locations and business integration experiences of us and Synopsys’ Solutions Group. Dr. Shubat also updated Dr. Chan and Mr. Kunkel on the status of our integration plans with respect to the ARC and NXP transactions.

On April 6, 2010, we issued a press release in which we raised our revenue guidance for our second quarter of fiscal 2010 from a previously announced range of $23.5 to $24.0 million to a range of $24.8 to $25.0 million, and we raised our non-GAAP earnings per share guidance from a previously announced range of $0.01 to $0.02 per share to a range of $0.06 to $0.07 per share.

Also on April 6, representatives of Fenwick and Jones Day met at the offices of Fenwick in Mountain View, California, to negotiate the terms and conditions of the draft merger agreement and voting agreement. These discussions included the scope of representations, warranties and covenants contained in the draft merger agreement, our ability to consider other acquisition proposals and terminate the merger agreement to pursue such other proposals, the respective termination rights of the parties, and the amount and circumstances under which we would be obligated to pay Synopsys a termination fee and reimburse its expenses. Fenwick distributed a revised draft merger agreement to Jones Day on April 7.

On April 8, 2010 our board met to consider the proposed acquisition by Synopsys, with representatives of JPMorgan and Jones Day present. Our board noted that our stock price had increased from $7.77 at the opening of trading on April 5 to $9.47 at the opening of trading on April 8. JPMorgan provided its views of the trading characteristics of our stock over the last six months, and in particular since our April 6 press release, and its views on the prices at which our stock would potentially trade over the next six to twelve months. Mr. McCranie and Dr. Shubat also presented their views on our 12-month outlook. Jones Day summarized the status of negotiations with Fenwick. Our board then discussed the advantages and disadvantages of moving forward with an acquisition at a cash purchase price of $10.60 per share and determined that it was not in the best interests of our stockholders to agree to a transaction at that price. Mr. McCranie then communicated our board’s decision not to move forward with the transaction to both Dr. de Geus and Mr. Tinsley. Dr. de Geus, who was overseas at the time, suggested that he and Mr. McCranie arrange to meet face to face for further discussions.

During the remainder of April and through May of 2010, Mr. McCranie had several informal in-person and telephone meetings with Drs. de Geus and Chan and Mr. Tinsley about the possibility of re-engaging in discussions, and potential prices at which both companies might consider moving forward. These discussions did not result in the submission of a formal proposal by either company.

On April 28, 2010, our exclusivity agreement with Synopsys expired.

On June 3, 2010, Mr. Tinsley called Mr. McCranie to deliver a non-binding proposal from Synopsys to acquire us at $12.00 per share and stated that this was Synopsys’ best and final offer. Between June 3 and June 6, Mr. McCranie contacted each of our directors to update each of them regarding Synopsys’ proposal.

On June 5, 2010, representatives of Jones Day distributed a revised draft merger agreement to Fenwick, in which, among other things, we proposed a termination fee of 2.0% and no reimbursement of Synopsys’ expenses if there were a naked no-vote. From June 6 to June 9, representatives of Fenwick and Jones Day exchanged drafts of the merger agreement and negotiated its terms and conditions, including the amount of the termination fee and our obligation to reimburse Synopsys’ expenses if there were a naked no-vote. The termination fees discussed ranged from approximately 2.0% to 4.0% of our equity value.

On June 7, 2010, our board held a meeting, at which representatives of JPMorgan and Jones Day were in attendance, to discuss the status of the Synopsys negotiations. Representatives of JPMorgan updated the board regarding its financial analysis of our company and recent stock market conditions. Representatives of Jones Day summarized the outstanding open issues in the draft merger agreement, including the amount of the termination fee and expense reimbursement obligation, the scope of the covenants relating to the conduct of our business before the closing of the proposed merger and our ability to consider other acquisition proposals and terminate the merger agreement to pursue such other proposals. Our board discussed the advantages and disadvantages of accepting the proposal by Synopsys to acquire us for $12.00 per share, noting that Synopsys’ offer significantly exceeded the range of equity values that Company A had previously indicated it would be willing to offer, if it were to make an offer, and that all companies other than Synopsys that we had approached had declined to engage in discussions with us about a business combination. Mr. McCranie further noted that Synopsys had indicated that $12.00 per share was its best and final offer. In view of these considerations, our board discussed the positive and negative considerations of accepting the offer by Synopsys compared to continuing to operate as an independent company. Our board subsequently instructed management to continue negotiation of the terms and conditions of the proposed merger with Synopsys.

On June 8, 2010, Messrs. McCranie and Tinsley agreed on a termination fee of approximately 3.2% of our equity value, which our board believed, after discussion with our legal and financial advisors, was an amount that did not represent an unreasonable barrier to another interested party making a competing offer. It was also agreed that we would not reimburse Synopsys’ expenses if there were a naked no-vote.

At 12:00 noon Pacific time on June 9, 2010, our board held a meeting, at which representatives of JPMorgan and Jones Day were in attendance, to consider and discuss the terms of the proposed transaction with Synopsys. Representatives of Jones Day reviewed and updated our board on the material terms and conditions of the proposed transaction, and reviewed for our board its fiduciary duties in the context of the proposed transaction.

Representatives of JPMorgan reviewed with our board JPMorgan’s financial analysis of the proposed $12.00 per share price and delivered to our board an oral opinion, confirmed by delivery of a written opinion dated June 9, 2010, to the effect that, as of that date and based upon and subject to the various factors, assumptions and limitations set forth in its written opinion, the merger consideration to be paid to the holders of our common stock (other than our common stock held by NXP to be repurchased by us in connection with the proposed merger to the extent that we repurchase such shares) in the proposed merger was fair, from a financial point of view, to such stockholders. Our board then engaged in deliberations and, after reviewing and discussing the terms of the merger agreement and the various discussions with our management and our legal and financial advisors, and taking into consideration the factors described under “Recommendation of Virage’s Board of Directors and Its Reasons for the Merger,” our board unanimously adopted resolutions declaring that the transactions contemplated by the merger agreement were fair to, and in the best interests of, our company and our stockholders. Our board unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, authorized management to execute and deliver the merger agreement and recommended that our stockholders adopt the merger agreement.

During the evening of June 9, 2010, Jones Day, Fenwick and the managements of Synopsys and us finalized the merger agreement and the company disclosure letter related to the merger agreement. Late in the evening of June 9, the parties executed the merger agreement, and each of our directors, but not our non-director executive officers, entered into a voting agreement with Synopsys. Before the opening of trading on June 10, 2010, Synopsys and we issued a joint press release announcing the signing of the merger agreement and the transactions contemplated thereby.

Recommendation of Virage’s Board of Directors and Its Reasons for the Merger

Our board of directors unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement. In reaching its unanimous decision to (a) approve the merger agreement and the merger, (b) determine that the merger agreement and the terms and conditions of the merger and the merger agreement are fair and advisable to, and in the best interests of, our company and our stockholders and (c) recommend that all of our stockholders adopt the merger agreement, our board considered and evaluated a number of factors, including those set forth below:

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Full and Fair Value — Our board’s belief that the merger consideration of $12.00 per share represents full and fair value for the shares of our common stock, taking into account our board’s familiarity with our business, operations, prospects, business strategy, assets, financial condition and results of operations, and the certainty of this value in cash in the merger compared to the potential rewards, risks and uncertainty associated with the operation of our business as an independent company.

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Premium to Current and Historical Trading Prices of Our Shares — Our board’s observation of the relationship of the merger consideration of $12.00 per share to the current and recent trading price of our common stock at the time they approved the merger, and to the historical trading prices of our common stock. Our board noted that the merger consideration represents an implied premium of 32.7% compared to the closing price of our common stock on June 8, 2010 (the last trading day before our board approved the merger), an implied premium of 25.9%, 32.0% and 45.6%, respectively, to the 30-, 60- and 90-trading day average closing prices of our common stock over these periods prior to the day we publicly announced the transaction, and that during the 52-week period ended on June 8, 2010 the highest per share closing price of our common stock was $10.70 and the lowest per share closing price was $3.97. Our board also noted that the ratio of the value of our common stock in the merger to our operating income was greater than the ratio of the market value of common stock to operating income of selected companies that we consider to be peers.

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Our Prospects as an Independent Company — Our board’s knowledge and familiarity with our business, operations, prospects, business strategy, assets, financial condition and results of operations and our future growth prospects if we were to remain an independent public company, and our board’s observation that, while we have experienced strong year-on-year revenue and earnings growth from fiscal years 2009 to 2010, substantially all of that growth had arisen from our acquisitions. Our board discussed our current prospects for internal growth, noting that the costs of product development, as well as sales and marketing, in the semiconductor IP industry in which we operate are high and that, in order to maintain an acceptable level of profitability, we would need to limit expenditures relating to new products. Our board considered our ability to achieve additional growth through acquisitions, that we currently have insufficient cash to make significant acquisitions and that issuing shares for significant acquisitions would likely be dilutive to our stockholders. Our board considered the potential rewards, risks and uncertainties associated with pursuing internal growth and growth through acquisitions. Our board also considered the highly competitive, consolidating and rapidly evolving environment in which we operate and expect to operate in the future.

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Liquidity and Volatility of Shares — Our board’s belief, based on conversations between management and selected investors, that the trading volume of our shares is low relative to the number of shares outstanding and available for trading, that the number of investors actively engaged in researching and investing in small IP companies similar to ours is decreasing, and that, as a result, the trading price of the shares is and will remain volatile and may be adversely affected by market actions by even a small number of investors. Our board also believed, in view of the foregoing, that, if our stock were to trade at prices comparable to the $12.00 per share merger consideration, it would be unlikely that a significant number of our stockholders could realize those prices.

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Cyclicality of the Semiconductor Industry — Our board’s belief that the industry in which we operate is highly cyclical and dependent on the consumer market, that any downturn in consumer demand for semiconductors would result in lower demand for semiconductors and reduce our foundry customers’ production and development rates, and that our royalty and licensing revenue would consequently decline, and that therefore any downturn in the semiconductor industry could adversely affect the trading price of our shares of common stock.

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Consolidation in the Semiconductor IP Industry — Our board’s view that the industry in which we operate is undergoing consolidation and that companies that undertake such consolidation enjoy increasing economies of scale in research and development, sales, marketing, operations and capital structure and other competitive advantages.

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Review of Strategic Alternatives — Our board’s belief, after consultation with our management and legal and financial advisors and a thorough review of the other strategic opportunities reasonably available to us, in each case taking into account the potential benefits, risks and uncertainties associated with those other opportunities, that completion of the merger and consummation of the merger represent our best reasonably available prospect for maximizing stockholder value.

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Conversations with Other Parties — The fact that management and our financial advisors had discussed the potential for a combination with other companies deemed most likely to benefit from a combination with us, and the fact that such discussions did not lead to any alternative offer to purchase our company.

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Certainty of Value — The fact that the consideration to be received by our stockholders in the merger will consist entirely of cash, which will provide liquidity and certainty of the value to be received by our stockholders in the merger

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Opinion of Financial Advisor — The financial analyses reviewed and discussed with our board by representatives of JPMorgan on June 9, 2010, as well as the oral opinion, subsequently confirmed in writing, JPMorgan rendered to our board to the effect that, as of June 9, 2010 and based upon and subject to the various factors, assumptions and limitations set forth in its written opinion, the merger consideration to be paid to the holders of our common stock (other than the common stock held by NXP B.V. to be repurchased by us in connection with the merger to the extent that we repurchase such shares) in the merger was fair, from a financial point of view, to such stockholders, as more fully described below in the section entitled “— Opinion of Virage’s Financial Advisor” beginning on page 30. The summary of JPMorgan’s opinion is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken by JPMorgan in rendering its opinion.

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Likelihood of Completion — Our board’s belief that the merger is likely to be completed, based on, among other things, the limited number of conditions to the merger, the absence of a financing condition and the representation of Synopsys in the merger agreement that it will have sufficient funds to consummate the transactions contemplated by the merger agreement, including paying in full the merger consideration due to our stockholders and the holders of our equity awards.

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Business Reputation of Synopsys — The business reputation and capabilities of Synopsys and its management and the financial resources of Synopsys, which our board believed supported the conclusion that a transaction with Synopsys could be completed relatively quickly and in an orderly manner.

•	Terms of Merger Agreement; Ability to Respond to Unsolicited Proposals — The terms and conditions of the merger agreement, including:

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our ability to consider and respond to, under certain circumstances specified in the merger agreement, an unsolicited, written proposal for an alternative transaction from a third party prior to completion of the merger,

•	the right of our board, under certain circumstances specified in the merger agreement, to change its recommendation that our stockholders adopt the merger agreement, and

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the right of our board, after complying with the terms of the merger agreement, to terminate the merger agreement in order to accept a superior offer upon payment of a termination fee of $11 million, and the belief of our board, after discussion with our advisors, that the termination fee did not represent an unreasonable barrier to another interested party making a competing offer.

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Stockholder Approval Requirement — The fact that consummation of the merger would be subject to the adoption by our stockholders of the merger agreement, and that they would be free to reject the merger agreement.

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Appraisal Rights — The availability of statutory appraisal rights to our stockholders who comply with all the required procedures under Section 262, which allow such stockholders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. For a further discussion of statutory appraisal rights, see “Appraisal Rights” beginning on page 66.

Our board has also considered a variety of uncertainties and risks and other potentially negative factors concerning the merger. These factors included the following:

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No Stockholder Participation in Future Growth or Earnings — The fact that, while the merger gives our public stockholders the opportunity to realize a premium over the prices at which the shares were traded prior to the meeting of our board to consider and approve the merger agreement, our public stockholders will cease to participate in our future earnings growth or benefit from any future increase in our value following the merger, and the possibility that the price of the shares might have increased in the future to a price greater than $12.00 per share.

•	No-Shop Restrictions — The restrictions that the merger agreement imposes on soliciting competing acquisition proposals.

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Termination Fee — The possibility that the termination fee of $11 million payable by us to Synopsys may deter third parties who might be interested in exploring an acquisition of our company and, if the merger agreement is terminated in circumstances where the fee is not immediately payable, may also impact our ability to engage in another transaction for up to one year should the merger not be completed. However, our board was of the view, after discussion with our legal and financial advisors, that the amount of the termination fee did not represent an unreasonable barrier to another interested party making a competing offer. In addition, our board noted that the provisions in the merger agreement relating to termination fees and non-solicitation of acquisition proposals were insisted upon by Synopsys as a condition to entering into the merger agreement and were reasonable in light of, among other things, the benefits of the merger to our stockholders.

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Antitrust Clearance — The fact that completion of the merger would require antitrust clearance and that Synopsys is not obligated to litigate or contest any action or proceeding challenging the merger as violative of antitrust law or to dispose of or hold separate any of its or our assets, limit or restrict the conduct of its or our business or ownership of assets or hold separate our capital stock.

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Other Closing Conditions — The fact that completion of the merger would require the satisfaction of other closing conditions that are not within our control, including that no material adverse effect on our company has occurred.

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Taxable Consideration — The fact that the gains from the transactions contemplated by the merger agreement would be taxable to stockholders for U.S. federal income tax purposes, and any gains from any appraisal proceeding could be taxable for U.S. federal income tax purposes to stockholders who perfect their appraisal rights.

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Business Disruption Resulting from Merger — The possible disruption to our business and the possible effect on our ability to attract key personnel that may result from the announcement of the merger and the resulting distraction of the attention of our management, and the potential ongoing effects of this disruption in the event that the merger is not completed.

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Potential Conflicts of Interest — The fact that our executive officers and directors have interests in the transaction that are different from, or in addition to, those of our other stockholders. For a further discussion of such conflict of interests, see “The Merger — Interests of Virage’s Directors and Executive Officers in the Merger” beginning on page 36.

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Interim Restrictions on Business Pending the Completion of the Merger — The restrictions imposed by the merger agreement on the conduct of our business prior to completion of the merger, which could delay or prevent us from undertaking business opportunities that may arise during that time.

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Risk Associated with Failure to Complete the Merger — The risks and costs to us if the merger is not completed, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships, and our payment of expenses associated with the merger, and the potential for our stock price to decline upon an announcement that the merger would not be completed.

The foregoing discussion of the information and factors considered by our board is not meant to be exhaustive, but includes the material information, factors and analyses considered by our board in reaching its conclusions and recommendation in relation to the merger, the merger agreement and the transactions contemplated thereby. The members of our board evaluated the various factors listed above in light of their knowledge of our business, financial condition and prospects, in consultation with our management and legal and financial advisors. In light of the variety of factors and amount of information that our board considered, the members of our board did not find it practicable to provide specific assessment of, quantify or otherwise assign any relative weights to, the factors considered in determining its recommendation. However, the recommendation of our board was made after considering the totality of the information and factors involved. Individual members of our board may have given different weight to different factors.

Opinion of Virage’s Financial Advisor

Pursuant to an engagement letter dated June 7, 2010 and effective as of March 19, 2010, we retained JPMorgan as our financial advisor in connection with the proposed merger.

At the meeting of our board on June 9, 2010, JPMorgan rendered its oral opinion, subsequently confirmed in writing, to our board that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in its written opinion, the merger consideration to be paid to the holders of our common stock (other than our common stock held by NXP B.V. to be repurchased by us in connection with the proposed merger to the extent that we repurchase such shares) in the proposed merger was fair, from a financial point of view, to such stockholders. No limitations were imposed by our board upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinion. The issuance of JPMorgan’s opinion was approved by a fairness committee of JPMorgan.

The full text of the written opinion of JPMorgan dated June 9, 2010, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken by JPMorgan in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. You are urged to read the opinion in its entirety. JPMorgan’s written opinion is addressed to our board, is directed only to the merger consideration to be paid in the merger and does not constitute a recommendation to any of our stockholders as to how such stockholders should vote with respect to the proposed merger or any other matters. The summary of the opinion of JPMorgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, JPMorgan, among other things:

•	reviewed a draft dated June 9, 2010 of the merger agreement;

•	reviewed certain publicly available business and financial information concerning our company and the industries in which we operate;

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compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration paid for such companies;

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compared our financial and operating performance with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of our common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by our management relating to our business; and

•	performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

JPMorgan also held discussions with certain members of our management with respect to certain aspects of the merger, our past and current business operations, our financial condition and future prospects and operations, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

In giving its opinion, JPMorgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by us or otherwise reviewed by or for JPMorgan, and JPMorgan did not independently verify (nor did it assume responsibility or liability for independently verifying) any such information for its accuracy or completeness. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did JPMorgan evaluate the solvency of us or Synopsys under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it or derived therefrom, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of our company to which such analyses or forecasts relate. JPMorgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. JPMorgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and that the definitive merger agreement would not differ in any material respects from the draft thereof furnished to JPMorgan. JPMorgan also assumed that the representations and warranties made by us and Synopsys in the merger agreement and the related agreements are and will be true and correct in all respects material to its analysis. JPMorgan is not a legal, regulatory or tax expert and relied on assessments made by our advisors with respect to such issues. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on us or on the contemplated benefits of the merger.

JPMorgan’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of such opinion. Subsequent developments may affect JPMorgan’s opinion and JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. JPMorgan’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of our common stock (other than our common stock held by NXP B.V. to be repurchased by us in connection with the proposed merger to the extent that we repurchase such shares) in the proposed merger, and JPMorgan has expressed no opinion as to the fairness of the merger to, or any consideration paid in connection therewith by, the holders of any other class of securities, creditors or other constituencies of us or as to our underlying decision to engage in the merger. JPMorgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the merger consideration to be paid to the holders of our common stock in the merger or with respect to the fairness of any such compensation.

Except as described in “— Background of the Merger” beginning on page 20, JPMorgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of our company or any other alternative transaction.

In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with rendering its opinion and does not purport to be a complete description of the analyses or data presented by JPMorgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by JPMorgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of JPMorgan’s financial analyses.

Estimates. In performing its analyses in connection with rendering its opinion, JPMorgan relied upon estimates provided by our management and prepared in connection with the proposed merger for our second fiscal quarter of 2010 (i.e., the quarter ended March 31, 2010) through the end of the calendar year ending December 31, 2011. These estimates were based on projected revenue and margin trends, by product, for products we are currently offering for sale. At the request of JPMorgan, consistent with its valuation policy, our management also prepared and provided to JPMorgan forecasts for calendar years 2012 through 2019, which were based in part on the application of estimated industry growth rates to the total revenue from our calendar year 2011 estimates, assumptions regarding the introduction of new products and our target model for operating margins. JPMorgan also relied upon these forecasts in performing its analyses in connection with rendering its opinion. We generally do not publicly disclose internal management projections of the type provided to JPMorgan in connection with JPMorgan’s analysis of the merger, and such projections were not prepared with a view toward public disclosure, notwithstanding the disclosure of a summary of such projections in this proxy statement. In addition, we generally do not prepare projections for periods beyond the next succeeding fiscal year. The projections we provided to JPMorgan were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

Selected Public Benchmarks Analysis. Using publicly available information available to it as of June 8, 2010, JPMorgan compared selected financial data of our company with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be analogous to our company. The companies were selected, among other reasons, because they share relatively similar business characteristics to our company based on operational characteristics and financial metrics. The companies selected by JPMorgan were divided into two groups: (a) Intellectual Property (“IP”) peer-group companies; and (b) electronic design automation (“EDA”) peer-group companies. The groups were comprised of the following companies:

IP Peers

•	ARM Holdings plc

•	Rambus Inc.

•	InterDigital, Inc.

•	Tessera Technologies, Inc.

•	CEVA, Inc.

•	MIPS Technologies, Inc.

EDA Peers

•	Synopsys, Inc.

•	Cadence Design Systems, Inc.

•	Mentor Graphics Corporation

Using publicly available information, including Wall Street research, FactSet and public filings, JPMorgan reviewed, among other things, for each of the companies:

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enterprise value, which means the fully diluted market value, plus total debt, less cash and cash equivalents, as a multiple of, to the extent available, publicly available estimates of revenue for calendar year 2011 as published by certain research analysts, such multiple being referred to below as “EV/CY2011E Revenue;” and

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stock price as a multiple of, to the extent available, publicly available estimates of earnings per share for calendar year 2011 as published by certain research analysts, such multiple being referred to below as “P/CY2011E Earnings.”

This analysis resulted in the following:

Benchmark	IP Peers				EDA Peers
	High	Low	Mean	Median	High	Low	Mean	Median
EV/CY2011E Revenue	9.5x	1.4x	4.8x	2.8x	1.6x	1.1x	1.4x	1.4x
P/CY2011E Earnings	27.6x	10.7x	17.5x	15.9x	18.2x	10.4x	13.7x	12.4x

Based on this analysis and informed by its judgment, JPMorgan selected the following reference ranges of multiples for purposes of calculating our company’s implied trading value per share: 1.5x-2.5x for the EV/CY2011E Revenue multiple and 10.0x-14.0x for the P/CY2011E Earnings multiple. These reference ranges were based on the ranges of multiples calculated in the chart above for comparable companies but adjusted to take into account differences between our company and the comparable companies and such other factors as JPMorgan deemed appropriate. Using these ranges, JPMorgan calculated our company’s implied trading value per share. This analysis indicated an implied trading value per share ranging from: (a) approximately $8.25 to approximately $13.00, based on EV/CY2011E Revenue multiples, and (b) approximately $9.50 to approximately

$13.25, based on P/CY2011E Earnings multiples, compared in each case to the merger consideration of $12.00 per share proposed to be paid in the merger, and to the closing price of $9.04 as of June 8, 2010.

Discounted Cash Flow Analysis. Using our projections, JPMorgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for our common stock. Based on our projections, JPMorgan calculated the unlevered free cash flows that our company is expected to generate during the second half of calendar year 2010 through 2019. JPMorgan also calculated a range of terminal asset values of our company at the end of the 9.5-year period ending 2019 by applying a terminal growth rate ranging from 2.0% to 3.0%, selected based on estimates for the long-term growth of the economy and sectors in which our company operates.

The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 9.5% to 11.5%, which were chosen by JPMorgan based upon an analysis of the weighted average cost of capital of our company.

Based on the foregoing, this analysis indicated an implied equity value per share of the our common stock ranging from approximately $10.50 to approximately $13.75, compared in each case to the merger consideration of $12.00 per share proposed to be paid in the merger.

Selected Precedent Transactions Analysis. Using publicly available information available to it as of June 8, 2010, JPMorgan reviewed certain selected precedent transactions involving businesses which JPMorgan judged to be analogous to our company’s business and transactions which JPMorgan judged to be relatively similar to the proposed merger based on, among other things, the industry segments in which those businesses operated and the rationale for such transactions. Specifically, the following transactions were selected, among other reasons, because the businesses involved in these transactions share relatively similar business characteristics to our company based on operational characteristics and financial metrics. The transactions considered were the following:

Target	Acquirer
Silicon Storage Technology, Inc.	Microchip Technology Incorporated
MontaVista Software, Inc.	Cavium Networks, Inc.
ARC International plc	Virage Logic Corporation
Wind River Systems, Inc.	Intel Corporation
MIPS Technologies, Inc. Analog Business Group	Synopsys, Inc.
Synplicity, Inc.	Synopsys, Inc.
Chipidea Microelectronica S.A.	MIPS Technologies, Inc.

Using publicly available estimates, JPMorgan reviewed for each transaction the transaction enterprise value as a multiple of, to the extent available, the target company’s revenue for the twelve-month period immediately following the announcement of the transaction, which is referred to below as “EV/1YR FWD Revenue.” This analysis showed the following:

Benchmark	High	Low	Mean	Median
EV/1YR FWD Revenue	3.3x	1.1x	2.3x	2.3x

Based on the results of this analysis and other factors that JPMorgan considered appropriate, JPMorgan applied a EV/1YR FWD Revenue multiple range of 2.2x to 3.3x to our company’s 1YR FWD Revenue, and arrived at an estimated range of equity values for our common stock of approximately $10.00 to approximately $14.25 per share, compared in each case to the merger consideration of $12.00 per share proposed to be paid in the merger. Although none of the selected transactions, nor the buyer’s rationale in such transactions, is identical to the merger, JPMorgan noted that the ARC International plc/Virage Logic Corporation transaction was most comparable, given that ARC International plc was an IP provider that, in the view of JPMorgan, had the most similar operational characteristics and financial metrics to our company. JPMorgan further noted that, based on the EV/1YR FWD Revenue multiple in the ARC International plc/Virage Logic Corporation transaction, the implied equity value of our company was $5.50 per share, compared to the merger consideration of $12.00 per share proposed to be paid in the merger.

Historical Stock Price. JPMorgan reviewed, solely for reference purposes, the price performance of our common stock during the 52-week period ending on June 8, 2010. JPMorgan noted that the low and high closing prices per share for the common stock during such period were $3.97 and $10.70, respectively, compared to the closing price per share of $9.04 on June 8, 2010 and the merger consideration of $12.00 per share to be paid in the merger. JPMorgan noted that historical stock price is not a valuation methodology but was presented merely for informational purposes.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create a misleading or incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, JPMorgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, JPMorgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts used or analyses made by JPMorgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to our company, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies that share relatively similar business characteristics to our company based on operational characteristics and financial metrics. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of JPMorgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to our company and the transactions compared to the Merger.

As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to advise us with respect to the merger and to potentially deliver an opinion to the our board with respect to the merger on the basis of such experience and its familiarity with the industry in which we operate.

For services rendered as financial advisor to our company with respect to the proposed merger (including the delivery of its opinion), JPMorgan will receive a fee from us, estimated to be approximately $4.4 million, which is payable upon consummation of the proposed merger. In addition, we have agreed to reimburse JPMorgan for certain expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan for certain liabilities arising out of its engagement.

During the two years preceding the date that JPMorgan issued its opinion, neither JPMorgan nor its affiliates had any other significant financial advisory or other significant commercial or investment banking relationships with us or Synopsys. However, JPMorgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Synopsys, for which it receives customary compensation or other financial benefits. In the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of us or Synopsys for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Financial Projections

We provided Synopsys with non-public business and financial information about us in connection with its due diligence review of our company. This information consisted of our annual operating plan for fiscal years 2010 and 2011, which contained quarterly financial projections for our company from our second fiscal quarter of 2010 to our fourth fiscal quarter of 2011 and for the full fiscal years ending September 30, 2010 and September 30, 2011. These estimates were based on projected revenue and margin trends, by product, for products we are currently offering for sale. We also provided our financial advisor, JPMorgan, with this information in connection with its financial analysis of the merger consideration. The projections we provided to JPMorgan were converted to a calendar year basis and included the full calendar year ended December 31, 2011. At the request of JPMorgan, consistent with its valuation policy, our management also prepared and provided to JPMorgan forecasts for calendar years 2012 through 2019, which were based in part on the application of estimated industry growth rates for the total revenue from our calendar year 2011 estimates, assumptions regarding the introduction of new products and our target model for operating margins. We generally do not prepare projections for periods beyond the next succeeding fiscal year. JPMorgan considered these financial projections in preparing the financial analysis it presented to our board of directors. See “Opinion of Virage’s Financial Advisor” beginning on page 30.

A summary of these financial projections is being included in this proxy statement because the projections were furnished to Synopsys in connection with the discussions giving rise to the merger agreement and to JPMorgan in connection with the financial analysis underlying its fairness opinion. The inclusion of financial projections in this proxy statement should not be regarded as an indication that any person that received this information considered, or now considers, these projections to be a reliable prediction of our future results. We prepared the projections for fiscal years 2010 and 2011 in the ordinary course of business solely for our internal purposes and the other projections at the request of JPMorgan, consistent with its valuation policy, and not with a view toward public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or generally accepted accounting principles. Neither our independent auditors nor any other independent accountants have compiled, examined or performed any other procedures with respect to the projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, these financial projections.

The projections included below are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those shown below and should be read with caution. See “Cautionary Statement Regarding Forward-Looking Statements” on page 11. The projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and developments occurring since the date the projections were prepared. Although presented with numerical specificity, the projections are based upon a variety of estimates and assumptions made by our management. These assumptions are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Such uncertainties and contingencies can generally be expected to increase with the passage of time from the date the projections were made. Accordingly, the assumptions made in preparing the projections might not prove accurate, and actual results might differ materially. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, or our compliance with the covenants we made under the merger agreement, all of which might also cause our actual results to differ materially.

For these reasons, the inclusion of projections in this proxy statement should not be regarded as an indication that the projections will be an accurate prediction of future events whether or not the merger is completed, and they should not be relied on as such. Neither we nor any other person has made, or makes, any representation regarding these projections, and neither we nor any other person intends, nor undertakes any obligation, to update or otherwise revise the projections to reflect circumstances existing after the date they were prepared, or to reflect the occurrences of future events, even if any or all of the assumptions are shown to be inaccurate. You are cautioned not to rely on this information in making a decision whether to vote in favor of the adoption of the merger agreement.

The financial projections that we provided are summarized in the following table.

	Calendar Year Ending December 31,
	2010	2011
	(in millions, except per share amounts)
Revenue	$109.0	$134.5
Operating expenses	$88.9	$96.9
Net income	$13.3	$25.2
Earnings per share	$0.51	$0.95

In developing our financial projections, we made numerous assumptions about our industry, markets, products and ability to execute on our business plans. In particular, we made the following assumptions:

•	The global economic recovery would continue, resulting in increased revenue.

•	The current competitive landscape would remain materially unchanged.

•	We would not make any significant acquisitions or divestitures.

•	Our expenses in currencies other than the U.S. dollar would be converted into U.S. dollars using the exchanges rates in effect as of the date that the projections were prepared.

•	Our gross profit would increase, because more of our revenue would be comprised of higher margin royalty revenue.

•	We would realize increased operating margins as a result of our strategic initiatives to reduce operating expenses.

•	We would not incur any significant restructuring and impairment costs.

•	Our total shares outstanding would increase by a fixed amount as a result of equity award issuances and exercises.

Financing

We estimate that the total amount of funds necessary to complete the merger and related transactions in connection with the merger is approximately $311.2 million, representing, in the aggregate, the amounts due to holders of our outstanding common stock under the merger agreement, assuming that no stockholder demands and perfects appraisal rights and without taking into account our cash on hand. Synopsys will be required to pay an additional amount of cash to holders of our equity awards, but this amount depends on the vesting of such awards between the date hereof and the status of our employees on the date the merger closes. Such amounts are expected to be paid by Synopsys from its cash on hand or borrowings from its existing credit facilities.

Interests of Virage’s Directors and Executive Officers in the Merger

In considering the recommendation of our board with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and are described below. Our board was aware of these interests and considered them, among other things, in approving the merger agreement.

Severance Benefits

Our executive officers may receive severance benefits in certain events of termination of their employment prior to or after the merger.

We are a party to a change in control severance agreement with Dr. Alexander Shubat, our President and Chief Executive Officer and a director, which provides that, in the event we terminate his employment without cause or he voluntary terminates his employment for good reason within the period commencing 60 days prior to the merger and ending twelve months immediately following completion of the merger and he executes a release of claims in favor of our company and such release of claims becomes effective, he would become entitled to receive his annual base salary in effect on the date of his termination for 24 months following his termination of employment and be entitled to benefits under COBRA for himself and his eligible dependents without cost to him for 24 months following his termination of employment. Dr. Shubat would also be entitled to a lump-sum cash payment equal to two times his target annual bonus for the calendar year in which Dr. Shubat is terminated. In addition, any unvested equity awards held by Dr. Shubat would become fully vested upon such termination, and Dr. Shubat would receive a nine-month extension of the time period in which he is entitled to exercise vested equity awards, resulting in an aggregate post-termination exercise period of twelve months.

We are a party to a change in control severance agreement with Mr. Brian Sereda, our Vice President and Chief Financial Officer, which provides that, in the event we terminate his employment without cause or he voluntary terminates his employment for good reason within the period commencing 60 days prior to the merger and ending twelve months immediately following completion of the merger and he executes a release of claims in favor of our company and such release of claims becomes effective, he would become entitled to receive his annual base salary in effect on the date of his termination for twelve months following his termination of employment and be entitled to benefits under COBRA for himself and his eligible dependents without cost to him for twelve months following his termination of employment. Mr. Sereda would also be entitled to a lump-sum cash payment equal to his target annual bonus for the calendar year in which Mr. Sereda is terminated. In addition, any unvested equity awards held by Mr. Sereda would become fully vested upon such termination, and Mr. Sereda would receive a nine-month extension of the time period in which he is entitled to exercise vested equity awards, resulting in an aggregate post-termination exercise period of twelve months.

We also are parties to change in control severance agreements with each of our executive officers, other than Messrs. Shubat and Sereda, and certain other employees that provide that, in the event of the employee’s termination by us without cause within the period commencing 30 days prior to the merger and ending twelve months immediately following completion of the merger or the employee’s voluntary termination of his or her employment for good reason in the twelve months immediately following completion of the merger, and the employee executes a release of claims in favor of our company and such release of claims becomes effective, the employee would receive an extension of the time period in which he or she is entitled to exercise vested equity awards by an additional 90 days, resulting in an aggregate post-termination exercise period of 180 days. In addition, an aggregate of 50% of any unvested equity awards held by the employee would become fully vested upon such termination.

For purposes of all of our change in control severance agreements, cause is generally defined as (a) a conviction of or plea of guilty or no contest to a felony under the laws of the United States or any state thereof; or (b) conviction of any crime constituting fraud, theft or misappropriation of our property, or of any other crime that materially injures our business or reputation. For purposes of all of our change in control severance agreements, good reason is generally defined as (a) the material diminishment of an employee’s authority, duties or responsibilities, or the assignment of any duties inconsistent with his or her pre-existing authority, duties or responsibilities, except that if, following the merger, we become part of a larger entity and the employee no longer holds the title previously held with us, but retains management responsibility for that portion of our business as part of such larger entity, or is given general management responsibility for operations comparable to or larger than the operations previously overseen, (or, in the case of Dr. Shubat, he no longer holds the title previously held with us, but retains management responsibility for a subsidiary or division of such larger entity that continues to conduct our business and is comparable in size and scope to our business), such arrangements shall not constitute good reason under this clause (a); (b) a reduction (or, in the case of Dr. Shubat or Mr. Sereda, a material reduction) in the employee’s base salary as in effect immediately prior to the merger (or, in the case of Dr. Shubat or Mr. Sereda, as of June 6, 2010), or diminishment of his or her bonus opportunity, other than a reduction in base salary or bonus opportunity that is part of a broad readjustment in compensation practices applied to our executive management team; (c) a reduction in the kind or level of employee benefits to which the employee was previously entitled to resulting in a significantly reduced overall benefits package; or (d) the relocation to any office or location more than 35 miles from the employee’s prior location, except for travel reasonably required in the performance of the employee’s responsibilities.

The following chart sets forth the value of the cash severance benefits payable to our executive officers as of June 9, 2010 upon a termination of employment as described above:

Name and Position	Cash Severance Payment		COBRA Premiums	Total Severance Benefit
J. Daniel McCranie	$0		N/A	$0
Executive Chairman
Alexander Shubat, Ph.D.	$1,435,000	(1)	$53,188	$1,488,188
President & CEO
Brian Sereda	$496,250	(2)	$26,594	$522,844
VP, Finance & CFO
Branimir Buric	$0		N/A	$0
EVP, Marketing & Sales

Total	$1,931,250		$79,782	$2,011,032

(1)	Represents the sum of (a) two times Dr. Shubat’s annual base salary as of June 9, 2010 and (b) two times the product of Dr. Shubat’s annual bonus opportunity of 30,000 RSUs and the merger consideration of $12.00 per share.
(2)	Represents the sum of (a) Mr. Sereda’s annual base salary as of June 9, 2010 and (b) the product of Mr. Sereda’s annual bonus opportunity of 20,000 RSUs and the merger consideration of $12.00 per share.

As noted above, our executive officers would also be entitled to certain acceleration of equity awards upon a termination of employment as described above. The value of this benefit would depend on the extent to which the applicable equity awards were otherwise unvested at the time such termination. The table below sets forth for our executive officers, as of June 9, 2010,

•

the number of shares of our common stock underlying unvested stock options and stock-settled appreciation rights with exercise prices below $12.00 per share held by such persons and the weighted average exercise price of such options and stock-settled appreciation rights,

•	the number of shares of our common stock represented by unvested RSUs held by such persons, and

•

the cash payment that would be made to each such person, assuming that the merger had been completed on June 9, 2010 and he were terminated by us without cause between May 10, 2010 (representing the thirtieth day before the assumed completion of the merger) and June 9, 2011 (representing the end of the twelve-month period after the assumed completion of the merger), or he voluntarily terminated his employment for good reason between June 9, 2010 and June 9, 2011, and his unvested equity awards were vested pursuant to his change in control severance agreement as a consequence of such termination.

	Unvested Stock Options and Stock-settled Appreciation Rights		Shares Underlying Unvested RSUs	Total Consideration
Name and Position	Underlying Shares	Weighted Average Exercise Price
J. Daniel McCranie Executive Chairman	—	—	50,000	$300,000
Alexander Shubat, Ph.D. President & CEO	174,062	$4.51	100,000	$2,503,817
Brian Sereda VP, Finance & CFO	58,333	$4.84	42,000	$921,664
Branimir Buric EVP, Marketing & Sales	87,500	$4.16	50,750	$647,313

Total	319,895	$4.48	242,750	$4,372,794

Indemnification of Directors and Officers; Insurance

Synopsys has agreed that, for six years after the effective time, it will cause the surviving corporation to fulfill and honor our obligations to our current and former directors and officers, whom we refer to in this proxy statement as “indemnified parties,” pursuant to any indemnification agreements or indemnification provisions under our certificate of incorporation or bylaws as in effect as of June 9, 2010 with respect to acts or omissions occurring on or before the effective time, in each case subject to legal requirements.

Synopsys has also agreed to cause the certificate of incorporation and bylaws of the surviving corporation to contain provisions with respect to exculpation, advancement of expenses and indemnification covering actions and omissions of our directors and officers occurring before the effective time that are at least as favorable to the indemnified parties as those contained in our certificate of incorporation and bylaws as of June 9, 2010, which provisions will not be modified for a period of six years from the effective time in any manner that would adversely affect the rights of the indemnified parties, unless such modification is required by legal requirements.

Synopsys has also agreed to cause the surviving corporation to maintain in effect, for the benefit of the indemnified parties with respect to their actions and omissions occurring before the effective time, the directors and officers’ liability insurance policy maintained by us as of June 9, 2010, for a period of not less than six years from the effective time, or substitute for such policy a policy or policies providing substantially similar coverage, including a “tail” insurance policy, in each case as long as the surviving corporation is not required to pay annual premiums in excess of an amount equal to 300% of the most recently paid annual premium for such policy, and, in the event any future annual premiums for the existing policy or any substitute policies exceed the 300% threshold, the surviving corporation shall be entitled to reduce the amount of coverage of the existing policy to the amount of coverage that can be obtained for a premium equal to such 300% threshold.

Continued Employment

Synopsys and certain of our executive officers are currently in discussions regarding the potential roles of such executive officers with Synopsys after the merger. Prior to the date of this proxy statement, however, there has been no agreement between Synopsys and our executive officers regarding their roles with Synopsys after the merger, the length of their anticipated tenure with Synopsys, or their compensation.

Equity Awards Potentially Requested by Synopsys

Under the merger agreement, we are required, upon Synopsys’ written request, to grant equity awards upon such vesting and other terms as Synopsys specifies in its sole discretion, for an aggregate amount of not more than 750,000 shares of our common stock and subject to the terms of the equity award plan under which such awards are granted. Synopsys may request that we grant such equity awards to our directors and executive officers. As of the date of this proxy statement, Synopsys has not requested that we grant any such equity awards to anyone.

Payment to Estate of Executive Officer

Mr. Buric, formerly one of our executive officers, passed away on July 25, 2010. If he had continued to be employed by us in August and September 2010, certain equity awards we granted to Mr. Buric would have vested and been exercisable or settled. Such awards would have been worth approximately $312,527, based on the merger consideration of $12.00 per share, but have no value as a result of Mr. Buric’s passing. In view of this and the valuable contributions Mr. Buric made to our company, we expect to pay $300,000 in cash to Mr. Buric’s estate.

Regulatory Approvals

The merger agreement requires Synopsys, Sub and us to use reasonable best efforts to prepare any merger notifications or obtain any government clearances or approvals required to close the merger under the HSR Act.

The merger was subject to review by the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission under the HSR Act. The applicable waiting period under the HSR Act expired at 11:59 p.m. Eastern daylight time on July 19, 2010.

In addition, during or after the statutory waiting periods and clearance of the merger, and even after completion of the merger, either the Antitrust Division, the FTC, or other U.S. or foreign governmental authorities could challenge or seek to block the merger under the antitrust laws, as it deems necessary or desirable in the public interest. Moreover, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Synopsys and we cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, Synopsys and we will prevail.

Under the terms of the merger agreement, if any administrative or judicial action or proceeding is instituted or threatened to be instituted challenging the transaction contemplated by the merger agreement as violative of antitrust law, Synopsys is not obligated to litigate or contest the action or proceeding or any decree, judgment, injunction or other order and is not obligated to make proposals, execute or carry out agreements or submit to orders providing for the disposition or holding separate of any of its or our assets, the imposition of any limitation or restriction on the ability of Synopsys to freely conduct its or our business or to own such assets, or the holding separate of our capital stock or any limitation or regulation on the ability of Synopsys to exercise full rights of ownership of shares of our capital stock.

Except as noted above, and the filing of a certificate of merger in Delaware at or before the effective time, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act. Thereafter, the provisions of the Exchange Act will no longer apply to us, including the requirements to file periodic reports with the SEC and to furnish a proxy or information statement to our stockholders in connection with meetings of our stockholders.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as described below) of our common stock whose shares are converted into the right to receive cash in the merger. The summary is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders of our common stock. The summary is based on current provisions of the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the “Code,” existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, including with retroactive effect, so as to result in U.S. federal income tax considerations different from those discussed below.

This summary applies only to U.S. holders of our common stock who own such stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not apply to U.S. holders who:

•	acquired their shares prior to the effective time pursuant to the exercise of employee stock options, equity incentive plans, or other compensation arrangements with us; or

•

hold their shares as part of a hedge, straddle or conversion transaction or who are subject to special tax treatment under the Code (such as dealers in securities or foreign currency, insurance companies, other financial institutions, real estate investment trusts, personal holding companies, regulated investment companies, tax-exempt entities, insurance companies, S corporations, partnerships, holders whose “functional currency” is not the U.S. dollar, and brokers and dealers in securities or currencies and taxpayers subject to the alternative minimum tax).

This summary also does not address the U.S. federal income tax consequences of the merger to a U.S. holder who receives merger consideration as the result of the vesting and/or the deemed exercise of equity awards.

In addition, this summary does not address the U.S. federal income tax consequences to a beneficial holder of our common stock who is not a U.S. holder, nor does it consider the effect of any state, local, foreign, estate, gift or other tax laws.

If any of these circumstances that are not addressed apply to you, you should consult your own tax advisor.

The U.S. federal income tax consequences summarized below are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each U.S. holder of our common stock and anyone else who may receive merger consideration is urged to consult such person’s own tax advisor as to the particular tax consequences to such person of the merger, including the application and effect of state, local, foreign and other tax laws.

As used in this discussion, a U.S. holder is any beneficial owner of shares who is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is, in each case, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (a) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (b) has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares, the tax treatment of its partners generally will depend on a partner’s status and the activities of the partnership. Partnerships and their partners should consult their tax advisors regarding the U.S. federal income tax consequences to them of the merger.

Tax Consequences of the Merger. The receipt by a U.S. holder of cash for our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for our common stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the stock surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of stock (that is, stock acquired at the same price per share in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for such stock is more than one year at the time of completion of the merger. If a non-corporate U.S. holder’s holding period for such stock is one year or less at the time of the completion of the merger, any gain will be subject to United States federal income tax at the same rate as ordinary income. The maximum U.S. federal income tax rate on net long-term capital gain recognized by individuals is 15% under current law. The maximum U.S. federal income tax rate on net long-term capital gain recognized by a corporation is 35% under current law. The maximum individual net long-term capital gain rate is generally scheduled to increase to 20% in 2011, but all tax rates are subject to change and may depend on the shareholder’s particular circumstances. For corporations, capital gain is currently taxed at the same rate as ordinary income. Corporations generally may carry back capital losses up to three taxable years and generally may carry forward capital losses up to five taxable years. Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income; however, individuals are allowed to offset a limited amount of net capital loss against ordinary income.

In general, U.S. holders who exercise appraisal rights will also recognize gain or loss. Any holder considering exercising statutory appraisal rights should consult such holder’s own tax advisor.

Information Reporting and Backup Withholding Requirements. Payments made to a U.S. holder in connection with the merger will be subject to information reporting and, unless otherwise exempt, may be subject to backup withholding for U.S. federal income tax purposes, currently at a 28% rate (which is scheduled to increase to 31% for payments made after December 31, 2010). Backup withholding generally will apply only if the beneficial holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each U.S. holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner acceptable to the paying agent. Persons not eligible to complete a Form W-9 (i.e., not a U.S. holder) should supply the paying agent with the appropriate completed and executed Form W-8BEN or W-8IMY. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the Internal Revenue Service in a timely manner.

THE MERGER AGREEMENT

Following is a summary of the merger agreement. The provisions of the merger agreement are complicated and not easily summarized. This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. This summary is qualified in its entirety by reference to the merger agreement. We encourage you to read the merger agreement carefully in its entirety for a more complete understanding of its terms.

Effective Time of Merger

The merger agreement provides for the merger of Sub with and into Virage upon the terms and subject to the conditions of the merger agreement, including adoption of the merger agreement by our stockholders. The merger will become effective at the effective time, which will be the time that a certificate of merger is filed with the Secretary of State of the State of Delaware or a later time that is stated in that certificate. We are working with Synopsys to complete the merger as quickly as possible. We cannot predict the exact effective time, because completion of the merger is subject to certain conditions that are beyond our control, but absent any unanticipated delay, we expect to close the merger promptly following the special meeting.

Structure of Merger

At the effective time, Sub will merge with and into Virage. Virage will be the surviving corporation in the merger. As a result of the merger, Virage will become a wholly owned subsidiary of Synopsys.

Certificate of Merger, Bylaws, and Directors and Officers of the Surviving Corporation

At the effective time:

•

the certificate of incorporation of Sub in effect immediately before the effective time will become the certificate of incorporation of Virage, except that the name of the Sub will be changed to “Virage Logic Corporation,”

•	the bylaws of Sub in effect immediately before the merger will become the bylaws of Virage,

•	the directors of Sub immediately before the effective time will be the directors of Virage, and

•	the officers of Sub immediately before the effective time will be the officers of Virage.

Merger Consideration

At the effective time, each share of our common stock issued and outstanding immediately before the effective time will be automatically cancelled and no longer deemed outstanding, and will be converted into the right to receive $12.00 in cash, without interest, which is referred to as “merger consideration,” except that:

•

each share of our capital stock held by us as treasury stock or held by Synopsys or any of our or Synopsys’ wholly owned subsidiaries will be cancelled and no payment will be made with respect to these shares,

•	each share of Sub capital stock issued and outstanding immediately before the effective time will be converted into a share of common stock of the surviving corporation, and

•

each share held by stockholders who have perfected, and have not lost or withdrawn, their appraisal rights with respect to such shares under the Delaware General Corporation Law will not be converted into the right to receive the merger consideration, and the holders of those shares will have only the rights granted by the Delaware General Corporation Law. If they later lose these rights, their shares will be converted into the right to receive the merger consideration.

Treatment of Options, Restricted Stock Units and Stock-Settled Appreciation Rights

The awards granted under our stock option and equity award plans, which are comprised of options to acquire our common stock, restricted stock unit awards and stock-settled appreciation rights, are collectively referred to as “equity awards” in this proxy statement.

When the merger is completed, all unvested, unexpired and unexercised equity awards that are outstanding immediately before the effective time and held by our employees who remain employees as of immediately after the effective time, whom we refer to as “continuing employees,” will be assumed by Synopsys and will continue to have, and be subject to, the same terms and conditions in effect for such equity awards immediately before the effective time, except that (a) they will be converted into awards for the number of shares of Synopsys common stock equal to the product of (1) the number of shares of our common stock underlying such equity awards immediately before the effective time, multiplied by (2) the option exchange ratio and (b) the exercise price of such assumed equity awards shall equal the quotient obtained by dividing (1) the exercise price per share in effect for such equity awards immediately before the effective time of the merger, by (2) the option exchange ratio.

When the merger is completed, all vested, unexpired and unexercised equity awards held by continuing employees that are outstanding immediately before the effective time will be cancelled and converted into and represent only the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (a) the number of shares of our common stock underlying such equity awards, multiplied by (b)(1) for restricted stock unit awards, the $12.00 per share merger consideration, or (2) for options or stock-settled appreciation rights, the $12.00 per share merger consideration less the exercise price per share of such equity awards in effect immediately before the effective time of the merger.

All unexpired and unexercised outstanding equity awards held by persons who are not employed by us immediately after the merger is completed, to the extent vested at the time the merger is completed, will be cancelled and converted into and represent only the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (a) the number of shares of our common stock underlying such vested equity awards, multiplied by (b)(1) for vested restricted stock unit awards, the merger consideration, or (2) for vested options or stock-settled appreciation rights, the merger consideration less the exercise price per share of such vested equity awards in effect immediately before the effective time of the merger. Any expired or terminated awards, including the unvested portions of awards of persons who are not employed by us at the time the merger is completed, will be cancelled without consideration.

At the effective time, our then-current stockholders will cease to have ownership interests in us or rights as our stockholders. Therefore, they will not participate in our future earnings or growth and will not benefit from any appreciation in the value of our business.

Payment for Shares and Exchange Procedures

U.S. Bank N.A., which we refer to in this proxy statement as the “paying agent,” will act as the agent for the distribution of merger consideration upon surrender of the stock certificates that, before the effective time, formally represent outstanding shares of our common stock, and after the effective time, will represent the right to receive merger consideration.

Promptly following the effective time:

•	Synopsys or one of its subsidiaries will make available to the paying agent the cash necessary for the paying agent to distribute merger consideration, and

•

Synopsys will instruct the paying agent to mail within three business days to the holders of record of such stock certificates a letter of transmittal with instructions for surrendering stock certificates in exchange for merger consideration.

When a stock certificate is surrendered to the paying agent together with a properly completed and executed letter of transmittal and any other documents that the paying agent may reasonably require, the holder of such stock certificate will be entitled to receive in exchange a check for the aggregate merger consideration for the shares that such holder’s stock certificate formerly represented. Stock certificates surrendered to the paying agent will be immediately cancelled. Until surrendered, stock certificates will, from and after the effective time, only represent the right to receive the aggregate merger consideration to which the holder of such stock certificates is entitled. No interest will be paid or accrued in respect of merger consideration.

Holders of Virage common stock should not return their stock certificates with the enclosed proxy and should not send in their stock certificates until they receive a letter of transmittal with instructions for the surrender of their stock certificates.

If merger consideration is to be paid to a person other than the person to which the stock certificate surrendered to the paying agent in exchange therefor is registered, then, before merger consideration will be distributed by the paying agent to such person:

•	such stock certificate must be properly endorsed and otherwise in proper form for transfer, and

•

the person requesting such exchange must (a) pay Synopsys or its agent any transfer or other taxes required to be paid by reason of merger consideration being paid in any name other than that of the registered holder of such surrendered stock certificate or (b) establish to the satisfaction of Synopsys and its agent that such transfer or other taxes have been paid or are not applicable.

Representations and Warranties

The merger agreement contains representations and warranties made by us to Synopsys and Sub, and representations and warranties made by Synopsys and Sub to us. The representations and warranties expire at the effective time, meaning that no party has the contractual right to recover damages for breaches of the representations and warranties after the effective time. The assertions embodied in the representations and warranties were made solely for the benefit of the other parties or party, as the case may be, to the merger agreement, and are intended not as statements of fact, but rather as a way of allocating the risk to one or more of the parties if those statements prove to be incorrect. In particular, the representations and warranties made by the parties to each other in the merger agreement have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. Neither we, Synopsys nor Sub undertakes any obligations to publicly release any revisions to the representations and warranties, except as required under U.S. federal or other applicable securities laws.

The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information provided elsewhere in this proxy statement.

Representations and Warranties of Virage. The representations and warranties made by us in the merger agreement are qualified by and include information in a disclosure letter that we prepared for Synopsys and Sub in connection with the merger agreement, which we refer to as the “company disclosure letter.” In short, the disclosure letter notes several instances where the representations and warranties are not accurate as written. While we do not believe that the company disclosure letter contains information that corporate or securities laws or other regulations require us to publicly disclose, other than information that has already been so disclosed, the company disclosure letter does contain information that modifies, qualifies or creates exceptions to our representations and warranties set forth in the merger agreement. Accordingly, our representations and warranties in the merger agreement should not be relied upon as characterizations of the actual state of facts, since such representations and warranties are modified, qualified or excepted by the company disclosure letter and since information concerning the subject matter of the representations and warranties may have changed since the date the representations were made or are effective. The company disclosure letter contains information that has been included in our public disclosures, as well as additional non-public information. Our representations and warranties to Synopsys and Sub relate to the following matters, among others:

•	our due organization, valid existence and good standing;

•	our corporate power to own our properties and conduct our business as now being conducted and as currently proposed to be conducted;

•	our capital structure;

•	our corporate power and authority to enter into, and perform our obligations under, the merger agreement and to complete the transactions contemplated thereby;

•	the recommendation by our board of directors that our stockholders adopt the merger agreement;

•	the vote of our stockholders required to adopt the merger agreement;

•

the absence of conflicts with, violations of, or defaults under our organizational documents, legal requirements or any material contracts we are party to or otherwise bound by, as a result of our entering into merger agreement or the completion of the transactions contemplated thereby;

•	the governmental consents, approvals, orders or authorizations we require in connection with the merger agreement or the completion of the transactions contemplated thereby;

•	our filings with the SEC since January 1, 2007;

•	the absence of certain types of liabilities not disclosed in our financial records;

•	our establishment and maintenance of disclosure controls and procedures required by rules promulgated under the Exchange Act;

•	the absence of certain changes in our business from March 31, 2010 through June 9, 2010;

•

the absence of material proceedings, or to our knowledge, material governmental investigations, pending against us and, to our knowledge, the absence of the threat of any such proceedings or investigations;

•

the absence of contracts, judgments, injunctions, orders or decrees binding upon us which have or would reasonably be expected to have a material adverse effect on the conduct of our business or our current business practices;

•	our compliance with laws to which we are subject in the operation of our business, and our possession and compliance with any necessary governmental authorizations;

•	the real property and other assets we own and lease, and other real and personal property matters;

•	the ownership, license and lawful use of intellectual property we use, and other intellectual property matters;

•	our compliance with environmental and safety laws;

•	our payment, and compliance with laws related to payment, of taxes, and other tax matters;

•	our benefit plans, employees and employment practices and other labor matters, including compliance with applicable labor laws;

•	events involving or relationships with us that would be required to be reported as related party transactions under federal securities laws;

•	certain insurance matters;

•

the absence of any liabilities incurred by us, or fees or expenses that we may owe, to any banker, broker, financial advisor or similar person in connection with any of the transactions contemplated by the merger agreement, other than fees and expenses payable to JPMorgan;

•	our significant customers and suppliers and our relationships with them;

•	our material contracts and other obligations, and the absence of material defaults, claims or disputes thereunder;

•	our compliance, during the five-year period before June 9, 2010, with U.S. export control laws applicable to our business;

•

our receipt of a fairness opinion from JPMorgan, dated as of June 9, 2010, to the effect that, as of the same date, the merger consideration to be paid to our stockholders (other than certain shares held by NXP B.V. to be repurchased by us) is fair to such stockholders from a financial point of view; and

•	the information we supplied for inclusion in this proxy statement.

Representations and Warranties of Synopsys and Sub. The merger agreement also contains representations and warranties made by each of Synopsys and Sub to us relating to the following matters, among others:

•	the due organization, valid existence and good standing of each of Synopsys and Sub;

•	the corporate power of each of Synopsys and Sub to own their respective properties and conduct their respective businesses as now being conducted;

•	the corporate power and authority of each of Synopsys and Sub to enter into, and perform their respective obligations under, the merger agreement and to complete the transactions contemplated thereby;

•

the absence of conflicts with, violations of, or defaults under Synopsys and Sub’s respective organizational documents, legal requirements or any material contract that Synopsys or Sub is a party to or is bound by, as a result of the merger agreement or the completion of the transactions contemplated thereby;

•

the governmental consents, approvals, orders or authorizations required with respect to Synopsys and Sub in connection with the merger agreement or the completion of the transactions contemplated thereby;

•	the formation of Sub solely for the purpose of effecting the merger;

•	the information Synopsys supplied for inclusion in this proxy statement; and

•	the financial capability of Synopsys to complete the transactions contemplated by the merger agreement, including paying the merger consideration.

Our Conduct of Business Pending the Merger

We have agreed that, from June 9, 2010 until the earlier of the termination of the merger agreement and the effective time, subject to certain exceptions, we will:

•	conduct our business in the ordinary course in substantially the same manner as we have heretofore conducted our business and in compliance with legal requirements;

•

pay our debts and taxes, perform our other obligations and use our commercially reasonable efforts to preserve our business organizations, keep available the services of our present officers and key employees, and preserve our material relationships with customers, suppliers, distributors, licensors, licensees and others with whom we have business dealings;

•

ensure that any contracts entered into after June 9, 2010 will not require any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of, the merger; and

•	provide Synopsys an opportunity to participate in and consult with respect to, but not conduct, the defense or settlement of any litigation to which we are party.

In addition, we have agreed that, from June 9, 2010 until the earlier of the termination of the merger agreement and the effective time, we will not do, cause or permit any of the following, subject to certain exceptions, without Synopsys’ written consent:

•	amend our certificate of incorporation and bylaws;

•	declare or pay any dividends on, or split, combine or reclassify any of our capital stock;

•	repurchase or otherwise acquire any shares of our capital stock, except from former employees, non-employee directors and consultants in accordance with the terms of existing agreements;

•	adopt or enter into any anti-takeover agreement or plan, or adopt any resolution, plan or arrangement for liquidation, dissolution or winding-up;

•	accelerate, amend or change the exercisability period, vesting schedule, repurchase rights and other terms of certain equity awards granted under our stock option plans;

•

enter into any material contract, or violate, terminate, amend, or otherwise modify or waive any of the material terms of our existing material contracts, except that we may enter into certain contracts in the ordinary course of business consistent with past practices, such as certain supplier agreements, standard outbound IP agreements, intellectual property development agreements and certain non-exclusive reseller agreements;

•

issue, deliver or sell, or authorize or propose the same, or purchase or propose to purchase, any shares of our capital stock or securities or any related rights or equity awards, other than issuing shares pursuant to the exercise or vesting of outstanding equity awards;

•	enter into with any officer, employee, consultant or independent contractor, or extend the term of, any contract that provides severance or other post-termination benefits not imposed by law;

•	enter into any collective bargaining agreement, unless required by law;

•	hire, terminate the employment of, change the title or position, or materially reduce the responsibilities of, any vice president level or above employee;

•	make any loans or advances to, or any investments in or capital contributions to, any person;

•	forgive or discharge in whole or in part any outstanding loans or advances, or otherwise modify any loan previously granted;

•

transfer or license to any person any rights to any intellectual property, or acquire or license from any person any third-party intellectual property rights, other than non-exclusive licenses in the ordinary course of business consistent with past practice;

•

transfer or provide a copy of any of our source code to any person, other than in connection with the deposit of certain source code under a source escrow agreement entered into pursuant to a customer contract in the ordinary course of business consistent with past practice;

•

enter into or amend any agreement pursuant to which any other party is granted exclusive rights or “most favored party” rights, or containing any non-competition covenants or other material restrictions relating to our or Synopsys’ business activities or the effect of which would be to grant a third party following the merger the right to license any of our or Synopsys’ intellectual property;

•	sell, lease or otherwise dispose of or encumber any of our properties or assets;

•

incur or guarantee any debt or issue or sell any debt securities, guarantee any debt securities of others, enter into any “keep well” or other similar contract or enter into any arrangement with the economic effect of any of the foregoing;

•	enter into any operating lease involving an amount in excess of $250,000;

•	make any capital expenditures, additions or improvements in excess of the amounts set forth in the capital expenditures budget set forth in the company disclosure letter;

•	materially change the amount of any insurance coverage;

•	terminate or waive any right of substantial value;

•

adopt or amend in any material respect any employee or compensation benefit plan, or amend any compensation, benefit, entitlement, grant or award provided under any such plan, except in each case as required by law or as necessary to maintain the qualified status of such plan under the Internal Revenue Code;

•	materially amend any deferred compensation plan within the meaning of Section 409A of the Internal Revenue Code, except to the extent necessary to meet the requirements of such Section or regulations;

•

pay any special bonus or special remuneration to any employee or any non-employee director or consultant, unless required pursuant to the terms of any preexisting plans, policies or contracts which we have already disclosed to Synopsys;

•

increase the salaries, wage rates or fees of our employees or consultants, except for salary increases of up to 5% to our employees in the ordinary course of business and in line with past practices in connection with our employee review process and pursuant to preexisting plans, policies or contracts which we have already disclosed to Synopsys;

•	add any new members to our board of directors;

•

grant or pay, or enter into any agreement or arrangement providing for the granting of any severance, retention or termination pay, or the acceleration of vesting or other benefits, to any person, other than payments or acceleration made pursuant to preexisting plans, policies or contracts which we have already disclosed to Synopsys;

•

commence a lawsuit, other than (a) for the routine collection of bills, (b) for a breach of the merger agreement, or (c) in cases where we determine in good faith that failure to commence a lawsuit would result in the material impairment of a valuable aspect of our business;

•	settle or agree to settle any pending or threatened lawsuit or other dispute;

•	acquire or agree to acquire any business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material to our business;

•	make or change any material election or any accounting method in respect of taxes, file any amendment to a tax return or enter into any tax sharing or similar agreement;

•	settle any tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

•

change accounting methods or revalue any of our material assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the ordinary course of business), unless we are required to do so pursuant to changes in GAAP, our independent auditors concur and we provide notice to Synopsys;

•	fail to timely file any documents which we are required to file with the SEC between June 9, 2010 and the date the merger closes;

•	enter into any agreement for the purchase, sale or lease of any real property;

•

place or allow the creation of any encumbrance on any of our material properties, other than statutory liens for unpaid taxes not yet due and payable which are incurred in the ordinary course of business consistent with past practice;

•	materially change the manner in which we extend warranties or credits to customers;

•

enter into any contract or transaction in which any officer, director, employee, agent or stockholder of us (or any member of their families) has an interest that we would have been required to disclose to Synopsys as a material contract or transaction if it were entered into immediately before June 9, 2010;

•

enter into or materially modify any currency exchange, commodities or other hedging transactions or arrangements, or other investment or cash management transactions or arrangements, outside the ordinary course of business consistent with past practice;

•	enter into or materially modify any contract for the joint development of any material product, system, software, content, technology or intellectual property by or for us;

•

enter into any contract relating to our or any of our subsidiaries’ affiliation with or membership or participation in any industry standards group or association in which we or any of our subsidiaries contributes and/or shares in pooled patent rights;

•	enter into any joint marketing or marketing support contract involving an amount greater than $250,000 annually; or

•	undertake or agree in writing or otherwise to undertake any of the foregoing actions.

No Solicitation, Acquisition Proposals

No Solicitation. Under the terms of the merger agreement, subject to certain exceptions, we have generally agreed not to:

•	solicit, initiate, seek, knowingly encourage, knowingly facilitate or knowingly induce the submission of any “acquisition proposal” (as defined below in this section);

•	enter into, participate in, maintain, or continue any communications or negotiations regarding, or make available to any person any non-public information in connection with, any acquisition proposal;

•	agree to, accept, approve, endorse or recommend any acquisition proposal;

•	enter into any letter of intent, understanding or similar document or any other contract related to any acquisition proposal; or

•	submit any acquisition proposal to the vote of any of our stockholders or those of any of our subsidiaries.

Acquisition Proposal. An “acquisition proposal” means any agreement, offer, proposal or indication of interest (other than the merger agreement, the merger or any other offer, proposal or indication of interest by Synopsys), or any public announcement of any intention to enter into an agreement or make any offer, proposal or indication of interest, relating to, or involving:

•

the purchase from Virage (or any of the subsidiaries of Virage) or any acquisition by any person or group of more than a 15% interest in the total outstanding voting securities of Virage (or any of Virage’s subsidiaries), or any merger, consolidation, business combination or similar transaction involving Virage (or any of Virage’s subsidiaries) pursuant to which the stockholders of Virage immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity);

•

the sale, lease, mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 15% of the total assets of Virage (or Virage’s subsidiaries) in any single transaction or series of related transactions; or

•	any liquidation or dissolution of Virage (or any of Virage’s subsidiaries), or any extraordinary dividend, whether of cash or other property.

Notwithstanding the aforementioned restrictions, if we receive a bona fide, unsolicited written acquisition proposal that is not obtained in violation of the prohibitions described above and that our board of directors determines in good faith constitutes or could reasonably be expected to become a “superior offer” (as defined below in this section), we may, so long as the stockholders have not yet adopted the merger agreement, (a) enter into discussions with the person making the acquisition proposal and (b) deliver or make available to the person non-public information regarding Virage so long as (1) the acquisition proposal did not result from Virage’s breach of the no solicitation provisions of the merger agreement (described in the preceding paragraph), (2) Virage notifies Synopsys of the identity of such person, the terms and conditions of the acquisition proposal, and what actions Virage intends to take, (3) Virage receives from the person a confidentiality agreement with terms no less restrictive than the confidentiality agreement that the Synopsys and Virage executed on February 19, 2010, and (4) before or at the same time as making any non-public information available to such person, Virage delivers the same information to Synopsys.

A “superior offer” means, with respect to Virage, an unsolicited, bona fide written offer made after June 9, 2010 by a third party to acquire, directly or indirectly, (a) pursuant to a tender offer, exchange offer, merger, consolidation or other business combination beneficial ownership of all or substantially all of the outstanding voting securities of Virage or (b) all or substantially all of the assets of Virage, in each case, for consideration consisting exclusively of cash and/or publicly-traded equity securities that our board of directors of Virage, by majority vote, has concluded in good faith (1) would be, if consummated, more favorable, from a financial point of view, to Virage’s stockholders than the terms of the merger agreement (after giving effect to any adjustments to the terms of the merger agreement proposed by Synopsys in response to the superior offer) and (2) is reasonably likely to be consummated on the terms proposed on a timely basis.

We have agreed to promptly (and in no event later than one business day following receipt) notify Synopsys in the event that we receive an acquisition proposal, any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expect to lead to an acquisition proposal, any other notice that any person is considering making an acquisition proposal or any request for non-public information that would reasonably be expected to lead to an acquisition proposal. We have agreed to keep Synopsys reasonably informed as to the status and any material details of any such acquisition proposal, inquiry, expression of interest, proposal, offer or request. We have agreed to provide Synopsys with at least two business days’ notice of any meeting of our board of directors at which such it is expected to discuss any acquisition proposal, including to determine if it is a superior offer.

Change in Board Recommendation. Our board of directors have agreed not to withhold, withdraw, qualify, amend or modify in any manner adverse to Synopsys, its unanimous recommendation that our stockholders vote to adopt the merger agreement, which we refer to in this proxy statement as the “company board recommendation,” unless:

•	our stockholders have not yet adopted the merger agreement;

•	we have complied in all respects with our obligations under the no solicitation provisions of the merger agreement described above;

•

we have complied in all material respects with the provisions of the merger agreement obligating us to (a) establish a record date for, duly call, give notice of, convene and hold a stockholders meeting for the purpose of, and take all other action reasonably necessary or advisable for, obtaining the adoption by our stockholders of the merger agreement; (b) except as otherwise permitted by the merger agreement, make the company board recommendation; (c) give Synopsys notice of an acquisition proposal or a related inquiry, expression of interest, proposal or offer as described in “– No Solicitation, Acquisition Proposals” above; and (d) follow the procedure described in “– No Solicitation, Acquisition Proposals” above regarding entering into discussions or providing nonpublic information about us in connection with acquisition proposals that our board of directors determines in good faith constitute or could reasonably be expected to become a superior offer;

•

we have received a superior offer that is not withdrawn and continues to be a superior offer and is set forth in a final and definitive written agreement submitted to us subject only to our acceptance thereof, which we refer to as the “definitive third-party agreement”;

•

we have provided to Synopsys four business days’ prior written notice, which we shall refer to as the “four business day notice period,” which states expressly (a) that we have received a superior offer, (b) the material terms and conditions of the superior offer and the identity of the person or group making the superior offer, and (c) that we intend to effect a change in the company board recommendation and the manner and timing in which we intend to do so, and we shall have provided Synopsys with a copy of the definitive third-party agreement concurrently with the delivery of such notice;

•

we have provided to Synopsys any non-public information that we delivered to the person or group making the superior offer and, during the four business day notice period, if requested by Synopsys, we shall have engaged in good faith negotiations with Synopsys to amend the merger agreement in such a manner that the superior offer would no longer be a superior offer;

•

Synopsys has not, within four business day notice period, made an offer that our board of directors concludes in good faith to be at least as favorable, from a financial point of view, to our stockholders as such superior offer; and

•

our board of directors, by majority vote, has concluded in good faith that, in light of such superior offer and any offer subsequently made by Synopsys, it is required to effect a change in its company board recommendation in order to comply with its fiduciary obligations to our stockholders under applicable legal requirements.

Notwithstanding any provision to the contrary, if our stockholders have not yet adopted the merger agreement, our board of directors may also, in limited circumstances set forth in the merger agreement, respond to a material development or change in material circumstances occurring or arising after June 9, 2010 that was neither known nor reasonably foreseeable at or prior to June 9, 2010 and not relating to any acquisition proposal (such material development or change in circumstances shall be referred to as an “intervening event” in this proxy statement) and change the company board recommendation if it has determined in good faith, that, in light of the intervening event, our board of directors must change the company board recommendation in order to company with its fiduciary duties to our stockholders. Our board of directors may change the company board recommendation in response to an intervening event only if the following conditions are met:

•

we have provided Synopsys at least three business days’ prior written notice (unless the intervening event arises fewer than three business days prior to the stockholders’ meeting held for the purpose of voting on adoption of the merger agreement, in which case notice will be given as promptly as practicable), which we shall refer to in this proxy statement as the “three business day notice period,” advising Synopsys that our board of directors intends to take such action and specifying the reasons for such action in reasonable detail;

•

during the three business day notice period, if requested by Synopsys, we have engaged in good faith negotiations with Synopsys to amend the merger agreement such that a change of the company board recommendation as a result of the intervening event is no longer required; and

•

during the three business day notice period, Synopsys has not offered to amend the merger agreement in such a way that our board of directors concludes in good faith would obviate the need for a change in the company board recommendation.

To the extent that our board of directors has determined to change the company board recommendation because of a superior offer in accordance with the merger agreement, we will have the ability to terminate the merger agreement as described under “ — Termination” beginning on page 57 on the condition that we pay Synopsys the termination fee also described in that section. As described above in this section, our board of directors may not change the company board recommendation if Synopsys makes an improved offer that results in the alternative transaction proposal in question no longer being a superior offer.

Nothing contained in the merger agreement prevents us or our board of directors from complying with Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act with regard to an acquisition proposal, or making any disclosure to our stockholders that our board of directors has reasonably concluded in good faith is required to be disclosed in order to comply with its fiduciary obligations to our stockholders.

Access to Information

Under the merger agreement, we have agreed to afford to Synopsys and its accountants, counsel, directors, officers, employees, investment bankers or other agents, advisors or representatives reasonable access during business hours to all of our properties, books, records, contracts, and records as Synopsys may reasonably request and all other information concerning the business, results of operations, product development efforts, properties and personnel as Synopsys may reasonably request.

Notwithstanding the obligations described above, we may restrict the foregoing access (a) to the extent that providing access to such properties or information would violate legal requirements, or (b) to the extent that the maintenance of any attorney-client privilege requires that we restrict or prohibit access to such properties or information.

Indemnification

Synopsys has agreed that:

•

for six years after the effective time, Synopsys will cause the surviving corporation to fulfill and honor our obligations to our current and former directors and officers, which we refer to in this proxy statement as “indemnified parties,” pursuant to any indemnification agreements or indemnification provisions under our certificate of incorporation or bylaws as in effect as of June 9, 2010 with respect to acts or omissions occurring on or before the effective time, in each case subject to legal requirements;

•

the certificate of incorporation and bylaws of the surviving corporation will contain provisions with respect to exculpation, advancement of expenses and indemnification covering actions and omissions of our directors and officers occurring before the effective time that are at least as favorable to the indemnified parties as those contained in the certificate of incorporation and bylaws as of June 9, 2010, which provisions will not be modified for a period of six years from the effective time in any manner that would adversely affect the rights of the indemnified parties, unless such modification is required by legal requirements; and

•

Synopsys will cause the surviving corporation to maintain in effect, for the benefit of the indemnified parties with respect to their actions and omissions occurring before the effective time, the directors’ and officers’ liability insurance policy maintained by us as of June 9, 2010, for a period of not less than six years from the effective time, or substitute for such policy a policy or policies providing substantially similar coverage, including a “tail” insurance policy, in each case as long as that the surviving corporation is not required to pay annual premiums in excess of an amount equal to 300% of the most recently paid annual premium for such policy, and, in the event any future annual premiums for the existing policy or any substitute policies exceed the 300% threshold, the surviving corporation shall be entitled to reduce the amount of coverage of the existing policy to the amount of coverage that can be obtained for a premium equal to such 300% threshold.

Exercise of NXP Repurchase Right

Pursuant and subject to an Asset Purchase Agreement dated October 9, 2009 by and between NXP and us, we issued shares of our common stock to NXP and have the right to repurchase 833,333 of those shares for approximately $6.22 per share on or before November 16, 2010, and approximately $7.04 per share after November 16, 2010 and on or before November 16, 2011. In the merger agreement, we agreed with Synopsys that at least 15 business days before the special meeting, we have agreed to provide NXP with written notice stating that we are exercising that right to repurchase. The notice is required to specify a date of repurchase that is the eleventh business day following the date the notice is sent. We have agreed to consummate the repurchase on that date and use our commercially reasonable efforts to cause NXP to satisfy all of its obligations under the asset purchase agreement in connection with the repurchase.

Granting of Equity Awards

The merger agreement requires that, upon Synopsys’ written request, we grant equity awards upon such vesting and other terms as Synopsys specifies in its sole discretion, for an aggregate amount of not more than 750,000 shares of our common stock and subject to the terms of the equity award plan under which such awards are granted.

Third Party Consents, Notices

We have agreed to use commercially reasonable efforts to obtain prior to the closing of the merger, and deliver to Synopsys at or before the closing, consents, waivers and approvals under certain contracts. We have agreed to give all notices and other information required to be given to our employees under certain labor laws and other applicable legal requirements in connection with the transactions contemplated by the merger agreement.

We have agreed to notify Synopsys in writing promptly after learning of any of the following:

•	any notice or other communication from any person alleging that its consent is or may be required in connection with the merger;

•	any notice or other communication from any governmental entity in connection with the merger;

•

any action, suit, arbitration, mediation, proceeding, claim or investigation by or before any governmental entity or arbitrator initiated by or against us, or known by us to be threatened against us or our directors, officers, employees or stockholders in their capacity as such, or of any verbal or written correspondence from any person asserting or implying a claim against us or with respect to any of our assets or properties;

•	any written claim by any taxing authority regarding material taxes payable by us; or

•

any material complaint, allegation, assertion or claim regarding improper, wrongful or fraudulent accounting or auditing practices, procedures, methodologies or methods of us or our internal accounting controls or any material inaccuracy in our financial statements, or any report to our board, directors or officers by any attorney representing us of evidence of fraud or a material violation of any legal requirements, fiduciary duty or similar violation by us or any of our officers, directors, employees or agents.

We have agreed to give prompt notice to Synopsys of

•

any representation or warranty made us in the merger agreement becoming to our knowledge untrue or inaccurate such that the first four conditions to closing described above in “— Conditions to Completing the Merger — Conditions to the Obligations of Synopsys and Sub” beginning on page 55 would not be satisfied as of the time such representation or warranty becomes untrue or inaccurate;

•

any failure of us to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by us under the merger agreement such that the fifth condition to closing described above in “— Conditions to Completing the Merger — Conditions to the Obligations of Synopsys and Sub” beginning on page 55 would not be satisfied as of the time of such failure to comply with or satisfy; or

•	any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to have a material adverse effect on us.

Employees

We have agreed to cooperate with Synopsys and provide commercially reasonable assistance to Synopsys in its efforts to obtain written consents, waivers or other agreements from our employees with respect to the amendment or termination of our employee benefit plans, or the adoption of new arrangements with such employees, prior to the closing of the merger. We have agreed to cooperate and discuss with Synopsys our employee workforce and, with respect to matters regarding the merger or employment compensation or benefits, consult with Synopsys and consider its advice in good faith before sending any notices or other communication materials to our employees. Neither Synopsys nor Sub (including the surviving corporation following the merger) has any obligation to continue the employment of any of our employees.

Conditions to Completing the Merger

Conditions to Each Party’s Obligation. The respective obligations of Synopsys, Sub and us to consummate the transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions:

•	the merger will have been adopted by a majority vote of our stockholders;

•

there will not have been a temporary restraining order, preliminary or permanent injunction or other judgment, order or decree or other legal or regulatory restraint or prohibition or other governmental action that would prevent the closing of the merger, and no statute, rule, regulation or order will have been enacted, entered enforced or deemed applicable to the merger, which prohibits, makes illegal, or enjoins the closing of the merger; and

•	the applicable waiting period under the HSR Act will have expired or early termination of such waiting period will have been granted.

Conditions to the Obligations of Synopsys and Sub. The obligations of Synopsys and Sub to effect the merger is subject to the satisfaction, or waiver by Synopsys, of the following additional conditions:

•

our representations and warranties in the merger agreement relating to the organization, good standing, corporate power and authority to own our properties and conduct our business and to enter into the merger agreement, and the necessary approvals to render section 203 of the Delaware General Corporation Law inapplicable to the execution, delivery, or performance of the merger agreement or the consummation of the merger shall be true and correct on and as of June 9, 2010 and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which shall be true and correct with respect to such specified date);

•

our representations and warranties in the merger agreement relating to the inapplicability of state takeover or similar statutes or regulations to the merger agreement other than section 203 of the Delaware General Corporation Law shall be true and correct in all material respects on and as of June 9, 2010 and on and as of the closing date as though they were made on and as of such date;

•

our representations and warranties in the merger agreement relating to our capital structure shall be true and correct on and as of June 9, 2010 and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which shall be true and correct with respect to such specified date) except with respect to de minimis deviations in our fully diluted capitalization;

•

all our other representations and warranties in the merger agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, shall be true and correct on and as of June 9, 2010 and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which shall be true and correct with respect to such specified date), except in the case where the circumstances causing the failure of such representations or warranties to be true and correct have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on us;

•	we will have performed and complied in all material respects with all covenants and obligations required to be performed and complied with by us under the merger agreement at or before the closing;

•

no suit, action or proceeding initiated by a governmental entity will be pending before any governmental entity or arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) prevent the consummation of the transactions contemplated by the merger agreement, (b) cause such transactions to be rescinded, (c) prohibit, limit or adversely affect the ownership, control or operation by Synopsys, Virage or any of their respective affiliates of the business or assets of Virage and its subsidiaries or Synopsys and its subsidiaries, or require any such person to effect a divestiture, or (d) have a material adverse effect on Virage or Synopsys, and no such injunctions, judgments, orders, decrees, rulings or charges shall be in effect, nor shall any applicable law have been enacted having any such effect; and

•	since June 9, 2010 there will not have occurred material adverse effect on us.

Conditions to the Obligations of Virage. Our obligation to complete the merger is subject to the satisfaction, or waiver by us, of the following additional conditions:

•

Synopsys’ and Sub’s representations and warranties in the merger agreement relating to Synopsys’ and Sub’s organization, good standing and power and authority to own its properties and conduct its business and to enter into the merger agreement and the enforceability of the merger agreement against Synopsys and Sub shall be true and correct on and as of June 9, 2010 and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which shall be true and correct with respect to such specified date);

•

all other representations and warranties of Synopsys in the merger agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, shall be true and correct on and as of June 9, 2010 and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which shall be true and correct with respect to such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Synopsys; and

•

Synopsys and Sub will have performed and complied with in all material respects all of the covenants, obligations and conditions required to be performed by them under the merger agreement at or before the closing.

Material Adverse Effect. A “material adverse effect” with respect to any entity means any change, event, circumstance or effect, that, individually or taken together with all other changes, events, circumstances or effects, is, or is reasonably likely to become, materially adverse in relation to the condition (financial or otherwise), assets, liabilities, business operations or results of operations of such entity and its subsidiaries, taken as a whole, except to the extent that any such effect results from:

•

changes or conditions affecting the economies of or financial, credit or capital market conditions in the United States or other regions in which the entity or its subsidiaries operates, except to the extent the change disproportionately affects the entity relative to other similarly situated participants in the same industry;

•	changes in the trading volume or trading prices of such entity’s capital stock in and of themselves;

•

a general change in the industry or industries in which the entity or any of its subsidiaries operates, except to the extent the change disproportionately affects the entity relative to other similarly situated participants in the same industry;

•

the announcement or pendency of the transactions contemplated by the merger agreement, including the merger, including cancellation of or delays in customer orders, reduction in sales, disruption in supplier, partner or similar relationships, loss of employees and actions taken by or inactions of competitors;

•

compliance with the express terms of the merger agreement, any action expressly required by the merger agreement or any action taken, or failure to act, to which Synopsys, in the case of such an action or failure by Virage, or Virage, in the case of such an action or failure by Synopsys or Sub, has consented to in writing;

•

stockholder class action or derivative litigation or other litigation arising from allegations of a breach of fiduciary or other common law or statutory duty relating to the negotiation, execution, delivery or performance of the merger agreement and/or the consummation or proposed consummation of any of the transactions contemplated thereby;

•

acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of June 9, 2010, except to the extent the act disproportionately affects the entity relative to other similarly situated participants in the same industry;

•

changes in applicable legal requirements or GAAP after June 9, 2010, except to the extent the change disproportionately affects the entity relative to other similarly situated participants in the same industry; or

•	any failure by the entity to meet any published or internally prepared estimates of revenues, earnings or other financial or operating performance for any period ending on or after June 9, 2010.

Termination

The merger agreement may be terminated and the merger abandoned at any time before the effective time, under the following circumstances:

•	by mutual written consent of Synopsys and Virage, as authorized by their boards of directors;

•	by either Synopsys or Virage:

•	if the merger is not completed by December 9, 2010, which we refer to in this proxy statement as the “initial end date,” or, if all the conditions set forth in the merger agreement have been satisfied or waived by the initial end date other than the conditions relating to (a) the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order, decree or other legal or regulatory restraint or prohibition or other governmental action preventing the closing of the merger and of any statute, rule, regulation or order prohibiting, making illegal or enjoining the consummation of the merger, (b) the expiration or early termination of the waiting period under the HSR Act, or (c) the absence of the pendency of certain suits, actions or proceedings by any government entity, then by March 9, 2011, which we refer to as the “extended end date,” except that neither Synopsys nor Virage may terminate the merger agreement on this basis if its breach of the merger agreement principally caused the failure of the merger to be completed by the initial end date or the extended end date;

•

if a government entity has issued any order, decree, or ruling or taken any other action that permanently restrains, enjoins or otherwise prohibits the merger, and such order, decree, ruling or other action is final and nonappealable; or

•

if the merger agreement is submitted to our stockholders for adoption at a meeting held for the purpose of voting on such adoption and they do not adopt the merger agreement at the meeting, except that we may not terminate the merger agreement on this basis if any action or failure to act by it constituting a material breach of the merger agreement caused the failure to obtain such stockholder adoption;

•	by Synopsys:

•

if before our stockholders adopt the merger agreement any of the following occur, which we individually refer to in this proxy statement as a “triggering event”: (a) our board of directors changes in a manner adverse to Synopsys its recommendation that our stockholders adopt the merger agreement, (b) we fail to convene a stockholders meeting for the purpose of voting on the adoption of the merger agreement before the initial end date; (c) we fail to include in this proxy statement our board of directors’ recommendation that our stockholders adopt the merger agreement; (d) we materially breach our non-solicitation obligations under the merger agreement; (e) our board of directors approves or publicly recommends any acquisition proposal other than the merger; (f) we enter into any letter of intent or contract accepting any acquisition proposal other than the merger; (g) in connection with each acquisition proposal or change in price of an acquisition proposal, our board of directors fails to reaffirm the company board recommendation within ten business days following a written request from Synopsys; or (h) a tender offer or exchange offer relating to our common stock is commenced by a person not affiliated with Synopsys and we (1) fail to send to our security holders a statement disclosing that we recommend rejection of such tender or exchange offer within ten days of the publication of such tender or exchange offer, which we refer to as the “rejection recommendation,” and reaffirm the company board recommendation in favor of the merger with Synopsys, or (2) fail to reaffirm the rejection recommendation in any press release addressing an acquisition proposal we publish, relating to such tender offer or exchange offer;

•

if we breach any representation or warranty or covenant such that the related conditions to closing would not be satisfied, and such breach is not cured (if curable) after 20 business days’ written notice by Synopsys (but not later than the initial end date or the extended end date); or

•

if there is a material adverse effect on us and such material adverse effect is not cured (if curable) after 20 business days’ written notice to us by Synopsys (but not later than the initial end date or extended end date);

•	by us:

•

if before our stockholders adopt the merger agreement we receive a superior offer and our board of directors changes in a manner adverse to Synopsys its recommendation that the stockholders of the Company adopt the merger agreement in accordance (in all material respects) with the procedure set forth in the merger agreement, provided that such termination will not be effective until we pay to Synopsys the termination fee described under “— Expenses; Termination Fee” below, and provided, further, that immediately following such termination, we accept and enter into the definitive third-party agreement reflecting such superior offer; or

•

if Synopsys breaches any representation, warranty, or covenant such that the related conditions to the closing of the merger would not be satisfied and such breach is not cured (if curable) after 20 business days’ written notice by us to Synopsys (but not later than the initial end date or the extended end date).

Expenses; Termination Fee

Except for the payment of the termination fee described below, each party has agreed to pay all fees and expenses incurred by it in connection with the merger agreement, and the transactions contemplated thereby will be paid by the party who incurred such expenses whether or not the merger is consummated.

We must pay Synopsys a fee equal to $11 million, which we refer to in this proxy statement as the “termination fee,” if the merger agreement is terminated in the following circumstances:

•	by Synopsys if, prior to our stockholders’ adoption of the merger agreement, a triggering event occurs, in which case the termination fee would be payable on the business day after termination,

•

by either Synopsys or us, if either (a) the merger is not completed by the initial end date or extended end date, or (b) the stockholders do not adopt the merger agreement at a meeting held for the purpose of voting on such adoption, and either:

•	a triggering event has occurred, in which case the termination fee would be payable on the business day after termination, or

•

(1) an acquisition proposal was publicly disclosed and not withdrawn, or existed and was not withdrawn, (x) in the case of termination due to failure to complete the merger by the initial end date or the extended end date, before such termination or (y) in the case of termination due to the failure of our stockholders to adopt the merger agreement at a meeting held for the purpose of voting on such adoption before such meeting, and (2) within 12 months following the termination of the merger agreement we consummate or enter into a contract providing for an acquisition, in which case the termination fee would be payable on the earlier of the date we consummate or enter into a contract for the acquisition,

•

by us, if, prior to our stockholders’ adoption of the merger agreement, we receive a superior offer and our board of directors changes in a manner adverse to Synopsys its recommendation that our stockholders of the Company adopt the merger agreement in accordance (in all material respects) with the procedure set forth in the merger agreement and, immediately following such termination, we accept and enter into a definitive third party agreement reflecting such a superior offer, in which case the termination fee would be payable before or concurrently with the termination, or

•

by Synopsys, if we willfully breach any representation or warranty or covenant such that the related conditions to closing would not be satisfied, and such breach is not cured (if curable) after 20 business days’ written notice by Synopsys (but not later than the initial end date or the extended end date) and (a) before such termination, an acquisition proposal with respect to us shall have been made, and (b) within 12 months following the termination of this Agreement we consummate or enter into a contract providing for an acquisition, in which case the termination fee would be payable on the earlier of the date we consummate or enter into a contract for the acquisition.

For the purpose of determining whether we must pay Synopsys the termination fee described above, “acquisition” shall mean any of the following transactions (other than the transactions contemplated by the merger agreement); (a) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving us pursuant to which our stockholders immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereto, (b) a sale or other disposition by us of assets (in a transaction or series of transactions) representing in excess of 50% of the aggregate fair market value of our assets immediately before such sale, or (c) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Virage), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing at least a majority of the voting power of the then outstanding shares of common stock of Virage.

Extension, Waiver and Amendment

Either we or Synopsys may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in the other party’s representations and warranties and waive compliance with any of the agreements or conditions contained in the merger agreement.

The merger agreement may be amended in writing by Synopsys, Sub and us, except that after adoption of the merger by our stockholders, no such amendment will be made without further approval of our stockholders if applicable law or the rules of NASDAQ requires such approval.

THE VOTING AGREEMENTS

Concurrently with the execution and delivery of the merger agreement, on June 9, 2010, Synopsys entered into a voting agreement and irrevocable proxy with each of our directors. We refer in this proxy statement to these agreements as the “voting agreements” and to each person who entered into a voting agreement as a “named stockholder.” As of the record date, approximately 1,981,311 outstanding shares, or 7.6% of our common stock outstanding at the close of business on that date, were subject to voting agreements.

The following is a summary description of the voting agreements, a form of which is included as Annex B to this proxy statement.

Agreement to Vote and Irrevocable Proxy

Each named stockholder has agreed to vote all of the shares owned beneficially or of record by him, or over which he exercises voting power:

•	in favor of approval of the merger, approval and adoption of the merger agreement and the certificate of merger, and any other matter than could reasonably be expected to facilitate the merger; and

•

against any acquisition proposal or superior offer and any other matter that could reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the merger or any of the transactions contemplated by the merger agreement.

Each named stockholder has also granted to the general counsel of Synopsys an irrevocable proxy to vote and exercise all voting and related rights with respect to the stockholder’s shares at any meeting of our stockholders relating to the matters set forth above.

Transfer Restrictions

During the term of the voting agreement, except as otherwise provided therein, the named stockholder has agreed not to:

•	transfer, grant an option with respect to, sell, exchange, pledge or otherwise dispose of, reduce its economic risk in, or encumber his shares;

•

grant any proxies or powers of attorney with respect to any of the shares, deposit any of the shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of his shares; or

•

take any action in his capacity as a stockholder that would have the effect of impairing his ability to perform his obligations under the voting agreement or preventing or delaying the consummation of any of the transactions contemplated by the merger agreement.

In addition, if the named stockholder acquires beneficial ownership of additional shares of our stock, those shares shall also be subject to the terms and conditions of the voting agreement.

Appraisal Rights

The named stockholder agrees not to exercise any rights of appraisal that he may have or could have or acquire in connection with the merger.

Termination

The voting agreement will terminate upon the earlier of: (a) the effective time, (b) the date and time of the valid termination of the merger agreement, (c) such date and time designated by Synopsys in a written notice to the named stockholder, or (d) the written agreement of the named stockholder and Synopsys to terminate the voting agreement.

MARKET PRICE OF COMMON STOCK

Our common stock is currently traded on the Nasdaq Global Market under the symbol “VIRL.”

The following table sets forth the high and low sale prices of our common stock as reported by the Nasdaq Global Market for the calendar years beginning January 1, 2008 for each of the periods indicated.

	High	Low
2008
First quarter	$8.50	$5.32
Second quarter	7.20	5.35
Third quarter	7.20	4.55
Fourth quarter	6.36	2.51
2009
First quarter	$3.37	$2.25
Second quarter	4.74	2.66
Third quarter	5.57	4.10
Fourth quarter	6.25	4.90
2010
First quarter	$8.25	$5.23
Second quarter (through August 2, 2010)	12.01	7.61

The closing price of our common stock, as reported on the Nasdaq Global Market on June 9, 2010, the last full trading day prior to the public announcement of the proposed merger, and on August 2, 2010, the last trading day prior to the date of this proxy statement, was $9.37 and $11.94, respectively.

We have never declared or paid cash dividends on our common stock. Our current policy is to retain earnings for use in our business. Following the merger, there will be no further market for our common stock and our stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present information regarding the beneficial ownership of the shares of our common stock as of July 27, 2010 with respect to:

•	each of our directors;

•

our chief executive officer, chief financial officer and the two other most highly compensated executive officers for fiscal 2009, to whom we refer in this proxy statement as the “named executive officers”;

•	all current directors and executive officers as a group; and

•	persons beneficially owning more than 5% of our common stock.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and sole dispositive power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options outstanding on July 27, 2010 that were exercisable on July 27, 2010 or within 60 days of July 27, 2010, and restricted stock units that were outstanding on July 27, 2010 and were expected to vest within 60 days of July 27, 2010 are considered outstanding and beneficially owned by the person holding the options or restricted stock units.

Directors and Named Executive Officers

	Shares Beneficially Owned
Name of Beneficial Owner (1)	Number	Percent(2)
J. Daniel McCranie(3)	989,118	3.8
Brian Sereda(3)	77,299	*
Alexander Shubat(3)(4)	1,805,992	6.9
Branimir Buric(3)(5)	80,661	*
Michael L. Hackworth(3)	213,842	*
Robert H. Smith(3)	88,869	*
Cathal Phelan(3)	112,264	*
Manoj Gujral	6,601	*
All of our directors and named executive officers as a group (8 individuals)	3,374,646	13.0

*	Less than 1% of outstanding common stock.
(1)	The address of each person in this table is as follows: c/o Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538.
(2)	Percentages are based on 26,020,760 shares of our common stock outstanding as of July 27, 2010.
(3)	Includes shares which our executive officers and directors or their heirs have the right to acquire within 60 days of July 27, 2010 upon exercise of outstanding options and stock-settled appreciation rights as follows: Mr. Buric (61,333 shares), Mr. Hackworth (84,000), Mr. McCranie (649,000), Mr. Phelan (59,000), Mr. Sereda (60,000), Dr. Shubat (383,375) and Mr. Smith (60,000).
(4)	Includes 295,000 shares held in trust for Dr. Shubat’s minor children.
(5)	Mr. Buric passed away on July 25, 2010. The shares formerly held by him are held by his estate.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities known by us to beneficially own more than 5% of our outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on reports filed by such entities with the SEC, except that the percentage is based upon our calculations made in reliance upon the number of shares reported to be beneficially owned by each entity in such reports and the number of shares of common stock outstanding on July 27, 2010.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent (1)
Artis Capital Management LLC(2) One Market Plaza, San Francisco, California 94105	4,724,706	18.2
Adam Kablanian(3) 28628 Matadero Creek Court, Los Altos Hills, California 94022	2,976,963	11.5
NXP B.V.(4) High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands	2,500,000	9.6
Crosslink Capital, Inc.(5) 2 Embarcadero, Suite 2200, San Francisco, California 94111	2,000,156	7.7
Ameriprise Financial, Inc.(6) 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474	1,846,975	7.1
Columbia Management Investment Advisers, LLC(7) 100 Federal Street, Boston, Massachusetts 02110	1,893,383	7.3

(1)	Percentages are based on 26,020,760 shares of our common stock outstanding as of July 27, 2010.
(2)	Based on the Schedule 13G/A filed with the SEC on February 14, 2008, Artis Capital Management LLC beneficially owned 4,724,706 shares of our common stock.
(3)	Based on the Schedule 13G/A filed with the SEC on February 14, 2008, Adam Kablanian beneficially owned 2,976,963 shares of our common stock.
(4)	Based on the Schedule 13D filed with the SEC on November 24, 2009, NXP B.V. beneficially owned 2,500,000 shares of our common stock.
(5)	Based on the Schedule 13D filed with the SEC on March 8, 2007, Crosslink Capital, Inc. beneficially owned 2,000,156 shares of our common stock.
(6)	Based on the Schedule 13G filed with the SEC on February 12, 2010, Ameriprise Financial, In. beneficially owned 1,846,975 shares of our common stock.
(7)	Based on the Schedule 13F filed with the SEC on March 31, 2010, Columbia Management Investment Advisers, LLC beneficially owned 1,893,383 shares of our common stock.

In connection with the merger agreement, our directors, who held shares representing approximately 7.6% of our outstanding common stock as of the record date, have entered into voting agreements with Synopsys and agreed, in their capacity as stockholders of Virage, to vote their shares in favor of the merger. See “The Voting Agreements” beginning on page 61. Synopsys may, under the Exchange Act, be deemed to beneficially own the shares of common stock that are subject to the voting agreements.

APPRAISAL RIGHTS

Under the Delaware General Corporation Law, you have the right to demand appraisal of your shares of common stock in connection with the merger and to receive, in lieu of the merger consideration, payment in cash for the fair value of your shares, together with a fair rate of interest, as determined by the Delaware Court of Chancery, which we refer to as the Chancery Court. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 in order to perfect their rights. The company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which appears in Annex D to this proxy statement.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to the company a written demand for appraisal of your shares before the vote to adopt the merger agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•

You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

•	You must continuously hold your shares through the effective time.

If you fail to comply with any of these conditions and the merger is consummated, you will be entitled to receive the cash payment for your shares of common stock as provided for in the merger agreement if you are the holder of record at the effective time, but you will have no appraisal rights with respect to your shares of common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the adoption of the merger agreement, will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal.

All demands for appraisal should be addressed to the Corporate Secretary of the company at 47100 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary, and must be delivered before the vote to adopt the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock must be made by, or on behalf of, such record stockholder. The demand should set forth, fully and correctly, the record stockholder’s name as it appears on his or her stock certificate(s). The demand must state that the stockholder intends thereby to demand appraisal of such holder’s shares in connection with the merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the company. The beneficial holder must, in such cases, have the record holder (often a broker, bank or other nominee) submit the required demand in respect of those shares.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise the right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly submitted a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for such stockholder’s shares of common stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Chancery Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation and presently has no intention to file such a petition in the event there are stockholders who demand appraisal of their shares, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Within 120 days after the effective time, any stockholder who has complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by the company and the number of holders of such shares. Such statement must be mailed to the stockholder within 10 days after the written request has been received by the surviving corporation or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

After notice to the stockholders seeking appraisal rights as required by the Chancery Court, the Chancery Court is empowered to conduct a hearing upon the petition, and determine which stockholders have complied with Section 262 and have thereby become entitled to the appraisal rights. The Chancery Court may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in

Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid upon the amount determined to be the fair value. Unless the Chancery Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value and, if applicable, a fair rate of interest, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In determining fair value for appraisal purposes under Section 262, the Chancery Court might, or might not, employ some or all of the valuation analyses utilized by the company’s financial advisors as described in summary fashion under the headings “The Merger — Opinion of Virage’s Financial Advisor,” beginning on page 30. Although the company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Chancery Court, and you should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement. Moreover, the surviving corporation does not currently anticipate offering more than the value that you are entitled to receive under the terms of the merger agreement to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of common stock is less than the merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and/or the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payments becoming due prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder delivers a written withdrawal of such stockholder’s demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Chancery Court.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights.

If you have any questions regarding your right to exercise appraisal rights, you are strongly encouraged to seek the advice of legal counsel.

AUTHORITY TO ADJOURN THE SPECIAL MEETING

Proposal

If at the special meeting of stockholders, our board of directors determines it is necessary to adjourn the special meeting, we intend to move to adjourn the special meeting. For example, our board of directors may make such a determination if the number of shares of our common stock represented and voting in favor of the adoption of the merger agreement in person or by proxy at the meeting is insufficient to adopt that proposal under applicable law, in order to enable our board of directors to solicit additional proxies in respect of such proposal. If our board of directors determines that adjournment is necessary, we will ask our stockholders to vote only upon the adjournment proposal, and not the adoption of the merger agreement.

In this proposal, we are asking you to vote in favor of adjournment of the special meeting to a later date or time, if necessary, to solicit additional proxies if there are insufficient votes at the time of such adjournment to adopt the merger agreement. If the stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of new proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption of the merger agreement to defeat that proposal, we could adjourn the special meeting without a vote and seek to convince the holders of those shares to change their votes to votes in favor of the adoption of the merger agreement.

Vote Required and Board Recommendation

The proposal to adjourn the special meeting requires the affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting.

Our board of directors recommends that you vote “FOR” the adjournment proposal.

OTHER MATTERS

No business may be transacted at the special meeting other than the matters set forth in this proxy statement.

HOUSEHOLDING OF PROXY STATEMENT

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless our stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Request for additional copies of this proxy statement, or requests to receive multiple or single copies of proxy statements at a shared address in the future, should be directed to: Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary.

FUTURE STOCKHOLDER PROPOSALS

If the merger agreement is adopted by our stockholders, we will not hold an annual meeting in 2011.

If the merger agreement is not adopted and we hold an annual meeting in 2011, stockholders intending to nominate a candidate for election as director at the annual meeting, or introduce business at the annual meeting (other than a proposal submitted for inclusion in Virage’s proxy statement pursuant to Rule 14a-8 of the Exchange Act), must send advance notice in writing to the Corporate Secretary at Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538. To be timely, such notice must be received no later than November 9, 2010, except that if the date of the annual meeting is before March 22, 2011 or after June 20, 2011, a stockholder’s notice must be received no earlier than November 22, 2010 and not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. The stockholder must submit information establishing the number of shares owned by the stockholder and any beneficial owner represented by the stockholder. The advance notice and director nominations must also meet the other requirements of Article I, Section 3 of our bylaws. You may obtain a copy of our bylaws by contacting our Corporate Secretary at the address noted above or by accessing the bylaws at www.viragelogic.com under the “Investors” link. The deadline for submission of proposals for inclusion in our proxy statement for our 2011 annual meeting pursuant to Rule 14a-8 is October 4, 2010.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this proxy statement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement. Information in this proxy statement supersedes information incorporated by reference that we filed with the SEC prior to the date of this proxy statement, while information that we file later with the SEC will automatically update and supersede the information in this proxy statement. We incorporate by reference into the proxy statement the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement but prior to the date of the special meeting:

•	Our Annual Report on Form 10-K for the year ended September 30, 2009 and our Amendment to Annual Report on Form 10-K/A for the year ended September 30, 2009; and

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and December 31, 2009.

We will make these documents available to you without charge upon your oral or written request. Requests should be directed to: Virage Logic Corporation, Attention: Investor Relations, 47100 Bayside Parkway, Fremont, California 94538, telephone (510) 360-8000.

* * *

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated August 3, 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SYNOPSYS, INC.,

VORTEX ACQUISITION CORP.

AND

VIRAGE LOGIC CORPORATION

June 9, 2010

* * * * * * * * * * * * * * *

The merger agreement contains representations and warranties made by Virage to Synopsys and Sub, and representations and warranties made by Synopsys and Sub to Virage. The assertions embodied in the representations and warranties were made solely for the benefit of the other parties or party, as the case may be, to the merger agreement, and are intended not as statements of fact, but rather as a way of allocating the risk to one or more of the parties if those statements prove to be incorrect. In particular, the representations and warranties made by the parties to each other in the merger agreement have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. Neither Virage, Synopsys nor Sub undertakes any obligations to publicly release any revisions to the representations and warranties, except as required under U.S. federal or other applicable securities laws.

The assertions embodied in the representations and warranties of Virage to Synopsys and Sub are qualified by and include information in a disclosure letter that Virage prepared for Synopsys and Sub in connection the merger agreement, which we refer to as the “company disclosure letter.” In short, the company disclosure letter notes several instances where the representations and warranties are not accurate as written. While we do not believe that the company disclosure letter contains information that corporate or securities laws or other regulations require us to publicly disclose, other than information that has already been so disclosed, the company disclosure letter does contain information that modifies, qualifies or creates exceptions to Virage’s representations and warranties set forth in the merger agreement. Accordingly, Virage’s representations and warranties in the merger agreement should not be relied upon as characterizations of the actual state of facts, since such representations and warranties are modified, qualified or excepted by the company disclosure letter and since information concerning the subject matter of the representations and warranties may have changed since the date the representations were made or are effective. The company disclosure letter contains information that has been included in our public disclosures, as well as additional non-public information.

A-i

A-ii

EXHIBITS

Exhibit A	-	Form of Voting Agreement and Irrevocable Proxy
Exhibit B	-	Form of Certificate of Merger

SCHEDULES

Schedule 1.1	-	List of Knowledge Persons
Schedule 4.2(xiii)	-	Capital Expenditures Budget

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 9, 2010 (the “Agreement Date”), by and among Synopsys, Inc., a Delaware corporation (“Parent”), Vortex Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and Virage Logic Corporation, a Delaware corporation (the “Company”).

RECITALS

A. The Boards of Directors of the Company, Parent and Sub have determined that it is advisable and in the best interests of the securityholders of their respective companies that Sub merge with and into the Company (the “Merger”), with the Company to survive the Merger and to become a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in this Agreement, and, in furtherance thereof, have approved and declared advisable the Merger, this Agreement and the other transactions contemplated by this Agreement.

B. The Company, Parent and Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger as set forth herein.

C. Concurrently with the execution of this Agreement and as a material inducement to the willingness of Parent to enter into this Agreement, certain stockholders of the Company are entering into voting agreements and irrevocable proxies in substantially the form attached hereto as Exhibit A (the “Voting Agreements”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below.

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Business” shall mean the business of the Company and its Subsidiaries as currently conducted by the Company or any Subsidiary, including the design, development, manufacturing, reproduction, branding, marketing, advertising, promotion, licensing, sale, offer for sale, importation, distribution, provision and/or use of any and all Company Products in any and every territory of the world as such Company Products exist as of the Closing Date.

“Business Day” shall mean a day (A) other than Saturday or Sunday, and (B) on which commercial banks are open for business in San Francisco, California.

“Cash Out Amount” shall mean (i) with respect to a Company Option, an amount of cash, without interest, equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option multiplied by (B) the Per-Share Cash Amount less the exercise price per share of such Company Option in effect immediately prior to the Effective Time, (ii) with respect to a Company RSU, an amount of cash, without interest, equal to the product of (A) the number of shares of Company Common Stock issuable upon settlement of such Company RSU as of immediately prior to the Effective Time multiplied by (B) the Per-Share Cash Amount, and (iii) with respect to a Company SAR, an amount of cash, without interest, equal to the product of (A) the number of shares of Company Common Stock issuable upon settlement of such Company SAR as of immediately prior to the Effective Time multiplied by (B) the

Per-Share Cash Amount less the exercise price per share of such Company SAR in effect immediately prior to the Effective Time. If the exercise price per share of a Company Option or Company SAR, as applicable, is equal to or greater than the Per-Share Cash Amount, the Cash Out Amount for such Company Option or Company SAR, as applicable, shall be zero.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Board” shall mean the Board of Directors of the Company.

“Company Capital Stock” shall mean the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company Options” shall mean options to purchase shares of Company Common Stock.

“Company Option Plans” shall mean the stock option plans, programs, agreements or arrangements of the Company, collectively and as amended, including the Company’s 1997 Equity Incentive Plan, the Company’s 2002 Equity Incentive Plan, the In-Chip Systems 2001 Incentive and Non-Statutory Stock Option Plan, and any other non-plan option grant, agreement or arrangement with respect to Company Common Stock, in each case as amended.

“Company Preferred Stock” shall mean the preferred stock of the Company.

“Company RSUs” shall mean restricted stock purchase rights, restricted stock units or restricted stock bonuses granted under the Company’s Option Plans.

“Company SARs” shall mean stock appreciation rights of the Company.

“Continuing Employees” shall mean the employees of the Company or its Subsidiaries who remain employees of the Surviving Corporation or its Subsidiaries or become employees of Parent or its subsidiaries immediately following the Effective Time.

“Contract” shall mean any legally-binding written, oral or other agreement, contract, subcontract, lease, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the Agreement Date or as may hereafter be in effect.

“Debt” shall mean the outstanding amount of (A) indebtedness for borrowed money, (B) amounts owing as deferred purchase price for the purchase of any property, (C) indebtedness evidenced by any bond, debenture, note, mortgage, indenture, letter of credit or other debt instrument or debt security, (D) amounts owing under any capitalized or synthetic leases, (E) commitments or obligations to assure a Person against loss (including contingent reimbursement obligations under letters of credit), and (F) guarantees with respect to any indebtedness or obligation of a type described in clauses (A) through (F) above of any Person, of the Company and the Subsidiaries.

“Delaware Law” shall mean the Delaware General Corporation Law, as amended.

“delivered”, “made available” or “provided” shall mean, with respect to any statement in Article II of this Agreement to the effect that any information, document or other material has been “delivered”, “made available” or “provided” to Parent or its representatives, that such information, document or material was: (A) available for review by Parent or its representatives in the virtual data room titled “Vantage” (comprised of the ‘filerooms’ named “Vantage” and “Abigail”) hosted by Merrill Corporation in connection with this Agreement as of 8:00 a.m. Pacific Time on the Agreement Date; or (B) delivered to Parent or its representatives in the manner described in Section 8.2 of this Agreement by 8:00 a.m. Pacific Time on the Agreement Date.

“Dissenting Shares” shall mean any shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been perfected in accordance with Delaware Law in connection with the Merger.

“Dissenting Stockholder” shall mean any stockholder of the Company exercising appraisal rights pursuant to Delaware Law in connection with the Merger.

“Encumbrance” shall mean, with respect to any asset or security, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset or security (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset, and (iv) the possession, exercise or transfer of any other attribute of ownership of any asset); provided, however, that non-exclusive licenses of Company-Owned Intellectual Property shall not be deemed to be an Encumbrance.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Entity” shall mean any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority, but shall not include any public university or other educational institution.

“Group” shall have the definition ascribed to such term under Section 13(d) of the Exchange Act.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“knowledge” shall mean, with respect to the Company, the knowledge of any individual set forth on Schedule 1.2 hereto with respect to a referenced fact, circumstance, event or other matter after reasonable inquiry; provided that the scope of such inquiry shall not extend to any inquiry of any employee of the Company who is unaware of the Merger or the other transactions contemplated by this Agreement prior to its public announcement.

“Legal Requirements” shall mean with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, permit, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, awards, judgments and decrees applicable to such Person or its Subsidiaries, their business or any of their respective assets or properties.

“Material Adverse Effect” shall mean with respect to any entity, any change, event, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by such entity in this Agreement, is, or is reasonably likely to, become materially adverse in relation to the condition (financial or otherwise), assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole, except to the extent that any such Effect results from:

(a) changes or conditions affecting the economies of or financial, credit or capital market conditions in the United States or other regions of the world in which the entity or its subsidiaries operates;

(b) changes in the trading volume or trading prices of such entity’s capital stock in and of themselves (provided, however, that such exclusion shall not apply to any underlying Effect that may have caused such change in trading prices or volumes);

(c) a general change in the industry or industries in which the entity or any of its subsidiaries operates;

(d) the announcement or pendency of the transactions contemplated hereby, including the Merger, including cancellation of or delays in customer orders, reduction in sales, disruption in supplier, partner or similar relationships, loss of employees and actions taken by or inactions of competitors;

(e) compliance with the express terms of this Agreement, any action expressly required by this Agreement or any action taken, or failure to act, to which Parent, in the case of such an action or failure by the Company, or the Company, in the case of such an action or failure by Parent or Sub, has consented to in writing;

(f) stockholder class action or derivative litigation or other litigation to the extent arising from allegations of a breach of fiduciary or other common law or statutory duty (including any stockholder claims alleging any violations of state common or statutory law, state blue sky laws, federal securities laws or the regulations promulgated thereunder) relating to the negotiation, execution, delivery or performance of this Agreement and/or the consummation or proposed consummation of any of the transactions contemplated hereby;

(g) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the Agreement Date;

(h) changes in applicable Legal Requirements or GAAP after the Agreement Date;

(i) any failure by entity to meet any published or internally prepared estimates of revenues, earnings or other financial or operating performance for any period ending on or after the date of this Agreement, provided, however, that such exclusion shall not apply to any underlying Effect that may have caused such failure;

except, in the cases of clauses (a), (c), (g) and (h) to the extent such Effect disproportionately affects the entity or its subsidiaries relative to other similarly situated participants in the industries in which such entity or subsidiary operates.

“Material Subsidiary” shall mean each Subsidiary of the Company that accounted for more than 10% of the total revenue or total operating expenses of the Company and its Subsidiaries on a consolidated basis during the six month period ended March 31, 2010 as reflected on Schedule 2.1 of the Company Disclosure Letter.

“NASDAQ” shall mean the NASDAQ Global Market.

“New Company Equity Rights” shall mean Company Options, Company RSU’s or Company SAR’s granted pursuant to Section 5.11(d) under the Company’s 2002 Equity Incentive Plan.

“NXP” shall mean NXP B.V., a limited liability company incorporated in the Netherlands.

“NXP APA” shall mean that certain Asset Purchase Agreement dated October 9, 2009, by and between NXP and the Company.

“NXP Shares” shall mean the 833,333 shares of Company Common Stock issued to NXP pursuant to the NXP APA which are subject to a right of repurchase in favor of the Company.

“Non-Continuing Employee Equity Right” shall have the meaning set forth in Section 1.9(c).

“Option Exchange Ratio” shall mean the quotient obtained by dividing the Per-Share Cash Amount by the Parent Stock Price.

“Parent Common Stock” shall mean the common stock, par value $0.01 per share, of Parent.

“Parent Stock Price” shall mean the average of the closing sale prices for a share of Parent Common Stock as quoted on NASDAQ Global Market for the ten (10) consecutive trading days ending with the third trading day that precedes the Closing Date (as defined in Section 1.3).

“Per-Share Cash Amount” shall mean $12.00 per share of Company Common Stock.

“Person” shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

“Representative” shall mean the directors, officers, employees, investment bankers, attorneys, accountants or other agents, advisors or representatives of the subject Person.

“Repurchase Rights” shall mean outstanding rights to repurchase unvested shares of Company Capital Stock that are held by the Company or similar restrictions in the Company’s favor with respect to shares of Company Capital Stock.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Subsidiary” shall mean any corporation, association, business entity, partnership, joint venture, limited liability company or other Person of which the Company, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body.

“Tax” (and, with correlative meaning, “Taxes”) shall mean (i) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any tax (domestic or foreign) (each, a “Tax Authority”), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any obligation to assume such Taxes or to indemnify any other Person.

“Tax Return” shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.

“Vested Continuing Employee Equity Right” shall have the meaning set forth in Section 1.9(c).

Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1.1 shall have the meanings assigned to such terms in this Agreement.

1.2 The Merger. At the Effective Time (as defined in Section 1.4), on the terms and subject to the conditions set forth in this Agreement, the Certificate of Merger in substantially the form attached hereto as Exhibit B (the “Certificate of Merger”), and the applicable provisions of Delaware Law, Sub shall merge with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.3 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at a time and date to be specified by the parties which will be no later than the third Business Day after the satisfaction or waiver of each of the conditions set forth in Article VI (excluding conditions that by their terms are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions) or at such other time as the parties hereto agree in writing. The Closing shall take place at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, or at such other location as the parties hereto agree in writing. The date on which the Closing occurs is herein referred to as the “Closing Date.”

1.4 Effective Time. At the Closing, after the satisfaction or waiver in writing of each of the conditions set forth in Article VI, Sub and the Company shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filing or such later time as may be agreed to by Parent and the Company and specified in the Certificate of Merger being referred to herein as the “Effective Time”).

1.5 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become debts, liabilities and duties of the Surviving Corporation.

1.6 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation will be amended as of the Effective Time to read: “The name of the corporation is Virage Logic Corporation.”

(b) At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation, and such Bylaws.

1.7 Directors and Officers. At the Effective Time, the directors and officers of Sub, as constituted immediately prior to the Effective Time, shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

1.8 Effect on Capital Stock.

(a) On the terms and subject to the conditions set forth in this Agreement, and without any action on the part of any holder of Company Capital Stock:

(i) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares canceled pursuant to Section 1.8(b)) shall be converted into the right to receive, subject to and in accordance with Section 1.10(c), an amount of cash equal to the Per-Share Cash Amount, without interest. As of the Effective Time, all such shares of Company Common Stock shall automatically be cancelled and no longer deemed outstanding, and the holders thereof shall not have any rights with respect thereto, except the right to receive the Per-Share Cash Amount, without interest, upon surrender of Certificates (as defined in Section 1.10) in accordance with Section 1.10. The amount of cash each such holder is entitled to receive for the shares of Company Common Stock held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all shares of Company Common Stock held by such holder.

(ii) At the Effective Time, each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of Parent, be converted into and become one share of common stock of the Surviving Corporation

(and the share of Surviving Corporation into which the shares of Sub capital stock are so converted shall be the only share of the Surviving Corporation’s capital stock that is issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Sub capital stock will evidence ownership of one share of common stock of the Surviving Corporation.

(b) Cancellation of Company Capital Stock Owned by the Company and Parent. At the Effective Time, all shares of Company Capital Stock that are owned by the Company as treasury stock immediately prior to the Effective Time, and each share of Company Capital Stock owned by Parent or any direct or indirect wholly-owned Subsidiary of the Company or Parent immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof.

(c) Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Capital Stock or Parent Common Stock occurring after the Agreement Date and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

(d) Appraisal Rights. Notwithstanding anything contained herein to the contrary, if any stockholder of the Company that is entitled to appraisal rights demands to be paid the “fair value” of such holder’s shares of Company Capital Stock and complies with all conditions and obligations necessary to perfect appraisal rights in accordance with Delaware Law, each Dissenting Share held by such stockholder will not be converted into the right to the cash amounts set forth in Section 1.8(a), except as provided in this Section 1.8(d). The Company shall give Parent (i) prompt notice of any such demands received by the Company, including any stockholder’s notice of their intent to demand payment pursuant to Delaware Law that the Company receives prior to the Company Stockholders Meeting, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company, and (ii) the right to direct all negotiations and proceedings with respect to such demands under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand in respect of any Dissenting Shares. If, after the Effective Time, any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to seek dissenters’ rights, the Dissenting Shares held by such stockholder shall immediately be converted into the right to receive the cash payable pursuant to Section 1.8(a) in respect of such shares as if such shares never had been Dissenting Shares, and Parent shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the applicable time or times specified in Section 1.10(c), following the satisfaction of the applicable conditions set forth in Section 1.10(c), the amount of cash to which such holder would be entitled in respect thereof under this Section 1.8(a) as if such shares never had been Dissenting Shares (and all such cash shall be deemed for all purposes of this Agreement to have become deliverable to such holder pursuant to Section 1.8(a)).

1.9 Company Options; Company RSUs; Company SARs.

(a) Unvested Company Options, Company RSUs and Company SARs held by Continuing Employees. At the Effective Time, each unvested Company Option, Company RSU and Company SAR held by a Continuing Employee that is unexpired, unexercised and outstanding immediately prior to the Effective Time, shall on the terms and subject to the conditions set forth in this Agreement be assumed and converted by Parent in accordance with Section 5.11.

(b) Vested Company Options, Company RSUs and Company SARs held by Continuing Employees; and Company Options, Company RSUs and Company SARs held by Persons Other than Continuing Employees. Parent will not assume (i) any vested Company Option, Company RSU or Company SAR held by a Continuing Employee that is unexpired, unexercised and outstanding immediately prior to the Effective Time (each, a “Vested Continuing Employee Equity Right”), or (ii) any Company Option, Company RSU or Company SAR held by Persons that are not Continuing Employees (each, a “Non-Continuing Employee Equity Right”). At the Effective Time, each Vested Continuing Employee Equity Right and each Non-Continuing Employee Equity Right shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof, subject to and in accordance with Section 1.10, be converted into and represent the right to receive the applicable Cash Out Amount for such Vested Continuing Employee Equity Right or Non-Continuing Employee Equity Right; provided, however, that the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Cash Out Amount the amount of withholding for Taxes required to be deducted and withheld as a result of the transactions contemplated hereby. The Cash Out Amount payable hereunder shall be rounded to the nearest cent and computed after aggregating cash amounts for all Vested Continuing Employee Equity Rights or Non-Continuing Employee Equity Rights represented by a particular grant. At the Effective Time, each Vested Continuing Employee Equity Right and each Non-Continuing Employee Equity Right will, by virtue of the Merger and without any further action on the part of any holder thereof, be cancelled and extinguished.

1.10 Surrender of Certificates.

(a) Paying Agent. Parent’s transfer agent, U.S. Bank N.A., shall act as Paying Agent (the “Paying Agent”) in the Merger for the purpose of distributing the aggregate cash payable pursuant to Section 1.8(a)(i) upon surrender of the Certificates in accordance with this Section 1.10.

(b) Parent to Deposit Cash. Promptly following the Effective Time, Parent, or a direct or indirect subsidiary of Parent, shall make available to the Paying Agent for exchange in accordance with this Article I the cash payable pursuant to Section 1.8(a)(i).

(c) Exchange Procedures. Promptly following the Effective Time, Parent shall instruct the Paying Agent to mail within three Business Days of the Effective Time to each holder of record of a certificate or certificates (“Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, (i) a letter of transmittal (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall contain such other provisions as Parent may reasonably specify), and (ii) instructions for use of such letter of transmittal in effecting surrender of Certificates in exchange for the cash payable pursuant to Section 1.8(a)(i). Upon surrender of a Certificate for cancellation to the Paying Agent (or receipt of an “agent’s message” by the Paying Agent (or any other evidence of transfer that the Paying Agent may reasonably request) in the case of the transfer of Company Common Stock held in book-entry form) together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, each holder of such Certificate shall be entitled to receive in exchange therefor a check for the cash amount that such holder has the right to receive pursuant to Section 1.8(a)(i) in respect of such Certificate, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive cash pursuant to Section 1.8(a)(i).

(d) No Interest. No interest will be paid or accrued on any cash payable pursuant to Section 1.8(a), Section 1.8(d), Section 1.9(a), or Section 1.9(c).

(e) Transfers of Ownership. If any cash amount payable pursuant to Section 1.8(a)(i) is to be paid to a Person other than the Person to which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the payment thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment of cash in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

(f) No Liability. Notwithstanding anything to the contrary in this Section 1.10, none of the Paying Agent, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

(g) Unclaimed Cash. Any portion of funds held by the Paying Agent which have not been delivered to any holders of Certificates pursuant to this Article I within six months after the Effective Time shall promptly be paid to Parent, and thereafter each holder of a Certificate who has not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.10(c) shall look only to Parent (subject to abandoned property, escheat and similar laws) for its claim, only as a general unsecured creditor thereof, to the cash payable to such holder pursuant to Section 1.8(a)(i). Notwithstanding anything to the contrary contained herein, if any Certificate has not been surrendered prior to the date on which the merger consideration contemplated by Section 1.8(a)(i) in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Legal Requirements, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.

1.11 No Further Ownership Rights in Company Capital Stock. All cash paid or payable following the surrender for exchange of shares of Company Capital Stock in accordance with the terms of this Agreement shall be so paid or payable in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for any reason, such Certificate shall be canceled and exchanged as provided in this Article I.

1.12 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall pay in exchange for such Certificate, following the making of an affidavit of that fact by the record holder thereof, such cash as may be required pursuant to Section 1.8(a)(i) in respect of such Certificate; provided, however, that Parent or the Paying Agent may, in its discretion and as a condition precedent to the issuance thereof, require the record holder of such Certificate to deliver a bond in such sum as Parent or the Paying Agent may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, the Paying Agent and/or any of their respective representatives or agents with respect to such Certificate.

1.13 Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from (a) the cash otherwise deliverable under this Agreement, (b) shares deliverable upon exercise or vesting, as applicable, of Company Options, Company RSUs and Company SARs assumed by Parent pursuant to this Agreement, subject to the applicable terms governing such Company Options, Company RSUs and Company SARs, and (c) any other payments otherwise required pursuant to this Agreement, to any holder of any shares of Company Capital Stock, any Company Options, any Company RSUs, any Company SARs or any Certificates, such amounts as the Surviving Corporation, Parent or the Paying Agent is required to deduct and withhold with respect to any such deliveries and payments under the Code, any provision of state, local, provincial or foreign Legal Requirements. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such holders in respect of which such deduction and withholding was made.

1.14 Tax Consequences. Parent makes no representations or warranties to the Company or to any holder of Company Capital Stock (including Unvested Company Shares), Company Options, Company RSUs or Company SARs regarding the Tax treatment of the Merger, or any Tax consequences to the Company or any such holder of this Agreement, the Merger, or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company and such holders are relying solely on their own Tax advisors in connection with this Agreement, the Merger and the other transactions and agreements contemplated hereby.

1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company or otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions or disclosures set forth in the disclosure letter of the Company delivered to Parent and Sub concurrently with the parties’ execution of this Agreement (the “Company Disclosure Letter”) (each of which exceptions or disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article II to which it relates (the disclosure of an exception in such Section or Subsection being deemed to be disclosed with respect to all other representations and warranties to the extent the relevance of such disclosure to other representations and warranties is reasonably apparent from the actual text of the disclosed exception), and each of which exceptions shall also be deemed to be representations and warranties made by the Company to Parent and Sub), the Company represents and warrants to Parent and Sub as follows:

2.1 Organization, Standing and Power; Subsidiaries.

(a) Each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each Subsidiary has the corporate power to own its properties and to conduct its business as now being conducted and as currently proposed by it to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would not have a Material Adverse Effect on the Company. The Company has delivered to Parent a true, correct and complete copy of the Certificate of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of the Company and each Material Subsidiary, in each case as amended as of the Agreement Date. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

(b) Schedule 2.1 to the Company Disclosure Letter sets forth a true, correct and complete list of the Subsidiaries and their respective jurisdictions of organization. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, are owned by the Company or another Subsidiary free and clear of all Encumbrances, and are not subject to any preemptive right or right of first refusal created by statute, the Certificate of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of such Subsidiary or any Contract to which the Company or such Subsidiary is a party or by which it is bound. There are no outstanding subscriptions, options, warrants, “put” or “call” rights, exchangeable or convertible securities or other Contracts of any character relating to the issued or unissued capital stock or other securities of any Subsidiary, or otherwise obligating the Company or any Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such securities. Other than the Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person. There are no outstanding obligations of the Company or any of its Subsidiaries under any Contract to which it is a party or by which it is otherwise bound to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in any other Person (other than the Company or a Subsidiary) in an amount in excess of $100,000 in respect of any single Person.

(c) As of the Agreement Date, the Company has provided to Parent or its counsel true, correct and materially complete copies of the minute books containing records of all proceedings, consents, actions and meetings of the Company Board, committees of the board of directors and stockholders of the Company and each Material Subsidiary since September 30, 2006 (excluding any such proceedings, consents, actions or meetings that relate to a potential sale of the Company). The minute books of the Company and each Material Subsidiary so provided contain summaries of all meetings of, or actions by written consent by, directors and stockholders of the Company and the respective Material Subsidiaries through the Agreement Date that are accurate in all material respects. True, correct and complete copies of the Charters of all committees of the Company Board and all codes of conduct, whistleblower policies, disclosure committee policy or similar policies adopted by the Company Board, as in effect on the Agreement Date, have been provided by the Company to Parent or its counsel, are available as of the Agreement Date at the website located at http://investors.viragelogic.com/governance.cfm or are included in the Company SEC Reports.

2.2 Capital Structure.

(a) The authorized capital stock of the Company consists solely of (i) 150,000,000 shares of Company Common Stock, and (ii) 25,000,000 shares of Company Preferred Stock. A total of 25,933,794 shares of Company Common Stock are issued and outstanding as of the Agreement Date. No shares of Company Preferred Stock are issued and outstanding. The Company has not designated, authorized, or issued any other shares of capital stock. The Company holds 890,000 shares of Company Common Stock in its treasury as of the Agreement Date. All issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of all Encumbrances, preemptive rights, rights of participation, rights of maintenance, rights of first refusal, rights of rescission and “put” or “call” rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. As of the Agreement Date, the Company has reserved 12,247,993 shares of Company Common Stock for issuance to employees, non-employee directors and consultants pursuant to the Company Option Plans, of which 5,835,201 shares have been issued pursuant to the exercise of Company Options, settlement of Company RSUs or Company SARs or direct stock purchases, 1,468,915 shares are subject to outstanding and unexercised Company Options, 1,564,210 shares are subject to outstanding and unvested Company RSUs, 1,828,638 shares are subject to outstanding and unexercised SARs, and 1,551,029 shares remain available for issuance thereunder. The Company has granted no Company Options, Company RSUs or Company SARs other than pursuant to the Company Option Plans. As of the Agreement Date, except for (i) the Company’s right to repurchase any unvested shares of Company Common Stock under the Company Option Plans, (ii) Company Options listed on Schedule 2.2(b) of the Company Disclosure Letter, (iii) Company RSUs listed on Schedule 2.2(b) of the Company Disclosure Letter, and (iv) Company SARs listed on Schedule 2.2(b) of the Company Disclosure Letter, there are no options, warrants, calls, rights or Contracts of any character to which the Company is a party or by which it is bound obligating the Company to grant, issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of any capital stock of the Company, any options or warrants to purchase capital stock of the Company, or any Company Voting Debt. There is no liability for dividends accrued and unpaid by the Company or any Subsidiary. There are no outstanding shares of Company Common Stock that are not fully vested or subject to Repurchase Rights.

(b) Schedule 2.2(b) of the Company Disclosure Letter sets forth a true, correct and complete list as of a recent date set forth in such schedule, with respect to each Company Option, the name of the holder of such Company Option, the number of shares of Company Common Stock subject to such Company Option, the applicable Company Option Plan pursuant to which such Company Option was granted, the date of grant of such Company Option, the extent such Company Option is vested and exercisable as of a recent date set forth in such schedule and unvested as of such date, the exercise price per share of such Company Option, and the Tax status of such Company Option under Section 422 of the Code. In addition, Schedule 2.2(b) of the Company Disclosure Letter sets forth a true, correct and complete list as of a recent date set forth in such schedule, with respect to each Company RSU, the name of the holder of such Company RSU, the number of shares of Company Common Stock subject to issuance under such Company RSU, the applicable Company Option Plan pursuant to which such Company RSU was granted, the date of grant of such Company RSU, and the extent such Company RSU is vested and unvested as of a recent date set forth in such schedule. In addition, Schedule 2.2(b) of the Company Disclosure Letter sets forth a true, correct and complete list as of a recent date set forth in such schedule, with respect to each Company SAR, the name of the holder of such Company SAR, the number of shares of Company Common Stock subject to issuance under such Company SAR, the applicable Company Option Plan pursuant to which such Company SAR was granted, the date of grant of such Company SAR, the extent such Company SAR is vested and exercisable as of a recent date set forth in such schedule and unvested as of such date, and the exercise price per share of such Company SAR. All issued and outstanding shares of Company Capital Stock and all outstanding Company Options, Company RSUs and Company SARs were issued, and all repurchases of Company securities were made, in material compliance with all applicable Legal Requirements, including federal and state securities laws and all requirements set forth in applicable Contracts. All shares issuable upon the exercise of Company Options or issuable upon the settlement of Company RSUs or Company SARs will, when issued, be validly issued in material compliance with all applicable Legal Requirements, including federal and state securities laws and all requirements set forth in applicable Contracts. The Company is not under any obligation to register under the Securities Act any securities of the Company or any Subsidiary that are now outstanding and were issued under any Company Option Plan.

(c) No bonds, debentures, notes or other Debt of the Company or any Subsidiary (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is in any way based upon or derived from capital or voting stock of the Company (collectively, “Company Voting Debt”), is issued or outstanding as of the Agreement Date. Schedule 2.2(c) to the Company Disclosure Letter accurately lists all agreements under which outstanding Debt has been incurred by the Company, other than leases requiring the Company or a Subsidiary of it to pay more than $50,000 under any single lease or $100,000 in the aggregate, of Company and its Subsidiaries. All Debt may be prepaid at the Closing without penalty under the terms of the agreements governing such Debt.

(d) Except as expressly provided for in this Agreement, there are no Contracts relating to voting, purchase or sale of any Company Capital Stock between or among the Company and any of its securityholders, other than written Contracts granting the Company the right to purchase unvested shares upon termination of employment or service. The terms of each of the Company Option Plans and the applicable stock option agreements, restricted stock unit award agreements and stock appreciation right award agreements permit the assumption by Parent of all unvested outstanding Company Options, Company RSUs and Company SARs, as provided in this Agreement, without the consent or approval of the holders of such securities, the Company stockholders, or otherwise. True, correct and complete copies of each of the Company Option Plans and the standard form of all agreements and instruments relating to or issued under each Company Option Plan and all agreements and instruments relating to or issued under the Company Option Plans, Company Options, Company RSUs or Company SARs that differ in any material respect from such standard form agreements have been provided to Parent or are included in the Company SEC Reports, and such agreements and instruments (or standard forms thereof) have not been amended, modified or supplemented since being provided to Parent, and there are no agreements, understandings or commitments to amend, modify or supplement such agreements or instruments in any case from those provided to Parent.

2.3 Authority; Noncontravention.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (defined below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the Company’s Stockholder Approval being obtained, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by each of the other parties hereto, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies. The Company

Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the full Company Board, has (i) approved and adopted this Agreement and the Merger, (ii) determined that this Agreement and the terms and conditions of the Merger and this Agreement are fair to, advisable and in the best interests of the Company and its stockholders, and (iii) directed that the adoption of this Agreement be submitted to the Company stockholders for consideration and recommended that all of the Company’s stockholders adopt this Agreement. The affirmative vote of the holders of a majority of all shares of Company Common Stock issued and outstanding on the record date set for the meeting of the Company’s stockholders to adopt this Agreement (such approval, the “Company Stockholder Approval,” and such stockholders’ meeting, the “Company Stockholders Meeting”) is the only vote of the holders of capital stock of the Company necessary to adopt this Agreement and approve the Merger under applicable Legal Requirements, the rules and regulations of NASDAQ and the Company’s Certificate of Incorporation and Bylaws.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) result in the creation of any Encumbrance on any of the material properties or assets of the Company or any Subsidiary, or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Certificate of Incorporation or Bylaws or other equivalent organizational documents of the Company or any Subsidiary, in each case as amended as of the Agreement Date, (B) subject to obtaining the Company Stockholder Approval and compliance with the requirements set forth in Section 2.3(c), any Legal Requirement applicable to the Company or any Subsidiary or any of their respective properties or assets, or (C) any Material Contract (as defined in Section 2.18), other than, in the case of (i), (ii) and (iii) above, such conflicts, violations, defaults, Encumbrances, terminations, cancellations, accelerations, losses, consents, approvals or waivers as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, as provided in Section 1.4, (ii) such filings as may be required under the HSR Act and any applicable foreign Antitrust Law (as defined in Section 5.6), (iii) the filing of the Proxy Statement (as defined in Section 2.21) with the SEC and such reports and filings as may be required under the Exchange Act and the rules and regulations thereunder, (iv) such other filings and notifications as may be required under federal, state or foreign securities laws or the rules and regulations of NASDAQ, and (v) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Parent and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

(d) The adoption of this Agreement and the transactions contemplated hereby by the Company Board referred to in Section 2.3(a) constitute all of the approvals that are necessary to render inapplicable to this Agreement, the Merger, and the transactions contemplated hereby the provisions of Section 203 of Delaware Law and represent the only actions necessary to ensure that Section 203 of Delaware Law does not and will not apply to the execution, delivery, or performance of this Agreement or the consummation of the Merger. No other state takeover or other similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

2.4 SEC Filings; Company Financial Statements.

(a) The Company has filed on a timely basis all forms, statements, schedules, reports and documents (including items incorporated by reference) required to be filed by the Company with the SEC since January 1, 2007 and all such forms, statements, schedules, reports and documents in the form filed with the SEC are available on the SEC’s EDGAR website. All such required forms, statements, schedules, reports and documents (including those that Company may file subsequent to the Agreement Date) are referred to herein as the “Company SEC Reports.” As of their respective dates, the Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the Agreement Date by a subsequently filed Company SEC Report. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Financial Statements”), including each Company SEC Report filed after the Agreement Date until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of the Company’s and its Subsidiaries’ operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end audit adjustments. The balance sheet of the Company as of September 30, 2009 (the “Company Balance Sheet Date”) contained in the Company SEC Reports is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any Subsidiary has any liabilities of any nature (absolute, accrued, contingent or otherwise) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP, except for: (i) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practices, (ii) those reflected on, or adequately reserved against in, the Company Balance Sheet (including the notes thereto), (iii) the fees and expenses of investment bankers, attorneys, consultants, and accountants incurred in connection with this Agreement and the transactions contemplated hereby or (iv) liabilities that would not have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary is a party to any “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”)), where the result, purpose and intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the its Subsidiaries in the Company’s or such Subsidiaries’ published financial statements or other Company SEC Reports. All reserves that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP consistently applied. The Financial Statements comply in all material respects with the American Institute of Certified Public Accountants’ Statement of Position 97-2, 98-9, EITF 00-21 and Staff Accounting Bulletin No. 104. The Company has not had any material disagreement with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year, which disagreement would be required under Item 304 of Regulation S-K promulgated under the Exchange Act to be disclosed in the Company SEC Reports. The books and records of the Company and each Subsidiary have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and the Financial Statements are materially consistent with such books and records.

(c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which have been prepared by the Company as of the Agreement Date and are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, as well as any comment letters or similar correspondence received by the Company from the SEC for the Company’s three prior fiscal years and its current fiscal year. As of the Agreement Date, the SEC has not provided comments to the Company in connection with any Company SEC Reports that to the

Company’s knowledge remain unresolved. To the Company’s knowledge, as of the Agreement Date, none of the Company SEC Reports is the subject of any ongoing review by the SEC. To the Company’s knowledge, no investigation by the SEC with respect to the Company or any Subsidiary is pending or threatened.

(d) The Company has established and maintains (i) “disclosure controls and procedures” (as defined in Rule 13a-15 promulgated under the Exchange Act), and (ii) “internal control over financial reporting” (as defined in Rule 13a-15 promulgated under the Exchange Act). Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”) and the rules and regulations promulgated thereunder with respect to the Company SEC Reports and the statements contained in such certifications are true and accurate as of the date such statements were made. The Company had not as any time after September 30, 2006 identified any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures which were reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data. The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K for senior financial, accounting and compliance officers and those performing similar functions. The Company has disclosed any violation or waiver of such code of ethics to the extent required by Section 406(b) of SOXA. To the Company’s knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(e) Since October 1, 2007 or such later date that any Subsidiary of the Company became a Subsidiary of the Company, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary had received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding improper, wrongful, or fraudulent accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls or any material inaccuracy in the Company’s financial statements. No attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported to the Company Board or any committee thereof or to any director or officer of Company evidence of fraud or a material violation of securities laws or other Legal Requirements, breach of fiduciary duty or similar violation by Company or any of its officers, directors, employees or agents.

(f) The Company is in compliance with the applicable criteria for continued listing of the Company Common Stock on the NASDAQ Global Market, including all applicable corporate governance rules and regulations.

(g) All Company Options, Company RSUs and Company SARs granted by the Company have been duly and validly approved. All grants of Company Options, Company RSUs and Company SARs are in compliance in all material respects with the terms of the applicable Company Option Plan under which such Company Options, Company RSUs and Company SARs were granted. The Company has applied the appropriate accounting measurement date in accordance with applicable accounting principles to each Company Option, Company RSU and Company SAR granted under each Company Option Plan. Subsequent to January 1, 2005, the Company has not granted any Company Options or Company SARS at an exercise price that represents a discount from the fair market value of the Company Common Stock underlying such Company Option or Company SAR on the date of grant of such Company Option or Company SAR and the Company has disclosed any re-pricing of Company Options or Company SARS in its Financial Statements. Neither the Company, the Company Board, any Company Board committee nor the Chief Executive Officer has engaged in (i) the back-dating or falsification of documentation with respect to the grant of any Company Option for the purpose of lowering the exercise price at which such Company Option was granted, or (ii) the intentional delay of the grant of Company Options in anticipation of forthcoming public announcements regarding the Company or its business that could reasonably be expected to result in an increase or decrease of the trading price of the Company’s capital stock on

NASDAQ, in either case for the purpose of increasing the value of such Company Options for the relevant optionee as a result of such change in such trading price. There is not pending or, to the Company’s knowledge, threatened, any investigation by the SEC or any other Governmental Authority with respect to the Company Options, Company RSUs or Company SARs or the grant practices of the Company.

2.5 Absence of Certain Changes. From March 31, 2010 through the Agreement Date, each of the Company and each Subsidiary has conducted its business only in the ordinary course consistent with past practice and, except as disclosed in the Company SEC Reports:

(a) there has not occurred a Material Adverse Effect on the Company;

(b) neither the Company nor any Subsidiary has made or entered into any Contract or letter of intent with respect to any acquisition, sale or transfer of any material Intellectual Property right or other material asset of the Company or any Subsidiary other than in the ordinary course of business;

(c) there has not occurred any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) by the Company or any Subsidiary or any revaluation by the Company of any of its or any Subsidiary’s assets, except as required by concurrent changes in GAAP;

(d) there has not occurred any declaration, setting aside, or payment of a dividend or other distribution with respect to any securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities, other than repurchases of stock in accordance with the Company Option Plans in connection with the termination of employees or other service providers;

(e) except as set forth in Schedule 2.2(b) of the Company Disclosure Letter, there has not occurred any increase in or modification of the compensation or benefits payable or to become payable, or grants of any bonus or commission rights or opportunities, by the Company or any Subsidiary to any of its directors, officers, employees or consultants (other than periodic increases in the base salaries of employees who are not officers of the Company in connection with the Company’s customary employee review process and grants of bonus and commission rights or opportunities, in each case in the ordinary course of business and consistent with past practices) or any new loans or extension of existing loans to any such Persons, and neither the Company nor any Subsidiary has entered into any Contract to grant or provide (nor has granted any) severance, acceleration of vesting or other similar benefits to any such Persons;

(f) there has not occurred the execution or material amendment of any employment agreements or consulting Contracts (other than employment offer letters for newly-hired employees and consulting Contracts, in each case in the ordinary course of business and that are immediately terminable by the Company without cost or liability) or the extension of the term of any existing employment agreement or service Contract with any Person in the employ or service of the Company or any Subsidiary;

(g) there has not occurred any material change with respect to the senior management, supervisory or other key personnel of the Company, any termination of employment of any such employees or a material number of employees, or any material labor dispute or material claim of unfair labor practices involving the Company or any Subsidiary;

(h) neither the Company nor any Subsidiary has paid or discharged any material Encumbrance or material liability or obligation which was not shown on the Company Balance Sheet or incurred in the ordinary course of business consistent with past practice;

(i) neither the Company nor any Subsidiary has incurred any liability to its directors or officers (other than liabilities to pay compensation or benefits in connection with services rendered in the ordinary course of business, consistent with past practice);

(j) neither the Company nor any Subsidiary has made any material change in the manner in which it extends discounts, credits or warranties to customers or otherwise deals with its customers or made any accommodation or other concession made other than in the ordinary course of business, consistent with past practice;

(k) there has not occurred any acceleration or release of any vesting condition to the right to exercise any Company Option, Company RSU or Company SAR;

(l) any deferral of the payment of any accounts payable other than in the ordinary course of business consistent with past practices;

(m) there has been no material damage, destruction or loss, whether or not covered by insurance, affecting the assets, properties or business of the Company or any Subsidiary;

(n) neither the Company nor any Subsidiary has commenced or settled any material litigation, and

(o) there has not occurred any announcement of, any negotiation by or any entry into any Contract by the Company or any Subsidiary to do any of the things described in the preceding clauses (a) through (n).

2.6 Litigation. There is no material private or governmental action, suit, proceeding, claim, mediation pending before any Governmental Entity or material arbitration pending before any arbitrator(s) against, nor to the Company’s knowledge, any material investigation by any Governmental Entity of, the Company or any Subsidiary or any of their respective assets or properties or any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company or any Subsidiary). To the knowledge of the Company, no such action, suit, proceeding, claim, arbitration or investigation is threatened. There is no material judgment, decree, injunction, award, or order against the Company or any Subsidiary, any of their respective assets or properties, or, to the knowledge of the Company, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company or any Subsidiary). Neither the Company nor any Subsidiary has any material action, suit, proceeding, claim, mediation or arbitration pending against any other Person. There has not been since September 30, 2006, nor are there currently, any material internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof), any compliance officer of the Company or any third party at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

2.7 Restrictions on Business Activities. There is no Contract, judgment, injunction, order or decree binding upon the Company or any Subsidiary which has or would reasonably be expected to have the effect of prohibiting or impairing any (i) current business practice of the Company or any Subsidiary, or (ii) the conduct of the Business, except in each case as would not result in a Material Adverse Effect on the Company.

2.8 Compliance with Laws; Governmental Permits.

(a) Each of the Company and each Subsidiary has complied in all material respects with, is not in material violation of, and has not received any notice of violation with respect to, any Legal Requirement with respect to the conduct of its business, or the ownership or operation of its business, except to the extent that such failure to so comply or be in material compliance would not result in Liability having a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary, nor any director, officer, Affiliate or employee thereof, has given, offered, paid, promised to pay or authorized payment of any money, any gift or anything of value, with the purpose of unlawfully influencing any act or decision of the recipient in his or her official capacity or unlawfully inducing the recipient to use his or her influence to affect an act or decision of a government official or employee, to any (i) governmental official or employee, (ii) political party or candidate thereof, or (iii) Person while knowing that all or a portion of such money or thing of value would be unlawfully given or offered to a governmental official or employee or political party or candidate thereof.

(b) Each of the Company and each Subsidiary has obtained each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company or any Subsidiary currently operates or holds any interest in any of its material assets or properties, or (ii) that is required for the operation in all material respects of the Company’s or any Subsidiary’s business or the holding of any such interest (all of the foregoing consents, licenses, permits, grants, and other authorizations, collectively, the “Company Authorizations”), except for such Company Authorizations the failure of which to be so obtained or in effect would not result in a Material Adverse Effect on the Company, and all of the Company Authorizations are in full force and effect, except for such Company Authorizations the failure of which to be so obtained would not result in a Material Adverse Effect on the Company. The Company and the Subsidiaries are in compliance in all material respects with the terms of the Company Authorizations. Neither the Company nor any Subsidiary has received any written communication from any Governmental Entity regarding (i) any actual or alleged violation of Legal Requirements or any Company Authorization or any failure to comply with any material term or requirement of any Company Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Authorization. None of the Company Authorizations will be terminated or impaired, or will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement, except for such Company Authorizations the loss of which would not result in a Material Adverse Effect on the Company.

2.9 Title to Property and Assets.

(a) Each of the Company and each Subsidiary has good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on the balance sheet of the Company as of March 31, 2010 or acquired after March 31, 2010 (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice), or, with respect to material leased properties and assets, valid leasehold interests in such properties and assets which afford the Company or such Subsidiary peaceful and undisturbed leasehold possession of the properties and assets that are the subject of the leases, in each case, free and clear of all Encumbrances, except (i) liens for current Taxes not yet due and payable and statutory liens incurred in the ordinary course of business consistent with past practice for obligations not past due, (ii) such imperfections of title and non-monetary Encumbrances as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing indebtedness for borrowed money that is reflected on the Company Balance Sheet (collectively, “Permitted Encumbrances”).

(b) Schedule 2.9 to the Company Disclosure Letter is a complete and correct list of (i) all real property and interests in real property owned by the Company or any Subsidiary (each such property or interest, an “Owned Real Property”), and (ii) all material real property and material interests in real property leased by the Company or any Subsidiary (each such property or interest, a “Leased Real Property”). With respect to Owned Real Property, (A) the Company or the Subsidiary, as applicable, has good and marketable indefeasible fee simple title, free and clear of all Encumbrances other than Permitted Encumbrances, (B) neither the Company nor such Subsidiary has leased or otherwise granted to any other Person the right to use or occupy such Owned Real Property or any portion thereof, (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase any such Owned Real Property or any portion thereof of interest therein, or (D) there is no condemnation or other proceeding in eminent domain pending or, to the Company’s knowledge, threatened, affecting such Owned Real Property or any portion thereof or interest therein. With respect to Leased Real Property, neither the Company nor any Subsidiary has (x) subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof, or (y) collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein. The Company has heretofore provided to Parent true, correct and complete copies of all leases, subleases and other Contracts under which the Company and/or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any Leased Real Property that is material to the Company, including all modifications, amendments and supplements thereto.

(c) The personal property and equipment of each of the Company and each Subsidiary that are used in the operations of their respective businesses are (i) reasonably suitable for the uses to which they are currently employed, (ii) in good operating condition and repair in all material respects, subject to normal wear and tear, (iii) regularly and properly maintained in all material respects, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, consistent with past practice, and (v) to the knowledge of the Company, free from any material defects.

2.10 Intellectual Property.

(a) As used in this Agreement, the following terms shall have the meanings indicated below:

(i) “Intellectual Property Rights” means any and all of the following and all rights in, arising out of, or associated therewith, throughout the world: patents, utility models, and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights in inventions and discoveries anywhere in the world, including invention disclosures, common law and statutory rights associated with trade secrets, confidential and proprietary information, and know how, industrial designs and any registrations and applications therefor, trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name applications and registrations, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing.

(ii) “Proprietary Information and Technology” means any and all of the following: works of authorship, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, netlists, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, models, tooling, prototypes, breadboards and other devices, data, data structures, databases, data compilations and collections, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential information, know-how and information maintained as trade secrets, tools, techniques, methods, processes, formulae, patterns, algorithms and specifications, customer lists and supplier lists and any and all instantiations or embodiments of the foregoing or any Intellectual Property Rights in any form and embodied in any media.

(iii) “Intellectual Property” means (A) Intellectual Property Rights; and (B) Proprietary Information and Technology.

(iv) “Company-Owned Intellectual Property” means any and all Intellectual Property that is owned or purported to be owned by the Company or any Subsidiary.

(v) “Company Intellectual Property” means any and all Company-Owned Intellectual Property and any and all Third Party Intellectual Property that is licensed by the Company or any Subsidiary.

(vi) “Company Intellectual Property Agreements” means any Contract to which the Company or any Subsidiary is a party or is otherwise bound and pursuant to which the Company or any Subsidiary has granted any rights with respect to any Company Intellectual Property or has been granted any rights with respect to any Third Party Intellectual Property.

(vii) “Company Registered Intellectual Property Rights” means all United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks or service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (C) registered Internet domain names; (D) registered copyrights and applications for copyright registration; and (E) any other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental authority owned by, registered or filed in the name of, the Company or any of its Subsidiaries.

(viii) “Third Party Intellectual Property” means any and all Intellectual Property owned by a third party.

(ix) “Standard Inbound IP Agreements” means (A) non-disclosure agreements granting a limited right to use confidential information entered into by the Company or a Subsidiary in the ordinary course of its business, consistent with past practice (each a “Standard NDA”), (B) non-exclusive trademark licenses; (C) “shrink wrap” and other non-exclusive license agreements for generally commercially available software or for application service provider, “software as a service” or similar services, that is not redistributed with, bundled with, or integrated into the Company Products and for which the Company has paid no more than $100,000 in any year (“GCA Software Agreements”); and (D) licenses for Open Source Materials.

(x) “Standard Outbound IP Agreements” means (A) Standard NDAs, (B) maintenance and support and professional services Contracts for Company Products entered into between the Company or any Subsidiary and its customers, and non-exclusive licenses or sales agreements for Company Products entered into by the Company or a Subsidiary, in each case in the ordinary course of its business consistent with past practice (“Standard Customer Agreements”); and (C) Reseller Agreements (as such term is defined in Section 2.18(a)(iii)).

(xi) “Company Products” means all products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any Subsidiary and all products or services currently under development by the Company or any Subsidiary.

(xii) “Company Source Code” means, collectively, other than RTL code or GDS II code licensed by the Company or Subsidiary on a non-exclusive basis to customers in the ordinary course of business consistent with past practice, any software source code or confidential manufacturing specifications or designs, any material portion or aspect of software source code or confidential manufacturing specifications or designs, or any material proprietary information or algorithm contained in or relating to any software source code or confidential manufacturing specifications or designs, of any Company-Owned Intellectual Property or Company Products.

(b) To the knowledge of the Company, the Company and its Subsidiaries own or have the valid right or license to all Intellectual Property used or incorporated into the Company Products. To the knowledge of the Company, the Company Intellectual Property is sufficient for the conduct of the Business. For the avoidance of doubt, nothing in this Section 2.10(b) shall be construed as a representation or warranty regarding the infringement or misappropriation of any Intellectual Property.

(c) Neither the Company nor any Subsidiary of the Company has transferred ownership of, or agreed to transfer ownership of, any Intellectual Property to any third party, and to the knowledge of the Company, the Company and its Subsidiaries own and have good and exclusive title to each item of Company-Owned Intellectual Property free and clear of any Encumbrances (other than Permitted Encumbrances, rights granted by the Company or any Subsidiary under any Company Intellectual Property Agreement and Encumbrances that do not have a Material Adverse Effect on the Company).

(d) Schedule 2.10(d) of the Company Disclosure Letter lists all Company Registered Intellectual Property Rights material to the conduct of the Business, including the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which any application for such issuance and registration has been filed. To the knowledge of the Company, each item of Company Registered Intellectual Property Rights is valid and subsisting (or in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property Rights have been paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property Rights currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property Rights.

(e) With respect to the Company Intellectual Property Agreements material to the Business, to the knowledge of the Company, (i) the consummation of the transactions contemplated by this Agreement will not result in the breach, modification, cancellation, termination, suspension of, or acceleration of any performance, benefit, remedy or payments, or give any third party the right to do any of the foregoing or receive any such performance, benefit, remedy or payments, in each case in a manner that would have a material impact on the Business; (ii) none of the Company Intellectual Property Agreements grants any exclusive rights to or under any Company Intellectual Property to any third party; (iii) there are no pending material disputes between the Company, or any of its Subsidiaries, and any third party regarding the scope of any such Company Intellectual Property Agreements or performance under any such Company Intellectual Property Agreements including with respect to any payments to be made or received by the Company or any Subsidiary thereunder, and neither the Company nor any Subsidiary has breached any such Company Intellectual Property Agreements in a manner that would have a material impact on the Business; and (iv) no third party that has licensed Intellectual Property to the Company or any Subsidiary has ownership or license rights to improvements or derivative works of such Third Party Intellectual Property that are made by the Company or any Subsidiary.

(f) There are no royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries to any Person (other than fees payable to Governmental Entities in connection with Company Registered Intellectual Property Rights and salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a direct result of the ownership, use, license-out or sale of any Company-Owned Intellectual Property (excluding, for the avoidance of doubt, any royalties, fees or payments related to any Third Party Intellectual Property used, licensed or sold in combination with any Company Product or any Company-Owned Intellectual Property) by the Company or any of its Subsidiaries.

(g) To the knowledge of the Company, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company-Owned Intellectual Property by any third party. Neither the Company nor any Subsidiary has brought any action, suit or proceeding for infringement or misappropriation of any Intellectual Property Right or breach of any Company Intellectual Property Agreement.

(h) Neither the Company nor any Subsidiary is currently a party to any suit, action or proceeding (or, to the knowledge of the Company, received any written notice or threat within the past three years) which involves a claim of infringement or misappropriation of any Intellectual Property Right of any third party or which contests the validity, ownership or right of the Company or any Subsidiary to exercise any Intellectual Property Right (excluding, for the avoidance of doubt, office actions issued by Governmental Entities with respect to Company Registered Intellectual Property applications). To the knowledge of the Company, neither the Company nor any Subsidiary has received, within the past three years, any written communication that involves an offer to license or grant any other rights or immunities under any Intellectual Property Right of a third party, or that alleges that any Company Products or the conduct of the Business infringes any Intellectual Property Rights of any third party.

(i) To the knowledge of the Company, the operation of the Business, including (i) the design, development, manufacturing, reproduction, branding, marketing, advertising, promotion, licensing, sale, offer for sale, importation, distribution, provision and/or use of any Company Product and (ii) the Company’s or any Subsidiary’s use of any product, device or process in the Company Products or the conduct of the Business, has not infringed or misappropriated, and does not infringe or misappropriate any Third Party Intellectual Property, and does not constitute unfair competition or unfair trade practices under the laws of any jurisdiction. Neither the Company nor any Subsidiary has received any opinion of counsel that any Company Product or the operation of the Business does or does not infringe, misappropriate, or violate any Intellectual Property Right of a third party or that any Intellectual Property Right of a third party is invalid or unenforceable.

(j) Neither the Company nor, to the knowledge of the Company, any Subsidiary is a party to any proceeding, outstanding decree, order, judgment, settlement agreement, stipulation, or “march in” right that restricts in any manner the use, transfer, or licensing of any Company-Owned Intellectual Property or Company Product.

(k) The Company and each Subsidiary has and uses reasonable efforts to enforce a policy requiring all employees, consultants and independent contractors of the Company and each Subsidiary to execute Intellectual Property assignment and confidentiality agreements for the benefit of the Company or such Subsidiary.

(l) To the knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any Subsidiary: (i) is in violation of any term or covenant of any Contract relating to invention disclosure (including patent disclosure), invention assignment, non-disclosure or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or any Subsidiary or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any Subsidiary that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(m) The Company and each of its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or trade secret information of the Company or provided by any third party to the Company.

(n) Schedule 2.10(n) of the Company Disclosure Letter lists all software or other material that is, to the knowledge of the Company, distributed as “free software”, “open source software” or under similar licensing or distribution terms (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), the Apache License, and any license identified as an open source license by the Open Source Initiative (www.opensource.org)) and that, to the knowledge of the Company, is used by the Company or any Subsidiary (excluding ARC International plc and its subsidiaries) in any way (excluding any Open Source Materials embedded, incorporated or included in any Third Party Intellectual Property) (“Open Source Materials”). To the knowledge of the Company, the Company is in compliance with the material terms and conditions of all licenses for the Open Source Materials.

(o) Except as set forth in Schedule 2.10 (n) of the Company Disclosure Letter to the knowledge of the Company, neither the Company nor any Subsidiary (excluding ARC International plc and its subsidiaries) has (i) distributed Open Source Materials in conjunction with any Company Intellectual Property or Company Products; or (ii) used Open Source Materials, in such a way that, with respect to (i) or (ii), creates, or purports to create obligations for the Company or such Subsidiary with respect to any Company Intellectual Property or grant, or purport to grant, to any third party, any rights or immunities under any Company Intellectual Property Rights (including using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge).

(p) To the knowledge of the Company, neither the Company nor any Subsidiary nor any other Person then acting on its behalf has disclosed, delivered or licensed to any Person, agreed or obligated itself to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code (other than providing employees, consultants and independent contractors of the Company and each Subsidiary access to Company Source Code on a “need to know” basis from the premises of Company or any Subsidiary). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company or any Subsidiary or any Person then acting on their behalf to any Person of any Company Source Code. Without limiting the foregoing, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will result in release from escrow or other delivery to a third party of any Company Source Code;

(q) Neither the Company nor any Subsidiary has a present obligation to grant or offer to any other Person any license or right to any Company-Owned Intellectual Property in a manner that would have a material impact on the Business by virtue of the Company’s membership in any industry standards body or any similar organization.

(a) To the knowledge of the Company, neither the Company nor any Subsidiary has experienced any breach of security or otherwise unauthorized access by third parties to the Confidential Information, including personally identifiable information in the Company’s or a Subsidiary’s possession, custody or control.

2.11 Environmental Matters.

(a) As used in this Agreement, the following terms shall have the meanings indicated below:

(i) “Environmental and Safety Laws” shall mean any federal, state, local or foreign laws, ordinances, codes, regulations, rules, policies and orders issued, promulgated or entered into by any Governmental Entity applicable to the operations of the Company or any Subsidiary that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees.

(ii) “Hazardous Materials” shall mean any toxic or hazardous substance, chemical, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

(iii) “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

(iv) “Property” shall mean all real property currently leased or owned by the Company or any Subsidiary.

(v) “Facilities” shall mean all buildings and improvements on the Property.

(b) (i) Neither the Company nor any Subsidiary has received any notice of any noncompliance of the Facilities or its present operations with Environmental and Safety Laws, (ii) no written notices, administrative actions or suits are pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any Property relating to an actual or alleged material violation of any Environmental and Safety Laws, (iii) neither the Company nor any Subsidiary is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), or any analogous state, local or foreign laws arising out of events occurring prior to the Closing Date, except where such liability has been resolved or settled, (iv) there are not now and have not been while the Company or any Subsidiary have owned, operated, occupied or leased any Property, or to the knowledge of the Company at any other time, any Release of any Hazardous Material in, on, under, or affecting any of the Facilities or any Property, (v) all Hazardous Materials and wastes generated by the Company or any Subsidiary have been disposed of by the Company or its Subsidiaries in accordance with Environmental and Safety Laws, (vi) except for lease obligations to landlords at any Property, neither the Company nor any Subsidiary is subject to any indemnity obligation relating to obligations or liabilities under Environmental and Safety Laws, (vii) to the knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action, or proceeding reasonably expected to result in any material liability to the Company or any

Subsidiary arising under any Environmental and Safety Laws; (viii) there are not now and have not been while the Company or any Subsidiary has owned, operated, occupied or leased any Property, or to the knowledge of the Company at any other time, any underground tanks that store Hazardous Materials at, on or under any Property, including treatment or storage tanks, sumps, or water, gas or oil wells, and (ix) the Facilities, and the Company’s and each Subsidiary’s uses and activities therein comply in all material respects with all Environmental and Safety Laws.

2.12 Taxes.

(a) The Company and each Subsidiary have properly completed and timely filed all material Tax Returns required to be filed by them and have timely paid all material Taxes whether or not shown on any Tax Return. All such Tax Returns were complete and accurate in all material respects and were prepared in substantial compliance with all applicable Legal Requirements. The Company has delivered to Parent correct and complete copies of all material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since December 31, 2006.

(b) The Company Balance Sheet reflects all material liability for unpaid Taxes of the Company and/or any Subsidiary for periods (or portions of periods) through the Company Balance Sheet Date. Neither the Company nor any Subsidiary has any liability for unpaid Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the ordinary course of business subsequent to the Company Balance Sheet Date.

(c) As of the Agreement Date, there is (i) no claim for Taxes being asserted against the Company or any Subsidiary that has resulted in an Encumbrance against the property of the Company or any Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit, or to the knowledge of the Company, pending audit of, or Tax controversy associated with, any Tax Return of the Company or any Subsidiary being conducted by a Tax Authority, (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company or any Subsidiary currently in effect, and (iv) no agreement to any extension of time for filing any Tax Return which has not been filed.

(d) Neither the Company nor any Subsidiary has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code as a result of transactions, events or accounting methods employed prior to the Merger.

(e) Neither the Company nor any Subsidiary is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement nor does the Company or any Subsidiary have any liability or potential liability to another party under any such agreement.

(f) Each of the Company and each Subsidiary has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code.

(g) Neither the Company nor any Subsidiary has consummated, has participated in, or is currently participating in any transaction which is a listed transaction or was or is a “Tax shelter” transaction as defined in Sections 6662, 6011, 6012 or 6111 of the Code or the Treasury Regulations promulgated thereunder.

(h) Neither the Company nor any Subsidiary has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation.

(i) Neither the Company nor any Subsidiary has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Section 1.1502-6 of the Treasury Regulations as a transferee or successor, by Contract or otherwise.

(j) Neither the Company nor any Subsidiary will be required to include in income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Legal Requirements); (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received or accrued on or prior to the Closing Date.

(k) Neither the Company nor any Subsidiary has incurred a dual consolidated loss within the meaning of Section 1503 of the Code.

(l) The Company and its Subsidiaries are in compliance in all material respects with the requirements for any Tax holidays applicable to the Company or any of its Subsidiaries.

(m) Neither the Company nor any Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (i) in the two years prior to the Agreement Date or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(n) The Company and each Subsidiary have complied (and until the Effective Time will comply) in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign Legal Requirements).

(o) No written claim has ever been made by a Governmental Authority in a jurisdiction where Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.

(p) There is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of the Company or any Subsidiary or ERISA Affiliate (as defined below) to which the Company and/or any Subsidiary is a party or by which the Company and/or any Subsidiary is bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, could reasonably be expected to, as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be non-deductible under Section 162 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) or characterized as a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law).

(q) Schedule 2.12(q) of the Company Disclosure Letter lists all material “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to which the Company or any of its Subsidiaries is a party. Each such material nonqualified deferred compensation plan to which the Company or its Subsidiaries is a party complies in all material respects with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) by its terms and has been operated in all material respects in accordance with such requirements. No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code.

(r) The exercise price of all Company Options and Company SARs is at least equal to the fair market value of the Company Common Stock on the date such Company Options or Company SARS were granted and such Company Options and Company SARS are fully exempt from Section 409A of the Code, and neither the Company nor the Parent has incurred or will incur any material liability or obligation to withhold taxes under Section 409A of the Code upon the vesting of any Company Options or Company SARS.

2.13 Employee Benefit Plans and Employee Matters.

(a) The Company has provided to Parent a true, correct and complete copy as of the Agreement Date of each of, with respect to the Company, any Subsidiary and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

(ii) each loan to an employee in excess of $10,000, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all material bonus, pension, profit sharing, savings, severance retirement, deferred compensation or incentive plans, programs or arrangements, (v) all other material fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, (vi) any employment or service agreements (except for offer letters providing for at-will employment which do not provide for severance, acceleration or post-termination benefits) compensation agreements, change in control agreements or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former director, officer, employee, or consultant (excluding any such agreement for former directors, officers, employees and consultants under which unsatisfied obligations of the Company or any ERISA Affiliate thereof is $10,000 or less) and (vii) any other written or oral compensation arrangement for the benefit of any employee under which the Company or any ERISA Affiliate has or may have material liability, contingent or otherwise (all of the foregoing described in clauses (i) through (vii), collectively, the “Company Employee Plans”). Neither the Company nor any ERISA Affiliate has, since December 31, 2005, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any officer or director of the Company, in each case in violation of SOXA.

(b) The Company has provided to Parent a true, correct and complete copy of each of the Company Employee Plans and has provided to Parent true, correct and complete copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Nothing has occurred since the issuance of each such letter which would reasonably be expected to cause the loss of the Tax-qualified status of any Company Employee Plan subject to Section 401(a) of the Code. All individuals who, pursuant to the terms of any Company Employee Plan, are entitled to participate in any Company Employee Plan, are currently participating in such Company Employee Plan or have been offered an opportunity to do so.

(c) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or similar state law or similar applicable Legal Requirements with respect to any Foreign Plan. There has been no “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code and not exempt under Section 408 of ERISA and regulatory guidance thereunder) that could reasonably be expected to result in a material excise tax under ERISA or the Code with respect to any Company Employee Plan. Each Company Employee Plan has been administered in all material respects in accordance with its terms and in compliance in all material respects with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Company, each Subsidiary and each ERISA Affiliate has performed all material obligations required to be performed by it under, is not in material default under or in violation of, and has no knowledge of any default or violation by any other party to, any of the Company Employee Plans. Neither the Company nor any Subsidiary or ERISA Affiliate is subject to any material Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans. All material contributions required to be made by the Company, any Subsidiary or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates (including any applicable dates set forth in regulations issued by the Department of Labor) and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business, consistent with past practice, after the Company Balance Sheet Date as a result of the operations of Company and its Subsidiaries after the Company Balance Sheet Date). No Company Employee Plan is covered by, and neither the Company nor any Subsidiary or ERISA Affiliate has incurred or expects to incur any Liability under Title IV of ERISA or Section 412 of the Code. Subject to Section 2.13(i)(vii), each Company Employee Plan that is maintained or sponsored by the Company or any of its Subsidiaries or ERISA Affiliates can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material Liability to Parent, the Surviving Corporation and/or any Subsidiary (other than ordinary administrative expenses typically incurred in a termination event). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company, is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor.

(d) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company, any Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Company Employee Plan above the level of expense incurred with respect to such Company Employee Plan for the most recent fiscal year included in the Financial Statements. No Company Employee Plan will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

(e) Neither the Company nor any Subsidiary or current or former ERISA Affiliate currently maintains, sponsors, participates in or contributes to, or has ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(f) The actuarial present values of all (i) material accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement), and (ii) all material liabilities associated with post-employment welfare benefits (including any retiree health benefits and life insurance) of employees and former employees of the Company, its ERISA Affiliates and their respective beneficiaries, have been fully reflected on the Financial Statements to the extent required by and in accordance with GAAP.

(g) Neither the Company nor any Subsidiary or ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as such term is defined in Section 3(37) of ERISA or any “multiple employer plan” as such term is defined in Section 413(c) of the Code.

(h) Each compensation and benefit plan maintained or contributed to by the Company or any Subsidiary under the law or applicable custom or rule of the relevant jurisdiction outside of the United States (each such plan, a “Foreign Plan”) is listed in Schedule 2.13(h) of the Company Disclosure Letter. As regards each Foreign Plan, (i) such Foreign Plan is in material compliance with the provisions of the Legal Requirements of each jurisdiction in which such Foreign Plan is maintained, to the extent those Legal Requirements are applicable to such Foreign Plan, (ii) all material contributions to, and material payments from, such Foreign Plan which may have been required to be made in accordance with the terms of such Foreign Plan, and, when applicable, the Legal Requirements of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to such Foreign Plan, and all such payments under such Foreign Plan, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Company Balance Sheet, (iii) the Company, each Subsidiary, and each ERISA Affiliate has materially complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in material compliance with the Legal Requirements of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, (iv) such Foreign Plan has been administered in all respects at all times in accordance with its material terms and applicable Legal Requirements, (v) to the knowledge of the Company, there are no pending investigations by any governmental body involving such Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of such Foreign Plan), suits or proceedings against such Foreign Plan or asserting any rights or claims to benefits under such Foreign Plan, (vi) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any material Liability with respect to such Foreign Plan, and (vii) except as required by applicable Legal Requirements, to the knowledge of the Company and each Subsidiary, no condition exists that would prevent the Company or any of its Subsidiaries from terminating or amending any Foreign Plan maintained or sponsored by the Company or any of its Subsidiaries or ERISA Affiliates at any time for any reason in accordance with the terms of each such Foreign Plan without the payment of any material fees, costs or expenses (other than the payment of benefits accrued on the Company Balance Sheet and any normal and reasonable expenses typically incurred in a termination event). No Foreign Plan has material unfunded liabilities that will not be offset by insurance or that are not fully accrued on the financial statements of the Company.

(i) Except as set forth in Schedule 2.13(i) of the Company Disclosure Letter, none of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated hereby or any termination of employment or service or any other event in connection therewith or subsequent thereto (other than pursuant to the terms of any Employment Offer Document) will, individually, in the aggregate or with the occurrence of some other event (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Person, (ii) materially increase or otherwise enhance any benefits otherwise payable by the Company or any Subsidiary, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person, or (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company or any Subsidiary to any Person.

(j) The Company and each Subsidiary is in material compliance with all currently applicable Legal Requirements respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act, and is not engaged in any unfair labor practice. To the knowledge of the Company, the Company and each Subsidiary has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of such employees, independent contractors and consultants prior to the Agreement Date. To the knowledge of the Company and each Subsidiary, neither the Company nor any Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than in the normal course of business and consistent with past practice). Except as disclosed in Schedule 2.13(j) of the Company Disclosure Letter, there are no pending claims against the Company and/or any Subsidiary under any workers compensation plan or policy or for long term disability. Neither the Company nor any Subsidiary has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any Subsidiary and any of their respective employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity.

(k) Schedule 2.13(k) of the Company Disclosure Letter sets forth a true, correct and complete list as of the Agreement Date of all severance Contracts and employment Contracts with severance terms to which the Company and/or any Subsidiary is a party or by which the Company and/or any Subsidiary is bound pursuant to which the Company has or may have continuing liability or ongoing obligations (other than offer letters for non-officer employees on the Company’s or any Subsidiary’s standard form). Neither Company nor any of its Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee or officer, other than obligations (i) for which Company has established a reserve for such amount on the Company Balance Sheet and (ii) pursuant to Contracts entered into after the Company Balance Sheet Date and disclosed on Schedule 2.13(l) of the Company Disclosure Letter.

(l) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement or other labor union Contract, no collective bargaining agreement is being negotiated by the Company or any Subsidiary and, to the knowledge of the Company, neither the Company nor any Subsidiary has any duty to bargain with any labor organization. To the knowledge of the Company, there is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company or any Subsidiary. Neither the Company nor any Subsidiary has knowledge of any activities or proceedings of any labor union or to organize their respective employees. There is no labor dispute, strike or work stoppage against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Subsidiary. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any of their respective representatives or employees, has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Subsidiary, and there is no charge or complaint against the Company or any Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or to the knowledge of the Company, threatened.

(m) To the knowledge of the Company, no employee of the Company or any Subsidiary is in material violation of any term of any employment agreement non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Subsidiary or to the use of trade secrets or proprietary information of others. No employee of the Company or any Subsidiary with a title of director or higher has given notice to the Company or any Subsidiary, nor does the Company or any Subsidiary otherwise have knowledge, that any such employee intends to terminate his or her employment with the Company or any Subsidiary. The employment of each of the employees of the Company or any Subsidiary is “at will” (except for non-U.S. employees of the Company or any Subsidiary located in a jurisdiction that does not recognize the “at will” employment concept) and the Company and each Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees. Except as expressly contemplated by this Agreement, as of the date hereof, the Company and each Subsidiary has not, and to the knowledge of the Company and its Subsidiaries, no other Person has, (i) entered into any Contract that obligates or purports to obligate Parent to make an offer of employment to any present or former employee or consultant of the Company or any Subsidiary, and/or (ii) promised or otherwise provided any assurances (contingent or otherwise) to any present or former employee or consultant of the Company or any Subsidiary of any terms or conditions of employment with Parent that are inconsistent with their current “at-will” employment (in jurisdictions that recognize the “at-will” employment concept) following the Effective Time.

(n) Each of the Company and each Subsidiary has provided to Parent a true, correct and complete list of all officers and employees of the Company and each Subsidiary showing each such person’s, position, annual base salary for the current fiscal year, status as exempt/non-exempt, and with respect to each international employee, such employee’s country of employment, and date of hire.

(o) Each of the Company and each Subsidiary has provided to Parent a true, correct and complete list of all of its consultants, advisory board members and independent contractors that are currently providing services to them.

(p) Each of the Company and each Subsidiary has provided to Parent, or the Company SEC Reports include, true, correct and complete copies of each of the following: all forms of offer letters; all standard forms of employment agreements and severance agreements; all standard forms of services agreements and agreements with current and former consultants and/or advisory board members; all standard forms of confidentiality, non-competition or inventions agreements between current and former employees/consultants and the Company or any Subsidiary (and a true, correct and complete list of employees, consultants and/or others not subject thereto); a reasonably current management organization chart(s); standard forms of agreements and/or insurance policies providing for the indemnification of any officers or directors of the Company or any Subsidiary; summary of the Company’s standard severance policy, summary of Liability for termination payments due as of the Agreement Date to current and former directors, officers and employees of the Company or any Subsidiary; and a schedule summarizing bonus commitments made to employees of the Company or any Subsidiary.

(q) There are no written disciplinary actions pending as of the Agreement Date against any of the Company’s or any Subsidiary’s current employees with a title of vice-president or higher.

(r) The Company and each Subsidiary is in material compliance with the Worker Adjustment Retraining Notification Act of 1988, as amended (“WARN Act”), or any similar state or local Legal Requirements. In the past two years (i) the Company has not effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company Business, and (iii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Legal Requirements. The Company has not caused any of its employees to suffer an “employment loss” (as defined in the WARN Act) during the 90-day period prior to the Agreement Date.

2.14 Interested Party Transactions. Except as disclosed in the Company’s definitive proxy statements included in the Company SEC Reports, no event has occurred and no relationship exists that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

2.15 Insurance. Schedule 2.15(a) to the Company Disclosure Letter lists all material policies of insurance and bonds of the Company or any Subsidiary that are in effect as of the Agreement Date, true, correct and complete copies of which have been provided to Parent. Schedule 2.15(b) identifies each material insurance claim made by the Company or its Subsidiaries since September 30, 2006. As of the Agreement Date, there is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid in accordance with the terms thereof, and the Company and each Subsidiary is otherwise in compliance in all material respects with the terms thereof. As of the Agreement Date, all such policies and bonds remain in full force and effect, and the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.16 Brokers’ and Advisors’ Fees. Except for fees and expenses payable to JPMorgan Chase & Co. as set forth in engagement letter between the Company and JPMorgan Chase & Co. dated June 7, 2010 (the “Engagement Letter”), a correct and complete copy of which has been provided by the Company to Parent, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, financial advisor or similar person in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and Parent will not incur any liability, either directly or indirectly, to any such investment banker, broker, financial advisor or similar person as a result of this Agreement or the Merger.

2.17 Customers and Suppliers.

(a) Neither the Company nor any Subsidiary has any outstanding material dispute concerning its services and/or products with any customer who, in the six-month period ended March 31, 2010 was one of the twenty largest sources of revenue for the Company, based on amounts paid or payable during such periods (each, a “Significant Customer”). Each Significant Customer is listed on Schedule 2.17(a) to the Company Disclosure Letter. As of the Agreement Date, neither the Company nor any Subsidiary has received any written notice from any Significant Customer that such customer will not continue as a customer of the Company (or Parent) after the Closing or that any such customer intends to terminate or materially modify existing Contracts with the Company (or Parent) in a manner adverse to it or materially reduce the amount paid to the Company for Company Products.

(b) Neither the Company nor any Subsidiary has any outstanding material dispute concerning goods and/or services provided by any supplier who, in the six-month period ended March 31, 2010 was one of the ten largest suppliers of goods and/or services to the Company, based on amounts paid or payable during such periods (each, a “Significant Supplier”). Each Significant Supplier is listed on Schedule 2.17(b) to the Company Disclosure Letter. As of the Agreement Date, neither the Company nor any Subsidiary has received any written notice of termination or interruption of any existing Contracts with any Significant Supplier.

2.18 Material Contracts.

(a) Schedule 2.18 to the Company Disclosure Letter specifically identifies by subsection each Contract described in such subsection to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is otherwise bound in effect as of the Agreement Date (each, a “Material Contract”):

(i) any Contract with a Significant Customer (as defined in Section 2.17(a)) (the “Key Customer Agreements”);

(ii) any Contract with a Significant Supplier (as defined in Section 2.17(b));

(iii) any Contract under which a third party has the right to distribute, resell or solicit customers of Company Products, including distributors, resellers, and original equipment manufacturers (each, a “Reseller Agreement”), other than non-exclusive Reseller Agreements (1) under which the Company or any of its Subsidiaries was obligated to pay such third party less than $100,000 in the twelve-month period ended March 31, 2010 or (2) terminable by the Company or any Subsidiary for convenience, on ninety (90) days notice or less or within ninety days (90) following the Agreement Date, without any payment or other liability arising from such termination;

(iv) any trust indenture, mortgage, promissory note, loan agreement, credit agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(v) any Contract under which the Company or any of its Subsidiaries is committed to make capital expenditures in excess of $250,000 in the aggregate;

(vi) any Contract (identified under the applicable clause below): (A) limiting the freedom of the Company or any Subsidiary to engage or participate, or compete with any other Person, in any line of business, market or geographic area; (B) limiting the freedom of the Company or any Subsidiary to make use of any Company-Owned Intellectual Property or Third Party Intellectual Property not licensed under such Contract; (C) granting most favored nation or preferred pricing to any third party; (D) that grants exclusive sales, distribution, marketing or other exclusive rights to any third party; (E) that grants any rights of refusal, rights of first negotiation or similar rights to any third party; (F) that contains provisions similar to the foregoing that limit the right of the Company or any Subsidiary to sell, distribute or manufacture any Company Products or to purchase or otherwise obtain any components, materials, supplies, equipment, parts, subassemblies, software, Intellectual Property or services;

(vii) any Contract pursuant to which the Company or any Subsidiary has purchased any real property, or any Contract pursuant to which the Company or any Subsidiary is a lessor or lessee of any real property or of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, in each case involving in excess of $500,000 per annum;

(viii) any Contract with any of its officers, directors, or employees (other than the Company Employee Plans set forth in Schedule 2.13(a) of the Company Disclosure Letter, employee offer letters on the Company’s standard form which are terminable at will without liability to the Company or any Subsidiary, employee invention assignment and confidentiality agreements on the Company’s standard form and option grant and exercise agreements on the Company’s standard form (which forms have been provided to Parent’s counsel));

(ix) any Contract pursuant to which the Company or any Subsidiary agrees to act as a guarantor or indemnitor for or against the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Debt of any other Person, other than pursuant to any Standard Outbound IP Agreements, Standard Inbound IP Agreements, or Contracts identified in the following subsections of Schedule 2.18(a): (i), (ii), (x), or (xi);

(x) all licenses, sublicenses and other Contracts pursuant to which (A) any Person is authorized to use or is granted any right in or to any Company Products or Company-Owned Intellectual Property, (B) the Company or any of its Subsidiaries has agreed to any restriction on the right of the Company or any of its Subsidiaries to enforce any Intellectual Property Rights owned by the Company or any Subsidiary, or (C) the Company or any Subsidiary agrees to encumber (other than non-exclusive licenses previously granted by the Company or any Subsidiary), transfer or sell rights in or with respect to any Company-Owned Intellectual Property, other than, in the case of (A) or (B) only, Standard Outbound IP Agreements, and any Contracts identified in Schedule 2.18(a)(i);

(xi) all licenses, sublicenses and other Contracts pursuant to which the Company or any Subsidiary acquired or is granted any right in or to any Third Party Intellectual Property that is material to the Business or is authorized to market, distribute or resell any product, service or Third Party Intellectual Property that is material to the Business, other than Standard Inbound IP Agreements and any Contracts identified in Schedule 2.18(a)(ii);

(xii) any Contract expressly obligating the Company or any Subsidiary to develop any Intellectual Property for any third party, other than Standard Outbound IP Agreements and any Contracts entered into by the Company with its customers in the ordinary course of business;

(xiii) any Contract expressly obligating any third party to develop any Intellectual Property for the Company or any Subsidiary (other than employee invention assignment agreements, consulting agreements and independent contractor agreements) under which the Company is obligated to pay more than $200,000 per year;

(xiv) any joint venture Contract or any other similar Contract, other than Reseller Agreements;

(xv) any Contract authorizing any third party to manufacture or reproduce any Company Products (other than the right to make archival or back-up copies), or to provide maintenance and support for any Company Products (other than Reseller Agreements);

(xvi) any joint marketing or lead referral agreement, other than Reseller Agreements and agreements (a) under which neither the Company nor any of its Subsidiaries is obligated to make any cash payment to the referring Person, (b) that are terminable by the Company or any of its Subsidiaries for convenience on 90 or fewer days’ notice or (c) that the Company or any of its Subsidiaries have annually the right not to renew;

(xvii) any Contract entered into after September 30, 2006 pursuant to which it has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person (other than the Subsidiaries);

(xviii) any Contract with any Governmental Entity (a “Government Contract”) or any Company Authorization;

(xix) since January 1, 2006, any settlement of any action or suit filed in any court or arbitral tribunal, litigation “standstill” agreement or tolling agreement, in each case under which the Company or any of its Subsidiaries has any continuing material obligation;

(xx) any Contract relating to the membership of, or participation by, the Company or any of its Subsidiaries in, or the affiliation of the Company or any of its Subsidiaries with, any industry standards group or associations, other than standard membership or participation Contracts; or

(xxi) any other Contract or obligation not listed in subsections (i)-(xx) that is otherwise material to the Company or its Subsidiaries or their respective businesses, operations, financial condition, properties or assets.

(b) All Material Contracts are in written form. The Company or the applicable Subsidiary has performed all of the material obligations required to be performed by it and is entitled to all material benefits under, and is not alleged to be in material default in any respect of any Material Contract. Each of the Material Contracts is in full force and effect. There exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any Subsidiary or to the knowledge of the Company, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would reasonably be expected to (i) become a material default or event of default under any Material Contract, or (ii) give any third party (A) the right to declare a material default or exercise any material remedy under any Material Contract, (B) the right to a material rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract, (C) the right to accelerate the maturity or performance of any material obligation of the Company or any Subsidiary under any Material Contract, or (D) the right to cancel, terminate or modify, in any material respect, any Material Contract. Neither the Company nor any Subsidiary has received any written notice or other written communication regarding any actual or possible material violation or breach of, default under, or intention to cancel or materially modify any Material Contract in a manner adverse to the Company or a Subsidiary. True, correct and complete copies of all Material Contracts (including all amendments thereto) have been provided to Parent prior to the Agreement Date.

(c) To the knowledge of the Company, with respect to any Government Contract, there is, as of the Agreement Date, neither an existing nor a basis for a: (i) civil fraud or criminal investigation by any Governmental Entity; (ii) qui tam action brought against the Company or any Subsidiary under the Civil False Claims Act; (iii) suspension or debarment proceeding (or equivalent proceeding) against the Company or any Subsidiary; (iv) claim or request by a Governmental Entity for a contract price adjustment based on asserted: defective pricing; disallowance of cost or non compliance with statute, regulation or contract; (v) dispute involving the Company or any Subsidiary on a Government Contract, or (vi) claim or equitable adjustment by the Company or any Subsidiary relating to a Government Contract. Neither the Company nor any Subsidiary has any material liability for renegotiation of Government Contracts.

2.19 Export Control Laws. The Company and each Subsidiary is and has been in the five-year period before the Agreement Date in compliance in all material respects with provisions of United States export control laws and regulations applicable to Company and each Subsidiary, including but not limited to the Export Administration Act and implementing Export Administration Regulations (“U.S. Export Laws”). There are no claims, complaints, charges, investigations, requests for information or disclosures, or proceedings pending or expected or threatened between the Company, any of the Company’s Subsidiaries and the United States government alleging non-compliance with or liability under U.S. Export Laws. No consents or approvals for the transfer of export licenses to Parent are required, or such consents and approvals can be obtained expeditiously without material cost.

2.20 Fairness Opinion. The Company Board has received an opinion from JPMorgan Chase & Co., dated as of the Agreement Date, to the effect that, as of the Agreement Date, the Per-Share Cash Amount to be paid to the Company’s stockholders (other than the Company Common Stock held by NXP to be repurchased by the Company in connection with the Merger pursuant to Section 5.14 to the extent that such shares are repurchased by the Company) is fair to the Company’s stockholders from a financial point of view (the “Fairness Opinion”). Upon the Company’s receipt of the written version of the Fairness Opinion, the Company shall promptly provide to Parent a copy of such written version.

2.21 Information Supplied. The preliminary and definitive proxy statements to be filed by the Company with the SEC (collectively, as amended or supplemented, the “Proxy Statement”) shall not, on each relevant filing date, on the date of mailing to the Company’s stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Sub that is contained in the Proxy Statement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub represent and warrant to the Company as follows:

3.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Sub has the corporate power to own its properties and to conduct its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would not have a Material Adverse Effect on Parent. Each of Parent and Sub is not in violation of any of the provisions of its Articles or Certificate of Incorporation, as applicable, or Bylaws or equivalent organizational documents.

3.2 Authority; Noncontravention.

(a) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution, and delivery by the Company of this Agreement, constitutes the valid and binding obligation of Parent and Sub, respectively, enforceable against Parent and Sub, respectively, in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies.

(b) The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Certificate of Incorporation or Bylaws of Parent and Sub, in each case, as amended to date, (B) subject to compliance with the requirements set forth in Section 3.2(c), any material Legal Requirements applicable to Parent or Sub or any of their respective material properties or assets, or (C) any material Contract applicable to Parent or Sub or their respective properties or assets, other than, in the case of (B) and (C) above, such conflicts, violations, defaults, terminations, cancellations, accelerations, losses, consents, approvals or waivers, would not have a Material Adverse Effect on Parent.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, as provided in Section 1.4, (ii) such filings as may be required under the

HSR Act and any applicable foreign Antitrust Laws, (iii) such reports and filings as may be required under the Exchange Act and the rules and regulations thereunder, (iv) such other filings and notifications as may be required under federal, state or foreign securities laws or the rules and regulations of NASDAQ, (v) the filing of a registration statement on Form S-8 with the SEC after the Closing Date covering the shares of Parent Common Stock issuable pursuant to Company Options, Company RSUs and Company SARs to be assumed by Parent, and (vi) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent.

3.3 No Prior Sub Operations. Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

3.4 Stock Ownership. Neither Parent nor Sub beneficially owns any shares of Company Capital Stock. Neither Parent nor Sub, nor any of their “Affiliates” or “Associates”, has been an “interested stockholder” with respect to the Company at any time within three years of the Agreement Date, as those terms are used in Section 203 of Delaware Law.

3.5 Information Supplied. The information supplied by Parent for inclusion in the Proxy Statement shall not, on each relevant filing date, on the date of mailing to the Company’s stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in the Proxy Statement.

3.6 Financing. Parent has, and will have available to it upon the Effective Time, sufficient funds to consummate the transactions contemplated by this Agreement, including payment in full of the amounts payable to the holders of Company Capital Stock and holders of Vested Continuing Employee Equity Rights and Non-Continuing Employee Equity Rights under Article I.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business of the Company and Subsidiaries. During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time (except to the extent expressly provided otherwise in this Agreement, as required by applicable Legal Requirements or as consented to in writing by Parent):

(i) the Company shall, and shall cause each Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all applicable Legal Requirements;

(ii) the Company shall, and shall cause each Subsidiary to, (A) pay all of its material Debt and Taxes when due, subject to good faith disputes over such Debt or Taxes, (B) pay or perform its other obligations when due, including without limitation maintaining each of its leased premises in accordance with the terms of the applicable lease in all material respects, and (C) use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its material relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it;

(iii) the Company shall, and shall cause each Subsidiary to, assure that each of its Contracts entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger; and

(iv) the Company shall give Parent the opportunity to participate in and consult with respect to (but not to conduct) the defense or settlement of any litigation to which the Company is a party.

4.2 Restrictions on Conduct of Business of the Company and Subsidiaries. Without limiting the generality or effect of the provisions of Section 4.1, during the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall not, and shall cause each Subsidiary not to, do, cause or permit any of the following (except to the extent expressly provided otherwise in this Agreement, as required by applicable Legal Requirements or as consented to in writing by Parent, which consent, solely in the case of subsections (iv), (vi), (xii), (xiii), (xiv), (xv), (xvi), (xx), (xxi), (xxv) and (xxx), will not be unreasonably withheld or delayed):

(i) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws, or comparable governing documents;

(ii) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service, or adopt or enter into any, “stockholder rights plan” or similar anti-takeover agreement or plan, or adopt any resolution, plan or arrangement for liquidation, dissolution or winding-up;

(iii) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of any options or other rights or awards granted under the Company Option Plans or the vesting of the securities purchased or purchasable under such options or other rights or awards or the vesting schedule or repurchase rights applicable to any unvested securities issued under such stock plans or otherwise, except pursuant to Contracts existing as of the date hereof and listed in the Company Disclosure Letter; amend or change any other terms of such options, rights or unvested securities; or authorize cash payments in exchange for any options or other rights granted under any of such plans or the securities purchased or purchasable under those options or rights or the unvested securities issued under such plans or otherwise;

(iv) Material Contracts. Enter into any Contract that would constitute a Material Contract, or violate, terminate, amend, or otherwise modify (including by entering into a new Contract with such party or otherwise) or waive any of the material terms of any of its Material Contracts, other than entering into the following Contracts, in each case in the ordinary course of business consistent with past practices and which would not be required to be disclosed pursuant to Section 2.3(b) if in effect on the Agreement Date: (A) any customer agreement or Standard Outbound IP Agreement (other than Reseller Agreements) (except if it would be required to be disclosed pursuant to Section 2.18(a)(vi) if in effect on the Agreement Date); (B) any Contract that would be required to be disclosed pursuant to Section 2.18(a)(ii) if in effect on the Agreement Date or Standard Inbound IP Agreements (unless it would also be required to be disclosed pursuant to Section 2.18(a)(vi) or Section 2.10(o) if in effect on the Agreement Date); (C) any non-exclusive Reseller Agreement terminable by the Company or any Subsidiary for convenience, on ninety days notice or less or within ninety days following the Closing, without payment or other liability arising from such termination; (D) any Contract that would be required to be disclosed pursuant to Section 2.18(a)(xii) if in effect on the Agreement Date (provided that any such Contract shall not require the Company or any Subsidiary to provide any services for a period of more than twelve months after the Agreement Date or confer ownership of any Intellectual Property developed thereunder to any third party); and (E) any Contract that would be required to be disclosed pursuant to Section 2.18(a)(xiii) if in effect on the Agreement Date (provided that any such Contract shall assign full and complete ownership of any Intellectual Property developed thereunder to the Company or any Subsidiary).

(v) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any Company Voting Debt or any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue any such shares or other convertible securities, other than (A) the issuance of shares of Company Common Stock pursuant to the exercise of Company Options or pursuant to the settlement of Company RSUs or Company SARs, in each case, outstanding on the Agreement Date, (B) the repurchase of any shares of Company Common Stock from former employees, non-employee directors and consultants in accordance with Contracts providing for the repurchase of shares in connection with any termination of service, and (C) pursuant to Section 5.11(d);

(vi) Employees; Consultants; Independent Contractors. (A) Hire any employees at the vice president level or above (or performing the functions typically performed by an employee at such level), enter into, with any officer, employee, consultant or independent contractor, or extend the term of, any Contract providing for severance, acceleration or post-termination benefits not imposed by applicable Legal Requirements (other than offer letters with newly hired employees using the Company’s standard, unmodified form of offer letter which provides for at-will employment (in jurisdictions that recognize such concept) and which does not provide for severance, acceleration or post-termination benefits not imposed by applicable Legal Requirements), or enter into any collective bargaining agreement (unless required by applicable Legal Requirements) or (B) terminate the employment, change the title, office or position, or materially reduce the responsibilities of any vice president level or above personnel of the Company or any Subsidiary;

(vii) Loans and Investments. Make any loans or advances (other than routine travel advances and sales commission draws to employees of the Company or any Subsidiary consistent with past practice) to, or any investments in or capital contributions to, any Person (including any officer, director or employee of the Company) other than the Company or any Subsidiary, or forgive or discharge in whole or in part any outstanding loans or advances; or otherwise modify any loan previously granted;

(viii) Intellectual Property. Transfer or license to any Person any rights to any Intellectual Property, or acquire or license from any Person any Third Party Intellectual Property Rights, other than non-exclusive licenses in the ordinary course of business consistent with past practice, or transfer or provide a copy of any source code of the Company to any Person (including any current or former employee or consultant of the Company or any contractor or commercial partner of the Company outside the United States) other than the deposit of Company Source Code under a source code escrow agreement with an escrow holder entered into by the Company in the ordinary course of business consistent with past practice pursuant to the terms of a customer Contract, the terms of which source code escrow agreement being substantially similar to the source code escrow agreements entered into by the Company prior to the Agreement Date that have been provided by the Company to Parent;

(ix) Exclusive Rights and Most Favored Party Provisions. Enter into or amend any agreement pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to any of its services, products, technology, Intellectual Property or business, or containing any non-competition covenants or other material restrictions relating to its or Parent’s business activities or the effect of which would be to grant to a third party following the Merger the right to license any Intellectual Property owned by Parent or its Subsidiaries;

(x) Dispositions. Sell, lease or otherwise dispose of or encumber any of its properties or assets, other than dispositions of immaterial equipment no longer used in the Company’s or any Subsidiary’s business;

(xi) Indebtedness. Incur any Debt, guarantee any such Debt or issue or sell any Debt securities or guarantee any Debt securities of others, enter into any “keep well” or other Contract to maintain any financial statement condition, or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(xii) Leases. Enter into any operating lease involving in excess of $250,000;

(xiii) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements in excess of the amounts set forth in the capital expenditures budget set forth on Schedule 4.2(xiii) to the Company Disclosure Letter;

(xiv) Insurance. Materially change the amount of any insurance coverage;

(xv) Termination or Waiver. Terminate or waive any right of substantial value;

(xvi) Employee Benefit Plans; Pay Increases. Adopt or amend in any material respect any employee or compensation benefit plan, including any stock purchase, stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, except in each case as required under ERISA or as necessary under the Code or other applicable Legal Requirements or as necessary to maintain the qualified status of such plan under the Code, materially amend any deferred compensation plan within the meaning of Section 409A of the Code and the regulations thereunder except to the extent necessary to meet the requirements of such Section or regulations, pay any special bonus or special remuneration to any employee or any non-employee director or consultant (except as may be required pursuant to the terms of any preexisting plans, policies or Contracts which have been disclosed to Parent), or increase the salaries, wage rates or fees of its employees or consultants (except that the Company may provide routine salary increases of not more than 5% to employees in the ordinary course of business and in accordance with past practices in connection with the Company’s customary employee review process and pursuant to preexisting plans, policies or Contracts which have been disclosed to Parent), or add any new members to the Company Board or to the board of directors of any Subsidiary;

(xvii) Severance Arrangements. Grant or pay, or enter into any agreement or arrangement providing for the granting of any severance, retention or termination pay, or the acceleration of vesting or other benefits, to any Person (other than payments or acceleration made pursuant to preexisting plans, policies or Contracts which have been disclosed to Parent);

(xviii) Lawsuits; Settlements. (A) Commence a lawsuit other than (1) for the routine collection of bills, (2) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that it consults with Parent prior to the filing of such a suit except to the extent that the maintenance of any attorney-client privilege requires that the Company not consult with Parent; provided, further, that the Company shall reasonably cooperate with Parent to develop procedures (such as a common legal interest, joint defense or similar agreement) to allow the Company to consult with Parent without waiving such attorney-client privilege, and if such procedures cannot be developed without waiving such attorney-client privilege, the Company shall specifically identify to Parent the nature of such lawsuit), or (3) for a breach of this Agreement, or (B) settle or agree to settle any pending or threatened lawsuit or other dispute;

(xix) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its Subsidiaries’ business;

(xx) Taxes. Make or change any material election in respect of Taxes, change any accounting method in respect of Taxes, file any amendment to a Tax Return, enter into any Tax sharing or similar agreement or closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(xxi) Accounting. Change accounting methods or revalue any of its material assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the ordinary course of business), except in each case as required by changes in GAAP as concurred with by its independent auditors and after notice to Parent;

(xxii) Company SEC Reports. Fail to timely file any Company SEC Reports (in complete form, with all required signatures, certifications and exhibits) required to be filed between the Agreement Date and the Closing Date;

(xxiii) Real Property. Enter into any agreement for the purchase, sale or lease of any real property;

(xxiv) Encumbrances. Place or allow the creation of any Encumbrance on any of its material properties, other than statutory liens for unpaid Taxes not yet due and payable which are incurred in the ordinary course of business consistent with past practice;

(xxv) Warranties. Materially change the manner in which it extends warranties or credits to customers;

(xxvi) Interested Party Transactions. Enter into any Contract or transaction in which any officer, director, employee, agent or stockholder of the Company (or any member of their families) has an interest under circumstances that, if entered immediately prior to the Agreement Date, would require that such Contract be listed on Schedule 2.18 to the Company Disclosure Letter;

(xxvii) Cash Management Transactions. Enter into or materially modify any currency exchange, commodities or other hedging transactions or arrangements, or other investment or cash management transactions or arrangements other than in the ordinary course of business consistent with past practice;

(xxviii) Joint Development Contracts. Enter into or materially modify any Contract for the joint development with any other Person of any material product, system, software, content, technology or Intellectual Property by or for the Company or any of its Subsidiaries;

(xxix) Industry Standards Groups. Enter into any Contract relating to the membership of, or participation by, the Company or any of its Subsidiaries in, or the affiliation of the Company or any of its Subsidiaries with, any industry standards group or association in which the Company or any of its Subsidiaries contributes and/or shares in pooled patent rights;

(xxx) Marketing Agreements. Enter into any joint marketing or marketing support Contract involving an amount greater than $250,000 per annum; and

(xxxi) Other. Take or agree in writing or otherwise to take, any of the actions described in clauses (i) through (xxx) in this Section  4.2.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Proxy Statement.

(a) The Company shall prepare and file with the SEC as soon as reasonably practicable after the Agreement Date (and shall in any event use its reasonable best efforts to prepare and file with the SEC within fifteen (15) Business Days after the Agreement Date), preliminary proxy materials relating to the Company Stockholder Meeting. At the earliest practicable time following the later of (i) receipt and resolution of SEC comments thereon, (ii) receipt of notice from the SEC of pending SEC comments or that it may have comments thereon and (A) the date of resolution of such comments or (B) the date the SEC informs the Company that, contrary to such notice, it has no comments thereon, or (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file definitive proxy materials with the SEC (the “Proxy Statement”) and cause the Proxy Statement to be mailed to its stockholders. The Company will cause all documents that it is responsible for filing with the SEC or other regulatory authorities in connection with the Merger (or as required or appropriate to facilitate the Merger) to (i) in the case of documents filed with the SEC, comply as to form in all material respects with all applicable SEC requirements, and (ii) otherwise be prepared in all material respects with all applicable Legal Requirements. Prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC or any other Governmental Entity, the Company shall provide Parent with reasonable opportunity to review and comment on each such filing in advance and shall in good faith consider including in the Proxy Statement all comments reasonably proposed by Parent.

(b) The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff (or of notice of the SEC’s intent to review the Proxy Statement) and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. To the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or the Merger. The Company shall consult with Parent prior to responding to any comments or inquiries by the SEC or any other Governmental Entity with respect to any filings related to (or necessary or appropriate to facilitate) the Merger, shall provide Parent with reasonable opportunity to review and comment on any such written response in advance and shall in good faith consider including in such response all comments reasonably proposed by Parent. If any event occurs before the Company Stockholders Meeting that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Company shall promptly inform Parent of such occurrence, provide Parent with reasonable opportunity to review and comment on any such amendment or supplement in advance, shall in good faith consider including in such amendment or supplement all comments reasonably proposed by Parent, and shall cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the stockholders of the Company, such amendment or supplement.

(c) Parent shall supply to the Company for inclusion in the Proxy Statement all information relating to Parent which is reasonably required to be included therein. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent. If at any time prior to the Effective Time, any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which is required to be set forth in a supplement to the Proxy Statement, Parent shall promptly inform the Company.

5.2 Meeting of Stockholders; Board Recommendation.

(a) Meeting of Stockholders. The Company shall, as promptly as practicable after the Agreement Date, establish a record date (which date will be as promptly as practicable following the Agreement Date) for, duly call, give notice of, convene and hold, the Company Stockholders Meeting for the sole purpose of obtaining the Company Stockholders Approval. The Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the Company Stockholders Approval and will take all other action reasonably necessary or advisable to obtain such approvals and to secure the vote or consent of its stockholders required by and in compliance with the rules and regulations of NASDAQ, Delaware Law and its Certificate of Incorporation and Bylaws. The Company (i) shall consult with Parent regarding the date of the Company Stockholder Meeting, and (ii) shall not postpone or adjourn the Company Stockholder Meeting without the prior written consent of Parent; provided, however, that the Company may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that (i) any necessary (which determination shall not be made until after consultation with Parent) supplement or amendment to the Proxy Statement is provided to the Company’s stockholders in advance of a vote on the Merger and this Agreement, (ii) if, as of the time that the Company Stockholders Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, or (iii) if, as of the time that the Company Stockholders Meeting is originally scheduled, adjournment of the Company Stockholders Meeting is necessary to enable the Company to solicit additional proxies if there are not sufficient votes in favor of the Company Stockholders Approval. Without the prior written consent of Parent, approval of this Agreement and the Merger (including adjournment of the Company Stockholders Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Company Stockholder Approval) is the only matter which the Company shall propose to be acted on by the Company’s stockholders at the Company Stockholders Meeting. The Company shall ensure that the Company Stockholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Company Stockholders Meeting are solicited in compliance with Delaware Law, its Certificate of Incorporation and Bylaws and all other applicable Legal Requirements.

(b) Board Recommendation. Except to the extent expressly permitted by Section 5.3(d) and Section 5.3(e): (i) the Company Board shall unanimously recommend that the Company’s stockholders vote in favor of the Company Stockholder Approval at the Company Stockholders Meeting (the “Company Board Recommendation”); (ii) the Proxy Statement shall include a statement to the effect that the Company Board has unanimously recommended that the Company’s stockholders vote in favor of the Company Stockholder Approval at the Company Stockholders Meeting; and (iii) neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or propose or resolve to withhold, withdraw, qualify, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Company Board that the Company’s stockholders vote in favor of the Company Stockholder Approval.

(c) Continuing Obligation. Until the termination of this Agreement in accordance with its terms, the Company’s obligation to call, give notice of, or convene and hold the Company Stockholders Meeting in accordance with this Section 5.2 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or Superior Offer, or by any Change of Recommendation (as defined in Section 5.3(d) below) or by any withholding, withdrawal, amendment or modification in a manner adverse to Parent of the unanimous recommendation of the Company Board that the Company’s stockholders vote in favor of the Company Stockholder Approval.

5.3 No Solicitation; Acquisition Proposals.

(a) No Solicitation Generally. Except to the extent expressly permitted by Sections 5.3(c), 5.3(d) and 5.3(e), from and after the Agreement Date until the earlier of the Effective Time and termination of this Agreement pursuant to Article VII, the Company and its Subsidiaries will not, nor will they authorize or permit any of their respective Representatives to, directly or indirectly, (i) solicit, initiate, seek, knowingly encourage, knowingly facilitate, or knowingly induce any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined), (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent, understanding or similar document or any other Contract (whether binding or not) contemplating or otherwise relating to any Acquisition Proposal (other than confidentiality agreements contemplated by Section 5.3(c)), or (v) submit any Acquisition Proposal to the vote of any stockholders of the Company or any Subsidiary. The Company and its Subsidiaries will, and each of them will cause their respective Company Representatives to, immediately cease any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the Agreement Date with respect to any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished to any Person with which the Company has engaged in any such activities within the 12-month period preceding the Agreement Date. The Company and its Subsidiaries shall enforce (and shall not, nor permit any Subsidiary to, waive) any rights under any standstill, confidentiality or similar agreements to which the Company or any Subsidiary is a party. If any Representative of the Company, whether in his or her capacity as such or in any other capacity, takes any action that the Company is obligated pursuant to this Section 5.3 not to authorize or permit such Representative to take, then the Company shall be deemed for all purposes of this Agreement to have breached this Section 5.3.

“Acquisition Proposal” shall mean, with respect to the Company, any agreement, offer, proposal or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by Parent), or any public announcement of any intention to enter into any such agreement or of (or intention to make) any offer, proposal or indication of interest, relating to, or involving: (A) purchase from the Company or any of its Subsidiaries or any acquisition by any Person or Group of more than a 15% interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries pursuant to which the stockholders of the Company immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity); (B) any sale, lease, mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 15% of the total assets of the Company and its Subsidiaries in any single transaction or series of related transactions; or (C) any liquidation or dissolution of the Company or any of its Subsidiaries, or any extraordinary dividend, whether of cash or other property.

(b) Notice. The Company as promptly as practicable (but in no event more than one Business Day after receipt) shall advise Parent orally and in writing of (A) an Acquisition Proposal, (B) any inquiry, expression of interest, proposal, or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (C) any other notice that any Person is considering making an Acquisition Proposal, or (D) any request for non-public information which would reasonably be expected to lead to an Acquisition Proposal, as well as, in the event of any of (A)-(D) above, the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request, and the identity of the Person or Group making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company will keep Parent reasonably informed as promptly as practicable (but in no event more than one Business Day after receipt) of the status and material details (including any amendments, modifications or proposed amendments or modifications) of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request, and provide to Parent as promptly as practicable (but in no event more than one Business Day after receipt) a copy of all material written and other materials and information provided to the Company in connection with any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request (including any amendments, modifications or proposed amendments or modifications). The Company shall provide Parent with at least two Business Days prior notice (or such lesser prior notice as provided to the members of Company Board) of any meeting of the Company Board at which the Company Board is reasonably expected to discuss any Acquisition Proposal, including to determine whether such Acquisition Proposal is a Superior Offer (as defined in Section 5.3(c)).

(c) Superior Offers. In the event that any Person or its Representative submits to the Company after the Agreement Date (and does not withdraw) an unsolicited, written, bona fide Acquisition Proposal that the Company Board concludes in good faith (after consultation with its outside legal counsel and a financial advisor of national standing) is, or could reasonably be expected to become, a Superior Offer, then notwithstanding Section 5.3(a), the Company may, so long as the Company Stockholder Approval has not yet been obtained, (i) enter into discussions with such Person and its Representatives regarding such Acquisition Proposal, and (ii) deliver or make available to such Person and its Representatives nonpublic information regarding the Company and its Subsidiaries, provided, in every case, that the Company, its Subsidiaries and their Representatives comply with each of the following: (A) the Acquisition Proposal did not result or arise from any breach of the restrictions of Section 5.3(a), (B) the Company first shall have provided Parent with written notice of the identity of such Person and all of the material terms and conditions of such Acquisition Proposal and of the Company’s intention to take such actions, specifying which of such actions it intends to take, (C) before delivering to such Person or its Representatives any nonpublic information regarding the Company and its Subsidiaries, the Company first shall have received from such Person an executed confidentiality agreement containing terms at least as restrictive with regard to the Company’s confidential information as the Confidentiality Agreement (as defined in Section 5.5), which confidentiality agreement shall not include any provision for any exclusive right to negotiate with such Person or having the actual or purported effect of restricting the Company from fulfilling its obligations under this Agreement, and (D) prior to or contemporaneously with delivering or making available any such nonpublic information to such Person, the Company shall deliver such nonpublic information to Parent (to the extent such nonpublic information has not been previously delivered by the Company to Parent).

“Superior Offer” shall mean, with respect to the Company, an unsolicited, bona fide written offer made after the Agreement Date by a third party to acquire, directly or indirectly, (a) pursuant to a tender offer, exchange offer, merger, consolidation or other business combination (including by means of a tender offer followed promptly by a back-end merger) beneficial ownership of all or substantially all of the outstanding voting securities of the Company or (b) all or substantially all of the assets of the Company, in each case, for consideration consisting exclusively of cash and/or publicly-traded equity securities (and for which financing, to the extent required by the Person making the offer, is then fully committed and non-contingent) that the Company Board, by majority vote, has concluded in good faith (following consultation with its outside legal counsel and a financial advisor of national standing), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer, including conditions to consummation and the Person making the offer, (i) would be, if consummated, more favorable, from a financial point of view, to the Company’s stockholders (in their capacities as stockholders) than the terms of this Agreement (after giving effect to any adjustments to the terms of this Agreement proposed by Parent in response to such Acquisition Proposal) and (ii) is reasonably likely to be consummated on the terms proposed on a timely basis.

(d) Change of Recommendation. The Company Board or any committee thereof shall not withhold, withdraw, qualify, amend or modify in a manner adverse to Parent the Company Board Recommendation for any reason (a “Change of Recommendation”) unless:

(i) the Company Stockholder Approval has not yet been obtained;

(ii) the Company shall have complied in all respects with the provisions and requirements set forth in Section 5.3(a) and complied in all material respects with the provisions and requirements set forth in Section 5.2, Section 5.3(b) and Section 5.3 (c);

(iii) a Superior Offer is made to the Company that is not withdrawn and continues to be a Superior Offer and is set forth in a final and definitive written agreement submitted to the Company subject only to the Company’s acceptance thereof (the “Definitive Third Party Agreement”);

(iv) the Company shall have provided to Parent four Business Days’ prior written notice (unless such Superior Offer is made fewer than four Business Days prior to the Company Stockholders Meeting in which case such notice shall be given as promptly as practicable) (a “Notice of Superior Offer”) which shall state expressly (1) that the Company has received a Superior Offer, (2) the material terms and conditions of the Superior Offer and the identity of the Person or Group making the Superior Offer, and (3) that it intends to effect a Change of Recommendation and the manner and timing in which it intends to do so, and shall have provided Parent with a copy of the Definitive Third Party Agreement concurrently with the delivery of the Notice of Superior Offer;

(v) the Company shall have provided to Parent any nonpublic information delivered by the Company to the Person or Group making the Superior Offer (to the extent such nonpublic information has not been previously delivered by the Company to Parent) and, during the four Business Day period referred to in subclause (iv) above, if requested by Parent, shall have engaged in good faith negotiations with Parent to amend this Agreement in such a manner that the Superior Offer would no longer be a Superior Offer;

(vi) Parent shall not have, within four Business Days of Parent’s receipt of the Notice of Superior Offer, made an offer that the Company Board by a majority vote concludes in good faith (after consultation with its outside legal counsel and a financial advisor of national standing) to be at least as favorable, from a financial point of view, to the Company’s stockholders (in their capacities as stockholders) as such Superior Offer (it being agreed that (A) the Company Board shall convene a meeting to consider any such offer by Parent following the receipt thereof, (B) that the Company Board will not effect a Change of Recommendation for four Business Days after receipt by Parent of the Notice of Superior Offer and the Definitive Third Party Agreement, and (C) any change to the financial or other material terms of such Superior Offer shall require a new Notice of Superior Offer to Parent and a new four Business Day period under this clause (vi)); and

(vii) the Company Board, by a majority vote, has concluded in its good faith (after consultation with its outside legal counsel), that, in light of such Superior Offer and any offer made by Parent pursuant to Section 5.3(d)(vi), the Company Board is required to effect a Change of Recommendation in order to comply with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements.

(e) Intervening Event. In addition, and notwithstanding any provision to the contrary in this Section 5.3, at any time prior to the time the Company Stockholder Approval has been obtained, the Company Board may, in response to a material development or change in material circumstances occurring or arising after the Agreement Date, the existence and material consequences of which were neither known nor reasonably foreseeable by the Company Board at or prior to the Agreement Date (and not relating to any Acquisition Proposal) (such material development or change in circumstances, an “Intervening Event”), make a Change of Recommendation if the Company Board has in good faith determined, after consultation with its outside legal counsel, that, in light of such Intervening Event and taking into account the results of any negotiation with Parent as contemplated by clause (y) of this paragraph and any offer from Parent contemplated by clause (z) of this paragraph, the Company Board is required to effect a Change of Recommendation in order to comply with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements; provided that (x) the Company has provided to Parent at least three Business Days’ prior written notice (the “Notice of Intervening Event”) (unless the Intervening Event arises fewer than three Business Days prior to the Company Stockholders Meeting in which case such notice shall be given as promptly as practicable) advising Parent that the Company Board intends to take such action and specifying the reasons therefor in reasonable detail, (y) during such three Business Day period, the Company has, if requested by Parent, engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for a Change of Recommendation as a result of the Intervening Event, and (z) Parent shall not have, during such three Business Day period, offered to amend this Agreement that the Company Board concludes in good faith (after consultation with its outside legal counsel and a financial advisor of national standing) would obviate the need for the Company Board to effect such Change of Recommendation (it being agreed that (A) the Company Board shall convene a meeting to consider any such offer by Parent following the receipt thereof, (B) that the Company Board will not effect a Change of Recommendation for three Business Days after receipt by Parent of the Notice of Intervening Event and (C) any change in the facts, events or circumstances related to the Intervening Event shall require a new Notice of Intervening Event to Parent and a new three Business Day period). For the avoidance of doubt, in the absence of another Intervening Event, a determination by the Company Board after the Agreement Date that the Per-Share Cash Amount payable in the Merger is not sufficient shall not constitute an Intervening Event in and of itself.

(f) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A, promulgated under the Exchange Act, or (ii) making any disclosure to the Company’s stockholders that the Company Board has reasonably concluded in good faith (after consultation with its outside legal counsel) is required to be disclosed to comply with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements (a “Required Fiduciary Disclosure”); provided, however, that (x) any “stop, look, and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, and any substantially similar communication that solely constitutes a recitation of the fact that an Acquisition Proposal has been received and a factual description of the terms thereof, and that no position has been taken by the Company Board as to the advisability or desirability of such Acquisition Proposal, shall not be deemed to be a Change of Recommendation if it is also accompanied by a public statement by the Company Board expressly reaffirming the Company Board Recommendation, (y) if the Required Fiduciary Disclosure relates in any respect to an Acquisition Proposal, the text of such Required Fiduciary Disclosure shall include a public statement that the Company Board is expressly reaffirming the Company Board Recommendation, and (z) the Company Board shall not recommend that the Company’s stockholders tender shares of Company Capital Stock in connection with any tender or exchange offer, or effect a Change of Recommendation in connection with an Acquisition Proposal unless specifically permitted to do so pursuant to Section 5.3(d).

5.4 Access to Information.

(a) During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall afford Parent and its accountants, counsel and other Representatives, reasonable access during business hours to (i) all of the properties, books, Contracts and records of the Company and each Subsidiary as Parent may reasonably request, including (A) internal financial statements and documentation regarding internal controls, (B) Tax Returns, Tax elections and all other records and workpapers relating to Taxes, (C) a schedule of any deferred intercompany gain with respect to transactions to which the Company or any Subsidiary has been a party, (D) receipts from any Taxes paid to foreign Tax Authorities, (E) a list of each Person who the Company reasonably believes is, with respect to the Company or any ERISA Affiliate, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) and (F) the Company’s 401(k) Plan, and (ii) all other information concerning the business, results of operations, product development efforts, properties (tangible and intangible, including Intellectual Property) and personnel of the Company or any Subsidiary as Parent may reasonably request, provided, however, that Company may restrict the foregoing access (x) to the extent that any Legal Requirement applicable to Company or a Subsidiary requires that such party restrict or prohibit access to any such properties or information, or (y) to the extent that the maintenance of any attorney-client privilege requires that such party restrict or prohibit access to any such properties or information; provided, further, that with respect to any documents or other information subject to the attorney-client privilege, the Company shall reasonably cooperate with Parent to develop procedures (such as a common legal interest, joint defense or similar agreement) to allow such documents and information to be shared with Parent and its Representatives without waiving such attorney-client privilege, and if such procedures cannot be developed without waiving such attorney-client privilege, the Company shall specifically identify to Parent such documents or other information.

(b) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to (i) modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger, or (ii) impair or otherwise prejudice in any manner rights of the party receiving such access or notice to rely upon the conditions to the obligations of such party to consummate the transactions contemplated by this Agreement.

5.5 Confidentiality; Public Disclosure.

(a) The parties hereto acknowledge that Parent and the Company have previously executed a Mutual Confidentiality Agreement dated February 19, 2010 (as may be amended from time to time, the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms. The terms and conditions of the Confidentiality Agreement shall apply to any information acquired or provided pursuant to Section 5.3 or 5.4.

(b) Parent and the Company have agreed to the text of the press release announcing the signing of this Agreement and the transactions contemplated hereby. The Company and Parent shall consult with each other before issuing or making any press release or any public statement relating to this Agreement or the transactions contemplated hereby; provided, however, that the Company shall not issue or make any such press release or any such public statement (other than any press releases or public statements relating to an Acquisition Proposal) without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed; provided, further that the Company may, without obtaining the prior consent of Parent, (i) issue such press release or make such public statements as the Company determines in good faith, following consultation with legal counsel, may be required by applicable Legal Requirements or the rules and regulations of NASDAQ, as applicable, if the Company has used all reasonable efforts to consult and discuss in good faith with Parent the form and content thereof prior to its release and has acted in good faith with respect to the incorporation of any reasonable changes which are suggested by Parent prior to releasing or making such press release or public statement and (ii) make statements that are consistent with previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 5.5(b). The Company shall use commercially reasonable efforts to cause its Representatives to comply with this Section 5.5.

5.6 Regulatory Approvals.

(a) Each of Parent and the Company shall promptly after the execution of this Agreement apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. Without limiting the generality or effect of the foregoing, each of Parent and the Company shall, as soon as practicable, make any initial filings required under the HSR Act, and any other additional filings required by the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other applicable federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). Subject to applicable Legal Requirements, the parties shall promptly furnish to one another any information that may be required in order to obtain the aforementioned consents and approvals. The parties hereto shall (i) consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any foreign or other Antitrust Law, (ii) coordinate with one another in preparing and exchanging such materials, and (iii) promptly provide one another (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by a party to any Governmental Entity in connection with this Agreement; provided, that with respect to any such analyses, appearances, presentations, memoranda, briefs, arguments, opinions, or proposals or such filings, presentations or submissions, each of Parent and the Company need not furnish the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any applicable Legal Requirement requires such party or its subsidiaries to restrict or prohibit access to any such properties or information.

(b) Each party will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto, and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), each party will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

(c) Each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under any applicable Antitrust Laws. Each of Parent and the Company shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Parent and the Company shall take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: (i) entering into negotiations; (ii) providing information required by applicable Legal Requirements or governmental regulation; and (iii) substantially complying with any “second request” for information pursuant to the Antitrust Laws.

(d) Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, it is expressly understood and agreed that: (i) Parent shall not have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) Parent shall be under no obligation to, and the Company shall not without Parent’s prior written consent, make proposals, execute or carry out agreements or submit to orders providing for a Divestiture.

“Divestiture” shall mean (1) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or the Company or any of their respective Affiliates, (2) the imposition of any limitation or restriction on the ability of Parent or any of its Affiliates to freely conduct their business or the business of the Company or its Affiliates or own such assets, or (3) the holding separate of the shares of Company Capital Stock or any limitation or regulation on the ability of Parent or any of its Affiliates to exercise full rights of ownership of the shares of Company Capital Stock.

(e) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party’s right to terminate the Agreement pursuant to Section 7.1(b) so long as such party has until such date complied in all material respects with its obligations under this Section 5.6.

(f) Subject to the terms and conditions of this Agreement, Parent and Sub shall not have the right to control or direct the operations of the Company prior to the consummation of the Merger, and the Company shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its operations.

5.7 Reasonable Efforts. Subject to the limitations set forth in Section 5.6(d), each of the parties hereto agrees to use commercially reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (a) taking all reasonable actions necessary to satisfy the respective conditions set forth in Article VI, and (b) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable to effect completely the consummation of the Merger and the other transactions contemplated hereby.

5.8 Third Party Consents; Notices.

(a) The Company shall use commercially reasonable efforts to obtain prior to the Closing, and deliver to Parent at or prior to the Closing, all consents, waivers and approvals under each Contract listed or described on Schedule 2.3(b) or Schedule 2.3(c) (and any Contract entered into after the Agreement Date that would have been required to be listed or described on Schedule 2.3(b) or Schedule 2.3(c) if entered into prior to the Agreement Date), using a form reasonably acceptable to Parent.

(b) The Company shall give all notices and other information required to be given to the employees of the Company or any Subsidiary, any collective bargaining unit representing any group of employees of the Company or any Subsidiary, and any applicable Governmental Entity under the Worker Adjustment and Retraining Notification Act of 1988, as amended, the National Labor Relations Act, as amended, the Code, COBRA and other applicable Legal Requirements in connection with the transactions contemplated by this Agreement.

5.9 Notice of Certain Matters. The Company will notify Parent in writing promptly after learning of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any action, suit, arbitration, mediation, proceeding, claim or investigation by or before any Governmental Entity or arbitrator initiated by or against it or any Subsidiary, or known by the Company or any Subsidiary to be threatened against Company or any Subsidiary or any of their respective directors, officers, employees or stockholders in their capacity as such, or of any verbal or written correspondence from any Person asserting or implying a claim against the Company or with respect to any of its assets or properties (including Intellectual Property); (iv) any written claim by any taxing Authority regarding material Taxes payable by the Company; or (v) any event that occurs after the Agreement Date, that had it occurred prior to the Agreement Date, would have constituted a material exception to the representation set forth in Section 2.4(e); provided that Parent shall not have any right to terminate this Agreement or assert the failure of the condition to Closing set forth in Section 6.3(b) due to a failure of the Company to notify Parent as required by this first sentence of Section 5.9. The Company shall give prompt notice to Parent of (x) any representation or warranty made by the Company in this Agreement becoming to the Company’s knowledge untrue or inaccurate such that the condition to Closing set forth in Section 6.3(a) would not be satisfied as of the time such representation or warranty becomes untrue or inaccurate, (y) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that the condition to Closing set forth in Section 6.3(b) would not be satisfied as of the time of such failure to comply with or satisfy, or (z) any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to have a Material Adverse Effect on the Company; provided, that no such notification shall affect the representations, warranties, covenants or agreements of the parties herein or affect the satisfaction or non-satisfaction of any conditions to the obligations of the parties under this Agreement or otherwise limit or affect the remedies available hereunder to Parent.

5.10 Employees.

(a) The Company shall cooperate with Parent and provide commercially reasonable assistance to Parent in its efforts to obtain written consents, waivers or other agreements from Company and Subsidiary employees with respect to the amendment or termination of Company Employee Plans, or the adoption of new arrangements with such employees, prior to the Closing.

(b) The Company shall cooperate and discuss with Parent the employee workforce of the Company and its Subsidiaries. Neither Parent nor Sub (including the Surviving Corporation following the Merger) has any obligation to continue the employment of any employee of the Company. With respect to matters regarding the Merger or employment compensation or benefits, the Company will consult with Parent (and will consider in good faith the advice of Parent) prior to sending any notices or other communication materials to its employees.

5.11 Assumption of Company Options, Company RSUs and Company SARs; New Company Options and Certain Other Matters.

(a) At the Effective Time, each unvested Company Option held by a Continuing Employee that is unexpired, unexercised and outstanding as of the Effective Time, shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by Parent. Each such Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the Company Option Plan that such Company Option was granted under and the applicable stock option agreement) as are in effect immediately prior to the Effective Time, except that (i) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time and the Option Exchange Ratio, (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, and (iii) Parent’s board of directors or a committee thereof shall succeed to the authority of the Company Board or any committee thereof with respect to such Company Options and Company Option Plans. It is the intent of the parties that to the extent permitted by applicable Legal Requirements, all assumed Company Options in respect of

Company Options that prior to the Effective Time were treated as incentive or non-qualified stock options under the Code shall from and after the Effective Time continue to be treated as incentive or non-qualified stock options, respectively, under the Code. The Merger shall not terminate any of the unvested and outstanding Company Options held by a Continuing Employee under the Company Option Plans or accelerate the exercisability or vesting of such Company Options or the shares of Parent Common Stock which shall be subject to those Company Options upon Parent’s assumption of such Company Options in the Merger. Promptly after the Closing Date, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an unvested and outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent. Parent shall use commercially reasonable efforts such that its assumption of Company Options pursuant to this Section 5.11(a) complies with the guidance set forth in Treasury Regulation Section 1.409A-5(b)(V)(D).

(b) At the Effective Time, each unvested Company RSU held by a Continuing Employee that is outstanding as of the Effective Time shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by Parent. Each such Company RSU so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the Company Option Plan that such Company RSU was granted under and the applicable award agreement) as are in effect immediately prior to the Effective Time, except that (i) such Company RSU shall be for that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that were issuable under such Company RSU immediately prior to the Effective Time and the Option Exchange Ratio and (ii) Parent’s board of directors or a committee thereof shall succeed to the authority of the Company Board or any committee thereof with respect to such Company RSUs and Company Option Plans. The Merger shall not terminate any of the unvested and outstanding Company RSUs held by a Continuing Employee under the Company Option Plans or accelerate the vesting of such Company RSUs or the shares of Parent Common Stock which shall be subject to those Company RSUs upon Parent’s assumption of such Company RSUs in the Merger. Promptly after the Closing Date, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an unvested and outstanding Company RSU a document evidencing the foregoing assumption of such Company RSU by Parent.

(c) At the Effective Time, each unvested Company SAR held by a Continuing Employee that is outstanding as of the Effective Time shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by Parent. Each such Company SAR so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the Company Option Plan that such Company SAR was granted under and the applicable award agreement) as are in effect immediately prior to the Effective Time, except that (i) such Company SAR shall be for that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that were issuable under such Company SAR immediately prior to the Effective Time and the Option Exchange Ratio, (ii) the per share price for the shares of Parent Common Stock issuable under such assumed Company SAR shall be equal to the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of Company Common Stock subject to such Company SAR immediately prior to the Effective Time by the Option Exchange Ratio, and (iii) Parent’s board of directors or a committee thereof shall succeed to the authority of the Company Board or any committee thereof with respect to such Company SARs and Company Option Plans. The Merger shall not terminate any of the unvested and outstanding Company SARs held by a Continuing Employee under the Company Option Plans or accelerate the vesting of such Company SARs or the shares of Parent Common Stock which shall be subject to those Company SARs upon Parent’s assumption of such Company SARs in the Merger. Promptly after the Closing Date, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an unvested and outstanding Company SAR a document evidencing the foregoing assumption of such Company SAR by Parent. Parent shall use commercially reasonable efforts such that its assumption of Company SARs pursuant to this Section 5.11(c) complies with the guidance set forth in Treasury Regulation Section 1.409A-5(b)(V)(D).

(d) No earlier than two Business Days prior to the Effective Time, upon the written request of Parent, Company will grant New Company Equity Rights (specifying for each grant the recipient and the number of shares of Company Common Stock underlying such New Company Equity Rights) for an aggregate amount not to exceed 750,000 shares of Company Common Stock. Unless indicated otherwise by Parent in writing, the New Company Equity Rights shall be issued upon such vesting and other terms to be specified by Parent in its sole discretion, subject to the terms of the underlying Company Option Plan from which such New Company Equity Rights are issued.

(e) Parent shall use commercially reasonable efforts to prepare and file promptly and in any event within ten Business Days of the Closing Date with the SEC a registration statement on Form S-8 covering the shares of Parent Common Stock issuable upon exercise of Company Options and settlement of Company RSUs and Company SARs held by Continuing Employees and assumed by Parent pursuant to this Section 5.11 for which a Form S-8 registration statement is available as soon as reasonably practicable (assuming timely receipt of all option documentation relating to the assumed Company Options outstanding immediately prior to the Effective Time necessary for such filing, all Company RSU documentation relating to the assumed Company RSUs outstanding immediately prior to the Effective Time necessary for such filing, all Company SAR documentation relating to the assumed Company SARs outstanding immediately prior to the Effective Time necessary for such filing, and all signatures, opinions, and consents required for such registration statement) after the Closing. The Company and its counsel shall reasonably cooperate with and assist Parent in the preparation of such registration statement.

5.12 Termination of Benefit Plans. Effective as of the day immediately preceding the Closing Date, the Company shall terminate the 401(k) Plan (unless Parent provides written notice to the Company no later than three business days prior to the Closing Date that such 401(k) Plan shall not be terminated). Unless Parent provides such written notice to the Company, no later than three business days prior to the Closing Date, the Company shall provide Parent with evidence that such 401(k) Plan has been terminated (effective no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Company’s Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent’s counsel. The Company also shall take such other actions in furtherance of terminating the 401(k) Plan as Parent may reasonably require.

5.13 Indemnification.

(a) From and after the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company to its current and former directors and officers (the “Indemnified Parties”) pursuant to any indemnification agreements with the Company and any indemnification provisions under the Company’s Certificate of Incorporation or Bylaws as in effect on the Agreement Date with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, in each case, subject to applicable Legal Requirements. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation, advancement of expenses and indemnification, covering acts and omissions of directors and officers occurring prior to the Effective Time, that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the Agreement Date, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by Legal Requirements.

(b) From the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, Parent shall cause the Surviving Corporation to maintain in effect, for the benefit of the Indemnified Parties with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the Agreement Date in the form delivered by the Company to Parent prior to the Agreement Date (the “Existing D&O Policy”), to the extent that directors’ and officers’ liability insurance coverage is commercially available; provided, however, that: (i) the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of substantially similar coverage, including a “tail” insurance policy; and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute or “tail” policies) in excess of an amount equal to 300% of the most recently paid annual premium for the Existing D&O Policy (the “Maximum Premium”). In the event any future annual premiums for the Existing D&O Policy (or any substitute policies) exceed the Maximum Premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policy (or any substitute or “tail” policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.

(c) This Section 5.13 shall survive the consummation of the Merger, is intended to benefit each of the Indemnified Parties subject to the occurrence of the Closing, shall be binding on all successors and assigns of the Surviving Corporation and Parent, shall be enforceable by each Indemnified Party and his or her heirs and representatives, and may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Indemnified Party (provided that any amendment, alteration or repeal prior the Effective Time shall be governed by Section 7.4).

(d) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent or the surviving entity, as the case may be, or transferee of such assets shall expressly assume the obligations set forth in this Section 5.13.

5.14 Exercise of Repurchase Option. At least fifteen Business Days prior to the date of the Company Stockholders Meeting, the Company shall provide NXP with written notice (the “Repurchase Notice”) stating that it is exercising its option to repurchase all of the NXP Shares pursuant to and in accordance with the terms and conditions of Annex K to the NXP APA (the “Repurchase”). The Repurchase Notice shall specify a date of Repurchase (the “Repurchase Date”) that is the eleventh Business Day following the date the Repurchase Notice is sent, and such notice shall otherwise contain all of the information required to be set forth therein pursuant to Annex K to the NXP APA. The Company shall consummate the Repurchase on the Repurchase Date and use commercially reasonable efforts to cause NXP to satisfy all of its obligations therein in order to consummate the Repurchase on the Repurchase Date. The Company shall notify Parent promptly following the consummation of the Repurchase and provide Parent with documentation reasonably satisfactory to Parent evidencing the consummation of the Repurchase.

5.15 Section 16 Matters. Provided that the Company delivers to Parent the Section 16 Information (as defined below) in a timely fashion, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Legal Requirements) to cause any disposition of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisition of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each Company Insider to be exempt under Rule 16b-3 promulgated under the Exchange Act. “Section 16 Information” shall mean information regarding the Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for cash in connection with the Merger, and the number and description of the Company Options, Company RSUs and Company SARs held by each such Company Insider and expected to be converted into options to purchase Parent Common Stock, restricted stock units for Parent Common Stock and stock appreciation rights for Parent Common Stock, in connection with the Merger. “Company Insiders” shall mean those individuals who are subject to the reporting requirement of Section 16(a) of the Exchange Act with respect to the Company.

5.16 Takeover Statutes. The Company and the Company Board shall (i) take all actions reasonably necessary to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement and the transactions contemplated hereby and (ii) if any takeover statute or similar statute or regulation becomes applicable to this Agreement or any transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

5.17 Certificates. The Company shall use commercially reasonable efforts prior to the Closing Date deliver FIRPTA documentation, including (a) a notice to the Internal Revenue Service, in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), in the form reasonably requested by Parent, dated as of the Closing Date and executed by the Company, together with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company after the Effective Time, and (b) a FIRPTA Notification Letter, in the form reasonably requested by Parent, dated as of the Closing Date and executed by the Company.

5.18 Director and Officer Resignations. Unless otherwise directed by Parent, the Company shall use commercially reasonable efforts to obtain a written letter of resignation from each of the directors and officers of the Company and from each of the directors and officers of each Subsidiary that will be effective immediately before the Effective Time; provided that such resignation shall not affect any change of control rights to which such directors or officers may be entitled to and shall not change such directors’ and officers’ status, if applicable, as an employee of the Company or any of its Subsidiaries.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable Legal Requirements, may be waived, in writing, by agreement of all the parties hereto (it being understood that each such condition is solely for the benefit of the parties hereto and may be waived in writing by their mutual agreement without notice, liability or obligation to any Person):

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained in compliance with Delaware Law and the Company’s Certificate of Incorporation and Bylaws, each as in effect on the date of approval.

(b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any action have been taken by any Governmental Entity, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger, which prohibits, makes illegal, or enjoins the consummation of the Merger.

(c) Certain Governmental Approvals. All applicable waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have expired or early termination of such waiting periods shall have been granted.

6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company (it being understood that each such condition is solely for the benefit of the Company and may be waived in writing by the Company in its sole discretion without notice, liability or obligation to any Person):

(a) Representations and Warranties. (i) The representations and warranties of Parent and Sub in Section 3.1 and Section 3.2(a) shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), and (ii) all other representations and warranties of Parent in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. The Company shall have received a certificate to such effect signed on behalf of Parent and Sub by a duly authorized officer of Parent.

(b) Covenants and Agreements. Parent and Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Sub at or prior to the Closing. The Company shall have a received a certificate to such effect signed on behalf of Parent and Sub by a duly authorized officer of Parent.

6.3 Additional Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Parent (it being understood that each such condition is solely for the benefit of Parent and may be waived by Parent in its sole discretion without notice, liability or obligation to any Person):

(a) Representations and Warranties. (i) The representations and warranties of the Company in Section 2.1(a), Section 2.3(a) and the first sentence of Section 2.3(d) of this Agreement shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), (ii) the representations and warranties of the Company in the second sentence of Section 2.3(d) of this Agreement shall be true and correct in all material respects on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date, (iii) the representations and warranties of the Company in Section 2.2(a) of this Agreement shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except with respect to deviations in the Company’s actual fully-diluted capitalization (including outstanding Company Capital Stock, Company Options, Company RSUs, Company SARs, and any other securities of the Company on an as-converted to Company Common Stock basis) from the Company’s fully-diluted capitalization as represented and warranted by the Company in Section 2.2(a) by a de minimis amount, and (iv) all other representations and warranties of the Company in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company.

(b) Covenants and Agreements. The Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing. Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company.

(c) No Litigation. (A) No suit, action or proceeding initiated by a Governmental Entity shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any other Governmental Entity (including a competent antitrust authority) or arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, restrain or prohibit the consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded, (iii) prohibit, limit or adversely affect in any respect, or place any conditions on, the ownership, control or operation by Parent, the Company, or any of their respective Affiliates of the business or assets of the Company and its Subsidiaries, or Parent and its Subsidiaries, or require any such Person to effect a Divestiture, or (iv) have a Material Adverse Effect on the Company or Parent, and (B) no such injunction, judgment, order, decree, ruling or charge shall be in effect nor shall any Legal Requirement have been enacted having any such effect.

(d) No Material Adverse Effect. Since the Agreement Date, there shall not have occurred any Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by action taken or authorized by the Board of Directors of the terminating party or parties, which action (i) in the case of termination pursuant to Section 7.1(a), Section 7.1(b), Section 7.1(c), Section 7.1(e) and Section 7.1(f), may be taken or authorized before or after the Company Stockholder Approval has been obtained, (ii) in the case of termination pursuant to Section 7.1(g) and Section 7.1(h), may be taken or authorized only before the Company Stockholder Approval has been obtained, and (iii) in the case of termination pursuant to Section 7.1(d), may be taken or authorized only after the Company Stockholders’ Meeting has been held at which a vote was taken on the Company Stockholder Approval:

(a) by mutual written consent duly authorized by the Company Board and the board of directors (or a duly authorized committee thereof) of Parent;

(b) by either Parent or the Company by written notice to the other party, if the Closing shall not have occurred on or before the date that is six months following the Agreement Date or any other date that Parent and the Company may agree upon in writing (the “Initial End Date”); provided, however, that if the Closing shall not have occurred by the Initial End Date, but on such date, all of the conditions to Closing set forth in Article VI (other than conditions that by their nature are only to be satisfied as of the Closing) other than the conditions set forth in Sections 6.1(b), 6.1(c), and 6.3(c) have been satisfied or waived in writing, then neither party shall be permitted to terminate the Agreement pursuant to this Section 7.1(b) until the date that is three months following the Initial End Date (the “Extended End Date”) and, provided, further, in any event, a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the failure to consummate the Merger by the Initial End Date or the Extended End Date, as the case may be, is principally caused by the breach by such party of this Agreement;

(c) by either Parent or the Company by written notice to the other party, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d) by either Parent or the Company by written notice to the other party, if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting (including any adjournment thereof); provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain such Company Stockholder Approval is caused by any action or failure to act of the Company that constitutes a material breach of this Agreement;

(e) by the Company by written notice to Parent, if there has occurred a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in Parent’s representations and warranties or breach by Parent is curable within 20 Business Days (but not later than the Initial End Date or the Extended End Date, as the case may be) by Parent, then the Company may not terminate this Agreement under this Section 7.1(e) for 20 Business Days (or until the Initial End Date or the Extended End Date) after delivery of written notice from the Company to Parent of such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if such breach by Parent is cured during such 20 Business Day period);

(f) by Parent by written notice to the Company, (i) if there has occurred a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in the Company’s representations and warranties or breach by the Company, is curable within 20 Business Days (but not later than the Initial End Date or the Extended End Date, as the case may be) by the Company, then Parent may not terminate this Agreement under this Section 7.1(f)(i) for 20 Business Days (or until the Initial End Date or the Extended End Date) after delivery of written notice from Parent to the Company of such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(f)(i) if such breach by the Company is cured during such 20 Business Day period) or (ii) if a Material Adverse Effect on the Company shall have occurred; provided that if any such Material Adverse Effect is curable within 20 Business Days (but not later than the Initial End Date or the Extended End Date, as the case may be) by the Company, then Parent may not terminate this Agreement under this Section 7.1(f)(ii) for 20 Business Days (or until the Initial End Date or the Extended End Date) after delivery of written notice from Parent to the Company of such Material Adverse Effect (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(f)(ii) if such Material Adverse Effect is cured during such 20 Business Day period);

(g) by Parent by written notice to the Company, if a Triggering Event (as defined below) shall have occurred; or

(h) by the Company by written notice to Parent, following a Change of Recommendation solely in response to a Superior Offer effected by the Company Board in compliance in all material respects with Section 5.3(d); provided that such termination shall not be effective until payment to Parent by the Company of all amounts due pursuant to Section 7.3(b) of this Agreement in accordance with the terms specified therein; provided, further, that immediately following such termination, the Company accepts and enters into the Definitive Third Party Agreement reflecting such Superior Offer.

For the purposes of this Agreement, a “Triggering Event” shall be deemed to have occurred if: (i) the Company Board or any committee thereof shall have effected a Change of Recommendation for any reason; (ii) the Company shall have failed to convene or hold the Company Stockholders’ Meeting before the Initial End Date, (iii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (iv) the Company shall have materially breached any of the provisions of Section 5.3(a); (v) the Company Board or any committee thereof shall have approved or publicly recommended any Acquisition Proposal (other than the Merger); (vi) the Company shall have entered into any letter of intent or other Contract accepting any Acquisition Proposal (other than the Merger); (vii) in connection with each

Acquisition Proposal or change in price of an Acquisition Proposal, the Company Board fails to reaffirm the Company Board Recommendation within 10 Business Days after Parent requests in writing (which request may be made one time for each Acquisition Proposal or change in price of an Acquisition Proposal) that such recommendation be reaffirmed (or if such request is delivered less than 10 Business Days prior to the Company Stockholders Meeting, no later than one Business Day prior to the Company Stockholders Meeting; provided, that if the price of such Acquisition Proposal is subsequently modified within such period, then the Company Board shall be required to reaffirm such recommendation no later than one Business Day prior to the Company Stockholders’ Meeting); or (viii) a tender or exchange offer relating to Company Common Stock shall have been commenced by a Person unaffiliated with Parent, and the Company (x) fails to send to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer (the “Rejection Recommendation”) and reaffirms the Company Board Recommendation or (y) fails to reaffirm the Rejection Recommendation in any press release addressing an Acquisition Proposal published by the Company (or by any of its Affiliates) or in any Schedule 14D-9 filed by the Company with the SEC, in each case relating to such tender offer or exchange offer, at any time after the Rejection Recommendation is sent.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective Representatives, stockholders or Affiliates; provided, however, that (i) the provisions of Section 5.5(a) (Confidentiality), this Section 7.2 (Effect of Termination), Section 7.3 (Expenses and Termination Fees) and Article VIII (General Provisions) shall remain in full force and effect and survive any termination of this Agreement, and (ii) nothing herein shall relieve any party hereto from liability in connection with any willful breach of any of such party’s representations, warranties, covenants or agreements contained in this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

7.3 Expenses and Termination Fees.

(a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

(b) Company Payment. The Company shall pay to Parent a fee equal to $11,000,000 (the “Termination Fee”) in the event that this Agreement is terminated: (i) pursuant to Section 7.1(g); (ii) pursuant to either Section 7.1(b) or 7.1(d) following the occurrence of a Triggering Event; (iii) pursuant to Section 7.1(h); (iv) pursuant to either Section 7.1(b) or 7.1(d) and (A) in the case of termination pursuant to Section 7.1(b), prior to such termination or, in the case of termination pursuant to Section 7.1(d), prior to the Company Stockholders Meeting, an Acquisition Proposal with respect to the Company was publicly disclosed and not withdrawn (or, in the case of Section 7.1(b), an Acquisition Proposal existed and was not withdrawn) and (B) within 12 months following the termination of this Agreement, either an Acquisition (as defined in Section 7.3(e)) with respect to the Company is consummated or the Company enters into a Contract providing for an Acquisition; or (v) pursuant to Section 7.1(f)(i) as a result of willful breach of this Agreement by the Company and (A) prior to such termination, an Acquisition Proposal with respect to the Company shall have been made and (B) within 12 months following the termination of this Agreement, either an Acquisition is consummated or the Company enters into a Contract providing for an Acquisition. The Company shall pay to Parent the Termination Fee by wire transfer of immediately available funds to an account designated by Parent promptly but in no event later than: (x) for a termination described in clause (i) or (ii) above, one Business Day after the date of such termination; (y) for a termination described in clause (iii) above, prior to or concurrently with such termination; or (z) for a termination described in clauses (iv) or (v) above, the earlier of the date of the Company’s entry into such Contract providing for an Acquisition or the consummation of such Acquisition. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to pay to Parent the Termination Fee more than once.

(c) The Company acknowledges that (i) the agreements contained in Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, (ii) the amount of, and the basis for payment of, the fee described therein is reasonable and appropriate in all respects, and (iii) without this agreement, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the fee due pursuant to Section 7.3(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment for the amounts set forth in Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount set forth in Section 7.3(b) at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made hereunder. Payment of the fee described in Section 7.3(b) shall not be in lieu of damages incurred in the event of breach by the Company of this Agreement, but otherwise shall be the sole and exclusive remedy available to Parent or Sub for such breach. All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by Parent.

(d) For the purposes of this Agreement, an “Acquisition” shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereto, (ii) a sale or other disposition by the Company or its Subsidiaries of assets (in a transaction or series of transactions) representing in excess of 50% of the aggregate fair market value of the assets of the Company and its Subsidiaries immediately prior to such sale, or (iii) the acquisition by any Person or Group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing at least a majority of the voting power of the then outstanding shares of Company Common Stock.

7.4 Amendment. Subject to applicable Legal Requirements, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Stockholders Approval have been obtained; provided, after the Company Stockholders Approval have been obtained, no amendment shall be made which by law or in accordance with the rules and regulations of NASDAQ requires further approval by such stockholders without such further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Sub and the Company.

7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, except that Parent may not extend for the benefit of Sub and vice versa, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The agreement of Parent to any extension or waiver shall be deemed to be the agreement of Sub to such extension or waiver. Delay in exercising any right under this Agreement shall not constitute a waiver of or estoppel with respect to, such right.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Non-Survival of Representations and Warranties. If the Merger is consummated, the representations and warranties of the Company and Parent and Sub contained in this Agreement and the other agreements, certificates and documents contemplated hereby shall expire and be of no further force or effect as of the Effective Time, and only such covenants and agreements of Parent and the Company in this Agreement and the other agreements, certificates and documents contemplated hereby that by their terms survive the Effective Time shall survive the Effective Time.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)	if to Parent, to:

Synopsys, Inc.

700 East Middlefield Road

Mountain View, CA 94043

Attention: General Counsel

Facsimile No.: (650) 584-1184

Telephone No.: (650) 584-5000

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attention: Mark A. Leahy

                    Douglas N. Cogen

Facsimile No.: (650) 938-5200

Telephone No.: (650) 988-8500

(ii)	if to the Company, to:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, CA 94538

Attention: Chief Executive Officer

Facsimile No.: (510) 360-8099

Telephone No.: (510) 360-8000

with a copy (which shall not constitute notice) to:

Jones Day

1755 Embarcadero Road

Palo Alto, CA 94303

Attention: Daniel R. Mitz

                    Robert T. Clarkson

                    Kevin B. Espinola

Facsimile No.: (650) 739-3900

Telephone No.: (650) 739-3939

8.3 Interpretation.

(a) When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated. When a reference is made to a Schedule, such reference shall be to a Schedule to the Company Disclosure Letter. Where a reference is made to a Legal Requirement, such reference is to such Legal Requirement as amended. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete electronic or paper copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of manually executed counterpart of this Agreement.

8.5 Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, and the Company Disclosure Letter, (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, and (ii) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly set forth in Section 5.13.

8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Parent may assign this Agreement to any direct or indirect wholly owned subsidiary of Parent without the prior consent of the Company; provided, however, that Parent shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

8.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.8 Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive relief as a remedy to prevent breaches of this Agreement, without any requirement to post a bond or other security, and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the Federal district court of the United States of America located within the City of Wilmington in the State of Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Court of Chancery in the State of Delaware or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the City of Wilmington, Delaware.

8.10 Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, the application of any Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

8.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized.

SYNOPSYS, INC.

By:	/s/ Aart J. de Geus
Name:	Aart J. de Geus
Title:	Chief Executive Officer and Chairman of the Board of Directors

VORTEX ACQUISITION CORP.

By:	/s/ Erika Varga
Name:	Erika Varga
Title:	President and Chief Executive Officer

VIRAGE LOGIC CORPORATION

By:	/s/ J. Daniel McCranie
Name:	J. Daniel McCranie
Title:	Executive Chairman

ANNEX B

FORM OF VOTING AGREEMENT AND IRREVOCABLE PROXY

This VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) is entered into as of June 9, 2010, by and between Synopsys, Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of Virage Logic Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the execution and delivery of this Agreement by Stockholder is a material inducement to the willingness of Parent to enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Vortex Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and the Company, pursuant to which Sub will merge with and into the Company (the “Merger”), and the Company will survive the Merger and become a wholly owned subsidiary of Parent.

WHEREAS, Stockholder understands and acknowledges that the Company, Sub and Parent are entitled to rely on (i) the truth and accuracy of Stockholder’s representations contained herein and (ii) Stockholder’s performance of the obligations set forth herein.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on Shares.

(a) Stockholder shall not, directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge or otherwise dispose of, reduce its economic risk in, or encumber, the Shares (as defined in Section 4(a) below) or any New Shares (as defined in Section 1(d) below), or make any offer or enter into any agreement or binding arrangement or commitment providing for any of the foregoing, at any time prior to the Expiration Time (as defined below); provided, however, that nothing contained herein will be deemed to restrict the ability of Stockholder to exercise, prior to the end of the Expiration Period, any Company Options and Other Rights (as defined in Section 4(b) below) held by Stockholder; provided, further, that Stockholder may transfer or otherwise dispose of Shares and New Shares (i) to any member of Stockholder’s immediate family, (ii) to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes, (iii) to a charitable organization qualified under Section 510(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) in connection with or for the purpose of personal tax-planning; provided, however, that any transfer referred to in the foregoing clauses (i) through (iv) and the introductory language thereto shall be permitted only if, as a precondition to such transfer, the transferee agrees to be bound by the terms and conditions of this Agreement and, if requested by Parent, to execute a Proxy (as defined in Section 3 below). As used herein, the term “Expiration Time” shall mean the earlier to occur of (A) the Effective Time, (B) the date and time of the valid termination of the Merger Agreement in accordance with its terms, (C) such date and time designated by Parent in a written notice to Stockholder, or (D) the written agreement of the parties hereto to terminate this Agreement.

(b) Except pursuant to the terms of this Agreement, Stockholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares or make any public announcement that is in any manner inconsistent with Section 2 hereof.

(c) Except as otherwise provided herein, Stockholder shall not, in its capacity as a stockholder of the Company, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or be reasonably expected to have the effect of impairing the ability of Stockholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

(d) Any shares of Company Capital Stock or other securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Time, including by reason of any stock split, stock dividend, reclassification, recapitalization or other similar transaction or pursuant to the exercise of Company Options and Other Rights (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2. Agreement to Vote Shares.

(a) Prior to the Expiration Time, at every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of the Company with respect to any of the following matters, Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 3 below), the Shares and any New Shares in favor of approval of the Merger, approval and adoption of the Merger Agreement and the Certificate of Merger and any matter that could reasonably be expected to facilitate the Merger, and against any Acquisition Proposal or Superior Offer and any other matter that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

(b) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from (i) acting in Stockholder’s capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company or (ii) voting in Stockholder’s sole discretion on any matter other than matters referred to in Section 2(a).

3. Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to Parent a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which proxy is coupled with an interest sufficient in law to support an irrevocable proxy, and, until the Expiration Time, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company with respect to the matters contemplated by Section 2(a) covering the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by Stockholder, (i) Stockholder hereby revokes any and all prior proxies (other than the Proxy) given by Stockholder with respect to the subject matter contemplated by Section 2(a), and (ii) Stockholder shall not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares and New Shares in any manner inconsistent with the terms of Section 2, until after the Expiration Time.

4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

(a) As of the date hereof, Stockholder is the beneficial or record owner of, or exercises voting power over, that number of shares of Company Capital Stock set forth on the signature page hereto (all such shares owned beneficially or of record by Stockholder, or over which Stockholder exercises voting power, on the date hereof, collectively, the “Shares”). As of the date hereof, the Shares constitute Stockholder’s entire interest in the outstanding shares of Company Capital Stock and Stockholder is not the beneficial or record holder of, and does not exercise voting power over, any other outstanding shares of capital stock of the Company. No Person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if Stockholder is a partnership or a limited liability company, the rights and interest of persons and entities that own partnership interests or units in Stockholder under the partnership agreement or operating agreement governing Stockholder and applicable partnership law or limited liability company law, or if Stockholder is a married individual and resides in a state with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws). The Shares are and will be at all times up until the Expiration Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Stockholder’s voting rights, charges and other encumbrances of any nature that would adversely affect the Merger or the exercise or fulfillment of the rights and obligations of Stockholder under this Agreement or of the parties to this Agreement. Stockholder’s principal residence or place of business is set forth on the signature page hereto.

(b) As of the date hereof, Stockholder is the legal and beneficial owner of the number of options, restricted stock units, stock appreciation rights, warrants and other rights to acquire, directly or indirectly, shares of Company Common Stock set forth on the signature page hereto (collectively, the “Company Options and Other Rights”). The Company Options and Other Rights are and will be at all times up until the Expiration Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Stockholder’s voting rights, charges and other encumbrances of any nature that would adversely affect the exercise or fulfillment of the rights and obligations of the parties to this Agreement.

(c) If Stockholder is a corporation, limited partnership or limited liability company, Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted.

(d) Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Stockholder (or its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(e) The execution and delivery of this Agreement does not, and the performance by Stockholder of its agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the organizational documents of Stockholder (if applicable), or any agreement, commitment, law, rule, regulation, judgment, order or decree to which Stockholder is a party or by which Stockholder is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Agreement or otherwise prevent or delay Stockholder from performing his, her or its obligations under this Agreement.

(f) Stockholder agrees that Stockholder will not in Stockholder’s capacity as a stockholder of the Company bring, commence, institute, maintain, prosecute or voluntary aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the adoption and approval of the Merger Agreement by the Company’s Board of Directors, breaches any fiduciary duty of the Company’s Board of Directors or any member thereof.

5. Dissenters’ or Appraisal Rights. Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

6. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i) if to Parent, to:

Synopsys, Inc.

700 East Middlefield Road

Mountain View, CA 94043

Attention: General Counsel

Facsimile No.: (650) 584-1184

Telephone No.: (650) 584-5000

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Mark A. Leahy

                    Douglas N. Cogen

Facsimile No.: (650) 938-5200

Telephone No.: (650) 988-8500

(ii) if to Stockholder, to the address set forth for Stockholder on the signature page hereof.

(b) Interpretation. When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation of this Agreement or the Proxy, Parent shall have the right to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses that could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

(e) Entire Agreement; Nonassignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Except as provided in Section 1(a), neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Stockholder without the prior written consent of Parent, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of Parent hereunder, may be assigned or delegated in whole or in part by Parent to any direct or indirect wholly owned subsidiary of Parent without the consent of or any action by Stockholder upon notice by Parent to Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including, without limitation, any person to whom any Shares or New Shares are sold, transferred or assigned). All authority conferred herein shall survive the death or incapacity of Stockholder and in the event of Stockholder’s death or incapacity, any obligation of Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Stockholder.

(f) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the purposes of such void or unenforceable provision.

(g) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the Federal district court of the United States of America located within the City of Wilmington in the State of Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined in such a Court of Chancery in the State of Delaware or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 6(a) or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof.

(i) Termination. This Agreement shall terminate and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of Stockholder, provided, that no such termination shall relieve any party from liability for any willful breach of this Agreement prior to such termination.

(j) Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

(k) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREAS, the party hereto has caused this VOTING AGREEMENT AND IRREVOCABLE PROXY to be executed as of the date first above written.

SYNOPSYS, INC.

By:
Name: Erika Varga
Title: Assistant Secretary

IN WITNESS WHEREAS, the party hereto has caused this VOTING AGREEMENT AND IRREVOCABLE PROXY to be executed as of the date first above written.

STOCKHOLDER:

(Signature)

(Print Address)

(Print Address)

(Print Fax Number)

(Print Telephone Number)

Shares and Company Options and Other Rights beneficially owned on the date hereof, or over which Stockholder exercises voting power on the date hereof:

Company Common Stock

Company Options

Company RSUs

Company SARs

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

VIRAGE LOGIC CORPORATION

The undersigned stockholder (“Stockholder”) of Virage Logic Corporation, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints the General Counsel of Synopsys, a Delaware corporation (“Parent”), or any other designee of Parent, as the sole and exclusive attorney and proxy of Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that Stockholder is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by Stockholder, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by Stockholder as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given Stockholder with respect to the subject matter contemplated by this Irrevocable Proxy are hereby revoked with respect to such subject matter and Stockholder agrees not to grant any subsequent proxies with respect to such subject matter or enter into any agreement or understanding with any Person (as defined in the Merger Agreement (as defined below)) to vote or give instructions with respect to such subject matter in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Time (as defined below).

Until the Expiration Time, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, is granted pursuant to that certain Voting Agreement and Irrevocable Proxy dated as of even date herewith by and between Parent and Stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Vortex Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”) and the Company, pursuant to which Sub will merge with and into the Company (the “Merger”), and the Company will survive the Merger and become a wholly owned subsidiary of Parent. As used herein, the term “Expiration Time” shall mean the earlier of (i) the Effective Time, (ii) the date and time of the valid termination of the Merger Agreement in accordance with its terms, (iii) such date and time designated by Parent in a written notice to Stockholder or (iv) the written agreement of Parent and Stockholder to terminate the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Time, to act as Stockholder’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228(a) of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows: in favor of approval of the Merger, approval and adoption of the Merger Agreement and the Certificate of Merger and any matter that could reasonably be expected to facilitate the Merger, and against any Acquisition Proposal (as defined in Section 5.3(a) of the Merger Agreement) or Superior Offer (as defined in Section 5.3(c) of the Merger Agreement) and any other matter that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

The attorney and proxy named above may not exercise this Irrevocable Proxy on any other matter except as provided above. Stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of Stockholder and any obligation of Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Stockholder.

[SIGNATURE PAGE FOLLOWS]

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Parent. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Time.

Dated:

(Signature of Stockholder)

Shares beneficially owned on the date hereof:

Company Common Stock

Company Options

Company RSUs

Company SARs

ANNEX C

June 9, 2010

The Board of Directors

Virage Logic Corporation

47100 Bayside Freeway

Fremont, CA 94538

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the “Company Common Stock”), of Virage Logic Corporation, a Delaware corporation (the “Company”) (other than the Company Common Stock held by NXP B.V. to be repurchased by the Company in connection with the proposed Transaction to the extent that such shares are repurchased by the Company), of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Synopsis, Inc., a Delaware corporation (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of June 9, 2010 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Vortex Acquisition Corp., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror or its subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $12.00 per share in cash (the “Consideration”).

In arriving at our opinion, we have (i) reviewed a draft dated June 9, 2010 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which

Board of Directors

Virage Logic Corporation

June 9, 2010

they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of the Transaction to, or any consideration paid in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

Other than in limited circumstances, we note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other significant financial advisory or other significant commercial or investment banking relationships with the Company or the Acquiror. However, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Acquiror, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock (other than the Company Common Stock held by NXP B.V. to be repurchased by the Company in connection with the proposed Transaction to the extent that such shares are repurchased by the Company) in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities Inc. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any

Board of Directors

Virage Logic Corporation

June 9, 2010

purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities Inc.

J.P. MORGAN SECURITIES INC.

ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Virage Logic Corporation 47100 Bayside Parkway Fremont, CA 94538 ATTN: Stuart Crumbaugh

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR proposals 1 and 2:				For	Against	Abstain

1.	TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED JUNE 9, 2010, BY AND AMONG SYNOPSYS, INC., VORTEX ACQUISITION CORP. AND VIRAGE LOGIC CORPORATION.			☐	☐	☐

2.	TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT.			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com.

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VIRAGE LOGIC CORPORATION Proxy is solicited by the Board of Directors for the Special Meeting of Stockholders September 2, 2010

The undersigned hereby appoints J. Daniel McCranie and Brian Sereda, or any of them, each with the power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Virage Logic Corporation, to be held at its principal executive offices at 47100 Bayside Parkway, Fremont, California on September 2, 2010 at 10:00 a.m. local time, and any continuation or adjournment thereof, and to vote the number of shares of the common stock of Virage Logic Corporation held or owned by the undersigned in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked. The shares will be voted as directed on the reverse side.

Continued and to be signed on reverse side

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